EXHIBIT 10.69

PTEK HOLDINGS, INC.

401(k) PLAN

Amendment and Restatement

Effective December 31, 2001

PTEK HOLDINGS, INC.

401(k) PLAN

On the      day of              2001, PTEK Holdings, Inc. (the “Controlling Company”) hereby amends and restates the PTEK Holdings, Inc. 401(k) Plan (the “Plan”).

STATEMENT OF PURPOSE

A. Effective July 1, 1994, Premiere Communications, Inc. adopted the Premiere Communications, Inc. 401(k) Plan (the “Prior Plan”). Effective January 1, 1998, the Controlling Company (formerly known as Premiere Technologies, Inc.) became the sponsor of the Prior Plan, and the Prior Plan was amended, restated and renamed as the “Premiere Technologies, Inc. 401(k) Plan.” Effective December 1, 1999, the Plan was again amended and restated. Effective September 1, 2001, the Plan was amended and renamed the “PTEK Holdings, Inc. 401(k) Plan.”

B. Effective as of December 31, 1997, the VTE 401(k) Savings and Investment Plan & Trust and the Cleveland Voice-Tel 401(k) Plan were merged into the Plan. Effective as of July 9, 1999, the Voice-Tel 401(k) Plan was merged into the Plan. Effective December 1, 1999 (the “Effective Date”), the Xpedite Systems, Inc. 401(k) Plan, the ViTel International, Inc. 401(k) Profit Sharing Plan, the Swift Global Communications, Inc. 401(k) Plan and the Intellivoice Communications, Inc. Employee Savings Plan were merged into the Plan, and the assets of those plans were transferred on or as soon as administratively practicable after the Effective Date. All of these plans are collectively referred to hereinafter as the “Merged Plans.” The companies participating in the Merged Plans became participating companies in the Plan.

C. Generally effective December 31, 2001, the Plan, as set forth in this document, is intended and should be construed as a restatement and continuation of the Merged Plans and the Plan as previously in effect. In addition to operational changes, this restatement of the Plan is intended to bring the Plan into compliance with the requirements of current laws and regulations enacted or issued prior to the adoption date of this restatement, including, but not limited to, the General Agreement on Tariffs and Trade as amended in 1994, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997 (the previous four laws and regulations are collectively known as the “GUST Amendments”), and the Internal Revenue Service Restructuring and Reform Act of 1998.

D. The primary purpose of the Plan is to recognize the contributions made to the Controlling Company and its participating affiliates by employees and to reward those contributions by providing eligible employees with an opportunity to accumulate savings for their future security.

E. The Controlling Company intends that the Plan be a profit sharing plan qualified under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended.

STATEMENT OF AGREEMENT

To amend and restate the Plan with the purposes and goals as hereinabove described, the Controlling Company hereby sets forth the terms and provisions as follows:

i

1.35	Eligible Participant	7
1.36	Eligible Retirement Plan	7
1.37	Eligible Rollover Distribution	8
1.38	Employee	8
1.39	Entry Date	8
1.40	ERISA	8
1.41	Forfeiture	8
1.42	Highly Compensated Employee	8
(a)	General Rule	8
(b)	Excluded Employees	9
(c)	Former Employees	9
(d)	Nonresident Aliens	9
(e)	Compliance with Code Section 414(q)	9
1.43	Hour of Service	10
(a)	General Rule	10
(b)	Equivalencies	11
(c)	Changes by Administrative Committee	11
(d)	Computation Period	11
1.44	Investment Committee	11
1.45	Investment Fund or Funds	11
1.46	Key Employee	11
1.47	Leave of Absence	11
1.48	Limitation Year	11
1.49	Matching Account	12
1.50	Matching Contributions	12
1.51	Maternity or Paternity Leave	12
1.52	Maximum Deferral Amount	12
1.53	Merged Plans	12
1.54	Named Fiduciary	12
1.55	Non-Key Employee	12
1.56	Normal Retirement Age	12
1.57	Participant	12
1.58	Participating Company	12
1.59	Permissive Aggregation Group	12
1.60	Plan	12
1.61	Plan Year	12
1.62	Prior Plan	12
1.63	Qualified Separation	13
1.64	Qualified Spousal Waiver	13
1.65	Required Aggregation Group	13
1.66	Rollover Account	13
1.67	Rollover Contribution	13
1.68	Seasonal Employee	13
1.69	Spouse or Surviving Spouse	13
1.70	Supplemental Account	13
1.71	Supplemental Contributions	13

1.72	Top-Heavy Group	14
1.73	Top-Heavy Plan	14
1.74	Transfer Account	14
1.75	Transfer Contributions	14
1.76	Trust or Trust Agreement	14
1.77	Trustee	14
1.78	Trust Fund	14
1.79	Valuation Date	14
1.80	Year of Eligibility Service	14
1.81	Years of Vesting Service	15
(b)	Post-Break Service	15
(c)	Predecessor Plan	15
(d)	Predecessor Employer	15
(e)	Reemployed Veterans	15
ARTICLE II ELIGIBILITY		16
2.1	Initial Eligibility Requirements	16
(a)	General Rule	16
(b)	Seasonal Employees	16
(c)	Participation Upon Effective Date	16
(d)	New Participating Companies	16
(e)	Predecessor Employer	16
2.2	Treatment of Interruptions of Service	16
(a)	Leave of Absence or Layoff	16
(b)	Termination Before Participation	17
(c)	Termination After Participation	17
2.3	Change in Status	17
(a)	Exclusion Before Participation	17
(b)	Exclusion After Participation	17
(c)	Change to Covered Employee Status	17
ARTICLE III CONTRIBUTIONS		18
3.1	Before-Tax Contributions	18
(a)	Generally	18
(b)	Deferral Elections	18
(1)	Effective Date	18
(2)	Term	18
(3)	Revocation	19
(4)	Modification by Participant	19
(5)	Modification by Administrative Committee	19
3.2	Matching Contributions	19
(a)	Generally	19
(b)	Company Stock	19
3.3	Supplemental Contributions	20
3.4	Form of Contributions	20
3.5	Timing of Contributions	20
(a)	Before-Tax Contributions	20
(b)	Matching and Supplemental Contributions	20

3.6	Contingent Nature of Company Contributions	21
3.7	Restoration Contributions	22
(a)	Restoration Upon Buy-Back	22
(b)	Restoration of Forfeitures	22
(c)	Restoration Contribution	22
3.8	Reemployed Veterans	22
ARTICLE IV ROLLOVERS AND TRANSFERS BETWEEN PLANS		23
4.1	Rollover Contributions	23
(a)	Request by Covered Employee	23
(b)	Acceptance of Rollover	23
(c)	Loan Rollovers	23
4.2	Transfer Contributions	23
(a)	Direct Transfers Permitted	23
(b)	Mergers and Spin-offs Permitted	24
(c)	Establishment of Transfer Accounts	24
(d)	Transfer Accounts	24
4.3	Spin-offs to Other Plans	24
ARTICLE V PARTICIPANTS’ ACCOUNTS; CREDITING AND ALLOCATIONS		25
5.1	Establishment of Participants’ Accounts	25
5.2	Allocation and Crediting of Before-Tax, Rollover and Transfer Contributions	25
5.3	Allocation of Matching Contributions	25
5.4	Allocation and Crediting of Supplemental Contributions	25
(a)	General Provision	25
(b)	Per Capita Supplemental Contributions	25
(c)	Proportional Supplemental Contributions	26
(d)	Section 415 Supplemental Contributions	26
(e)	Supplemental Matching Contributions	26
5.5	Crediting of Restoration Contributions	26
5.6	Allocation of Forfeitures	27
5.7	Allocation and Crediting of Investment Experience	27
5.8	Allocation of Adjustment Upon Changes in Capitalization	27
5.9	Notice to Participants of Account Balances	27
5.10	Good Faith Valuation Binding	27
5.11	Errors and Omissions in Accounts	27
ARTICLE VI CONTRIBUTION AND SECTION 415 LIMITATIONS AND NONDISCRIMINATION REQUIREMENTS		28
6.1	Deductibility Limitations	28
6.2	Maximum Limitation on Elective Deferrals	28
(a)	Maximum Elective Deferrals Under Participating Company Plans	28
(b)	Return of Excess Before-Tax Contributions	28
(c)	Return of Excess Elective Deferrals Provided by Other Participating Company Arrangements	28
(d)	Discretionary Return of Elective Deferrals	28
(e)	Return of Excess Annual Additions	29
6.3	Nondiscrimination Requirements for Before-Tax Contributions	29
(a)	ADP Test	29

(b)	Multiple Plans	29
(c)	Adjustments to Actual Deferral Percentages	30
6.4	Nondiscrimination Requirements for Matching Contributions	31
(a)	ACP Test	31
(b)	Multiple Plans	31
(c)	Adjustments to Actual Contribution Percentages	32
6.5	Multiple Use of Tests	33
(a)	Aggregate Limitation	33
(b)	Multiple Plans	34
(c)	Correction	34
(d)	Application	34
6.6	Order of Application	34
6.7	Code Section 415 Limitations on Maximum Contributions	34
(a)	General Limit on Annual Additions	34
(b)	Combined Plan Limit	34
(c)	Correction of Excess Annual Additions	35
(d)	Annual Addition	35
(e)	Compliance with Code Section 415	36
6.8	Construction of Limitations and Requirements	36
ARTICLE VII INVESTMENTS		37
7.1	Establishment of Trust Account	37
7.2	Investment Funds	37
(a)	Establishment of Investment Funds	37
(b)	Reinvestment of Cash Earnings	37
7.3	Participant Direction of Investments	37
(a)	Investment of Contributions	37
(b)	Investment of Existing Account Balances	38
(c)	Conditions Applicable to Elections	38
(d)	Restrictions on Investments	38
(e)	Sales and Purchases of Company Stock	38
7.4	Investment of Matching Accounts	39
7.5	Valuation	39
7.6	Purchase of Life Insurance	40
7.7	Voting and Tender Offer Rights with Respect to Investment Funds	40
7.8	Fiduciary Responsibilities for Investment Directions	40
7.9	Appointment of Investment Manager; Authorization to Invest in Collective Trust	40
(a)	Investment Manager	40
(b)	Collective Trust	40
7.10	Voting and Tender Offer Rights With Respect to Company Stock	41
(a)	Voting Rights	41
(b)	Tender Offer Rights	41
(c)	Confidentiality	41
(d)	Dissemination of Pertinent Information	41
7.11	Recordkeeper Transition Rule	41
ARTICLE VIII VESTING IN ACCOUNTS		42

v

8.1	General Vesting Rule	42
(a)	Fully Vested Accounts	42
(b)	Matching Accounts	42
(c)	Transfer Accounts	42
8.2	Vesting Upon Attainment of Normal Retirement Age, Death or Disability	42
8.3	Timing of Forfeitures and Vesting after Restoration Contributions	42
(a)	Timing of Forfeitures	42
(b)	Reemployment and Vesting After Cash-Out Distribution	43
(c)	Reemployment and Vesting Before Any Distribution	43
8.4	Vesting following Partial Distributions	43
8.5	Amendment to Vesting Schedule	43
ARTICLE IX PAYMENT OF BENEFITS FROM ACCOUNTS		45
9.1	Benefits Payable for Reasons Other Than Death	45
(a)	General Rule Concerning Benefits Payable Upon Separation from Service	45
(b)	Timing of Distribution	45
(c)	Restrictions on Distributions from Before-Tax and Supplemental Accounts	47
(d)	Delay Upon Reemployment	48
(e)	Distribution Upon Sale of Business	48
9.2	Death Benefits	48
9.3	Forms of Distribution	48
(a)	Method	48
(b)	Direct Rollover Distributions	48
(c)	Assets Distributed	49
9.4	Cash-Out Payment of Benefits	49
9.5	Qualified Domestic Relations Orders	49
9.6	Beneficiary Designation	49
(a)	General	49
(b)	No Designation or Designee Dead or Missing	50
9.7	Forfeiture of Benefits by Killers	50
9.8	Claims	50
(a)	Procedure	50
(b)	Review Procedure	51
(c)	Satisfaction of Claims	51
9.9	Explanation of Rollover Distributions	51
9.10	Unclaimed Benefits	52
9.11	Recordkeeper Transition Rule	52
9.12	Change in Terms of Distribution	52
ARTICLE X WITHDRAWALS AND LOANS		53
10.1	In-Service Withdrawals	53
(a)	General	53
(b)	Election to Withdraw	53
(c)	Source of Withdrawal Amounts	53
(d)	Payment of Withdrawal	53
(e)	Effect of Outstanding Loan	53
10.2	Hardship Withdrawals	53
(a)	Parameters of Hardship Withdrawals	53

(b)	Immediate and Heavy Financial Need	54
(c)	Necessary to Satisfy a Financial Need	54
10.3	After-Tax Withdrawals	54
10.4	Age 59 1/2 Withdrawals	54
10.5	Distributions and Withdrawals from Transfer Accounts	54
10.6	Loans to Participants	55
(a)	Grant of Authority	55
(b)	Nondiscriminatory Policy	55
(c)	Minimum Loan Amount	55
(d)	Maximum Loan Amount	55
(e)	Maximum Loan Term	56
(f)	Terms of Repayment	56
(g)	Adequacy of Security	56
(h)	Rate of Interest	57
(i)	Source of Loan Amounts	57
(j)	Crediting Loan Payments to Accounts	57
(k)	Remedies in the Event of Default	57
(l)	Qualified Military Service	58
10.7	Transition Rule	58
10.8	Additional Requirements for Withdrawals and Loans	58
ARTICLE XI ADMINISTRATION		59
11.1	Administrative Committee; Appointment and Term of Office	59
(a)	Appointment	59
(b)	Removal; Resignation	59
(c)	Certification	59
11.2	Organization of Administrative Committee	59
11.3	Powers and Responsibility	59
11.4	Records of Administrative Committee	60
(a)	Notices and Directions	60
(b)	Records	61
11.5	Delegation	61
11.6	Reporting and Disclosure	61
11.7	Construction of the Plan	61
11.8	Assistants and Advisors	62
(a)	Engaging Advisors	62
(b)	Reliance on Advisors	62
11.9	Investment Committee	62
(a)	Appointment	62
(b)	Duties	62
11.10	Direction of Trustee	63
11.11	Bonding	63
11.12	Indemnification	63
ARTICLE XII ALLOCATION OF AUTHORITY AND RESPONSIBILITIES		64
12.1	Controlling Company and Board	64
(a)	General Responsibilities	64
(b)	Allocation of Authority	64

(c)	Authority of Participating Companies	64
12.2	Administrative Committee	64
12.3	Investment Committee	65
12.4	Trustee	65
12.5	Limitations on Obligations of Fiduciaries	65
12.6	Delegation	65
12.7	Multiple Fiduciary Roles	65
ARTICLE XIII AMENDMENT, TERMINATION AND ADOPTION		66
13.1	Amendment	66
13.2	Termination	66
(a)	Right to Terminate	66
(b)	Vesting Upon Complete Termination	66
(c)	Dissolution of Trust	66
(d)	Vesting Upon Partial Termination	67
13.3	Adoption of the Plan by a Participating Company	67
(a)	Procedures for Participation	67
(b)	Single Plan	67
(c)	Authority under Plan	68
(d)	Contributions to Plan	68
(e)	Withdrawal from Plan	68
13.4	Merger, Consolidation and Transfer of Assets or Liabilities	68
ARTICLE XIV TOP-HEAVY PROVISIONS		69
14.1	Top-Heavy Plan Years	69
14.2	Determination of Top-Heavy Status	69
(a)	Application	69
(b)	Special Definitions	69
(1)	Determination Date	69
(2)	Key Employee	69
(3)	Non-Key Employee	70
(4)	Permissive Aggregation Group	70
(5)	Required Aggregation Group	70
(6)	Top-Heavy Group	71
(c )	Special Rules	71
14.3	Top-Heavy Minimum Contribution	72
(a)	Multiple Defined Contribution Plans	72
(b)	Defined Contribution and Benefit Plans	72
(c)	Defined Contribution Minimum	72
(d)	Defined Benefit Minimum	73
14.4	Top-Heavy Minimum Vesting	73
14.5	Construction of Limitations and Requirements	73
ARTICLE XV MISCELLANEOUS		74
15.1	Nonalienation of Benefits and Spendthrift Clause	74
(a)	General Nonalienation Requirements	74
(b)	Exception for Qualified Domestic Relations Orders	74
(c)	Exception for Loans from the Plan	74
(d)	Exception for Crimes against the Plan	75

15.2	Headings	75
15.3	Construction, Controlling Law	75
15.4	No Contract of Employment	75
15.5	Legally Incompetent	75
15.6	Heirs, Assigns and Personal Representatives	76
15.7	Title to Assets, Benefits Supported Only By Trust Fund	76
15.8	Legal Action	76
15.9	No Discrimination	76
15.10	Severability	76
15.11	Exclusive Benefit; Refund of Contributions	76
(a)	Permitted Refunds	77
(b)	Payment of Refund	77
(c)	Limitation on Refund	77
15.12	Predecessor Service	77
15.13	Plan Expenses	77
15.14	Special Effective Dates	77
(a)	Intent of Plan	77
(b)	Compliance	78

ARTICLE I

DEFINITIONS

For purposes of the Plan, the following terms, when used with an initial capital letter, shall have the meanings set forth below unless a different meaning plainly is required by the context.

1.1 Account shall mean, with respect to a Participant or Beneficiary, the amount of money or other property in the Trust Fund, as is evidenced by the last balance posted in accordance with the terms of the Plan to the account record established for such Participant or Beneficiary. The Administrative Committee, as required by the terms of the Plan and otherwise as it deems necessary or desirable in its sole discretion, may establish and maintain separate subaccounts for each Participant and Beneficiary. “Account” shall refer to the aggregate of all separate subaccounts or to individual, separate subaccounts, as may be appropriate in context.

1.2 ACP or Actual Contribution Percentage shall mean, with respect to a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group and rounded to the nearest 1/100th of a percent) of (i) the total of the amount of Matching Contributions and, to the extent designated by the Administrative Committee, the Before-Tax and/or Supplemental Contributions, as well as other before-tax and/or qualified nonelective contributions (excluding Before-Tax Contributions and Supplemental Contributions counted for purposes of Section 6.3 and any Contributions returned to a Participant or otherwise removed from his Account to correct excess Annual Additions) actually paid to the Trustee on behalf of each such Participant for a specified Plan Year, to (ii) such Participant’s Compensation for such specified Plan Year. If a Highly Compensated Employee participates in the Plan and one or more other plans of any Affiliates to which matching or after-tax contributions are made (other than a plan for which aggregation with the Plan is not permitted), the matching and after-tax contributions made with respect to such Highly Compensated Employee shall be aggregated for purposes of determining his ACP. The ACP shall be rounded to the nearest 1/100th of a percent and shall be calculated in a manner consistent with the terms of Code Section 401(m) and the regulations promulgated thereunder [including, for Plan Years beginning prior to January 1, 1997, the family aggregation rules under former Code Section 414(q)(6)]. If a Participant is eligible to participate in the Plan for all or a portion of a Plan Year by reason of satisfying the eligibility requirements of Article II but makes no Before-Tax Contributions which are taken into account (as described above) for purposes of calculating his ACP, and if he receives no allocations of Matching Contributions or qualified nonelective contributions which are taken into account (as described above) for purposes of calculating his ACP, such Participant’s ACP for such Plan Year shall be zero.

1.3 ACP Test shall mean the nondiscrimination test described in Section 6.4.

1.4 Active Participant shall mean, for any Plan Year (or any portion thereof), any Covered Employee who, pursuant to the terms of Article II, has been admitted to, and not removed from, active participation in the Plan since the last date his employment commenced or recommenced.

1.5 Administrative Committee shall mean the committee which shall act on behalf of the Controlling Company to administer the Plan as provided in Article XI. The Administrative Committee shall be the plan administrator, as that term is defined in Code Section 414(g). The Controlling Company may act in lieu of the Administrative Committee, as it deems appropriate or desirable.

1.6 ADP or Actual Deferral Percentage shall mean, with respect to a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group and rounded to the nearest 1/100th of a percent) of (i) the total of the amount of Before-Tax Contributions (excluding Before-Tax Contributions, if any, designated by the Administrative Committee to be taken into account under Section 6.4 to help satisfy the ACP Tests, or removed from a Participant’s Account to correct excess Annual Additions) and, to the extent designated under Section 6.3(c) by the Administrative Committee, the Supplemental Contributions [excluding Supplemental Contributions counted for purposes of Section 6.4(c)] as well as other before-tax and/or qualified nonelective contributions actually paid to the Trustee on behalf of each such Participant for a specified Plan Year, to (ii) such Participant’s Compensation for such specified Plan Year. If a Highly Compensated Employee participates in the Plan and one or more other plans of any Affiliates to which before-tax contributions are made (other than a plan for which aggregation with the Plan is not permitted), the before-tax contributions made with respect to such Highly Compensated Employee shall be aggregated for purposes of determining his ADP. The ADP shall be rounded to the nearest 1/100th of a percent and shall be calculated in a manner consistent with the terms of Code Section 401(k) and the regulations promulgated thereunder [including, for Plan Years beginning prior to January 1, 1997, the family aggregation rules under former Code Section 414(q)(6)]. If a Participant is eligible to participate in the Plan for all or a portion of a Plan Year by reason of satisfying the eligibility requirements of Article II but makes no Before-Tax Contributions and receives no allocation of Supplemental Contributions that are taken into account for purposes of the ADP Tests, such Participant’s ADP for such Plan Year shall be zero.

1.7 ADP Test shall mean the nondiscrimination test described in Section 6.3.

1.8 Affiliate shall mean, as of any date, (i) a Participating Company, and (ii) any company, person or organization which, on such date, (A) is a member of the same controlled group of corporations [within the meaning of Code Section 414(b)] as is a Participating Company; (B) is a trade or business (whether or not incorporated) which controls, is controlled by or is under common control [within the meaning of Code Section 414(c)] with a Participating Company; (C) is a member of an affiliated service group [as defined in Code Section 414(m)] which includes a Participating Company; or (D) is required to be aggregated with a Participating Company pursuant to regulations promulgated under Code Section 414(o). Solely for purposes of Sections 6.7 and 1.21(d), the term “Affiliate” as defined in this Section shall be deemed to include any entity that would be an Affiliate if the phrase “more than 50 percent” were substituted for the phrase “at least 80 percent” in each place the latter phrase appears in Code Section 1563(a)(1).

1.9 After-Tax Transfer Subaccount shall mean the separate subaccount established and maintained on behalf of a Participant or Beneficiary to reflect his interest in the Trust Fund attributable to Transfer Contributions made to the Plan from a tax-qualified plan which permitted the making of after-tax contributions, as set forth on a schedule hereto.

1.10 Annual Addition shall mean the sum of the amounts described in Section 6.7(d).

1.11 Annuity Transfer Subaccount shall mean the separate subaccount established and maintained on behalf of a Participant, joint annuitant (if applicable) or Beneficiary to reflect his interest in the Trust Fund attributable to Transfer Contributions made to the Plan from a tax-qualified plan which offered annuity forms of distribution, as set forth on Schedule E hereto.

1.12 Before-Tax Account shall mean the separate subaccount established and maintained on behalf of a Participant or Beneficiary to reflect his interest in the Trust Fund attributable to his Before-Tax Contributions.

1.13 Before-Tax Contributions shall mean the amount paid by each Participating Company to the Trust Fund at the election of Participants pursuant to the terms of Section 3.1(a).

1.14 Beneficiary shall mean the person(s) designated in accordance with Section 9.6 to receive any death benefits that may be payable under the Plan upon the death of a Participant.

1.15 Benefit Commencement Date shall mean the date described in Section 9.1(b)(2).

1.16 Board shall mean the board of directors of the Controlling Company or any committee(s) or individual(s) authorized to act on behalf of such board of directors.

1.17 Break in Service shall have the meaning set forth in subsection (a) hereof, subject to the terms of subsection (b) hereof:

(a) Years of Vesting Service.

(1) Solely for purposes of determining a Participant’s Years of Vesting Service, and subject to the terms of subsection (b) hereof, “Break in Service” shall mean, with respect to an Employee, any year during which such Employee fails to complete more than 500 Hours of Service; provided, a Break in Service shall not be deemed to have occurred during any period for which he is granted a Leave of Absence if he returns to the service of an Affiliate within the time permitted as set forth in the Plan. A Break in Service shall be deemed to have commenced on the first day of the year in which it occurs. As used in this Section 1.17(a), the term “year” shall mean the same 12-month period as forms the basis for determining a Year of Eligibility Service or a Year of Vesting Service, as applicable.

(2) For purposes of determining whether or not an Employee has incurred a Break in Service, and solely for the purpose of avoiding a Break in Service, an Employee absent from work due to a Maternity or Paternity Leave shall be credited with (A) the number of Hours of Service with which he normally would have been credited but for the Maternity or Paternity Leave, or (B) if the Administrative Committee is unable to determine the hours described in (A), 8 Hours of Service for each day of absence included in the Maternity or Paternity Leave; provided, the maximum number of

Hours of Service credited for purposes of this Section 1.17(a) shall not exceed 501 hours. Hours of Service so credited shall be applied only to the year in which the Maternity or Paternity Leave begins, unless such Hours of Service are not required to prevent the Employee from incurring a Break in Service, in which event such Hours of Service shall be credited to the Employee in the immediately following year. No Hour of Service shall be credited due to Maternity or Paternity Leave as described in this Section unless the Employee furnishes proof satisfactory to the Administrative Committee (X) that his absence from work was due to a Maternity or Paternity Leave and (Y) of the number of days he was absent due to the Maternity or Paternity Leave. The Administrative Committee shall prescribe uniform and nondiscriminatory procedures by which to make the above determinations.

(b) Effect of FMLA. For purposes of determining whether or not an Employee has incurred a Break in Service, and solely for the purpose of avoiding a Break in Service, to the extent required under the Family and Medical Leave Act of 1993 and the regulations promulgated thereunder, an Employee shall be deemed to be performing services for an Affiliate during any period the Employee is granted leave under such Act (i) for the birth of a child, (ii) for the placement with the Employee of a child for adoption or foster care, (iii) to care for a Spouse, child or parent of the Employee with a serious health condition, or (iv) for a serious health condition that makes the Employee unable to perform the functions of the Employee’s job.

1.18 Business Day shall mean any day other than a Saturday, Sunday and a day designated as a holiday by the Federal Government.

1.19 Code shall mean the Internal Revenue Code of 1986, as amended, and any succeeding federal tax provisions.

1.20 Company Stock shall mean $.01 par value common stock of the Controlling Company.

1.21 Compensation shall have the meaning set forth in subsection (a), (b), (c), (d), (e) or (f) hereof, whichever is applicable:

(a) Benefit Compensation. For purposes of determining the amount of Before-Tax Contributions pursuant to Section 3.1, determining the amount of Matching Contributions pursuant to Section 3.2, allocating Supplemental Contributions pursuant to Section 5.4, and for all other purposes except those set forth in subsections (b), (c), (d), (e) and (f) hereof, “Compensation” shall mean, for any Plan Year, the total of the amounts described in subsections (1) and (2) minus the amounts described in subsections (3), (4) and (5), as follows:

(1) all amounts that are wages within the meaning of Code Section 3401(a) and all other payments of compensation to an Employee by an Affiliate (in the course of the Affiliate’s trade or business) for which the Affiliate is required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3) and 6052 (i.e., all amounts reportable by Affiliates on IRS Form W-2); provided, such amounts shall be determined without regard to any rules that limit the remuneration included in wages based on the nature or location of employment or the services performed [such as the exception for agricultural labor in Code Section 3401(a)(2)]; plus

(2) any elective deferral [as defined in Section 402(g)(3)], and any amount which is contributed or deferred by an Affiliate at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code Section 125 or 457, or for Plan Years beginning on or after January 1, 2001, by reason of Code Section 132(f)(4); minus

(3) all amounts included in subsection (1) that consist of any reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation and welfare benefits (even if includible in gross income); minus

(4) all amounts included in subsection (1) or (2) that consist of any amounts paid or made available to Participant during the Plan Year while he is not an Active Participant; minus

(5) all Compensation in excess of $170,000 [or such other limit as is applicable for the Plan Year under Code Section 401(a)(17)]; for Plan Years beginning prior to January 1, 1997, such limit shall take into account the family aggregation rules of former Code Section 414(q)(6) .

(b) Section 404 Compensation. Solely for purposes of Section 6.1 (relating to maximum deductible contribution limitations under Code Section 404), “Compensation” shall mean, with respect to a Participant for a specified period, the amounts from all Affiliates referred to in subsection (a)(1) hereof minus the amount described in (a)(5) hereof.

(c) Top-Heavy Compensation. Solely for purposes of Section 14.3 (relating to minimum Contributions under a Top-Heavy Plan), “Compensation” shall mean, with respect to a Participant for a specified period, the amounts from all Affiliates referred to in subsections (a)(1) and (a)(2) hereof minus the amount described in (a)(5) hereof.

(d) Section 415 Compensation. Solely for purposes of Section 6.7 (relating to maximum contribution and benefit limitations under Code Section 415), “Compensation” shall mean, with respect to a Participant for a Limitation Year, the total of the amounts from all Affiliates referred to in subsections (a)(1) and (a)(2) if “Limitation Year” were substituted for “Plan Year”; provided however, prior to January 1, 1998, only the amounts included in subsection (a)(1) shall be included.

(e) Key Employee and Highly Compensated Employee Compensation. Solely for purposes of determining which Employees are Key Employees under Section 14.2(b)(2) and which Employees are Highly Compensated Employees under Section 1.42 for any applicable Plan Year, “Compensation” shall mean, with respect to an Employee for a specified Plan Year, the total of the amounts from all Affiliates referred to in subsections (a)(1) and (a)(2) hereof; provided, that for determining Highly Compensated Employees for Plan Years beginning prior to January 1, 2002, amounts described in Code Section 132(f)(4) shall be disregarded.

(f) Testing Compensation. For purposes of performing discrimination testing to ensure compliance with Code Sections 401(a)(4), 401(k) and 401(m) and for purposes of allocating Supplemental Contributions under Section 5.4(d), “Compensation” generally shall mean the total of the amounts from all Affiliates determined under subsection (a); provided, on a plan year-by-plan year basis, the Administrative Committee may elect to use any other definition that satisfies the nondiscrimination requirements of Code Section 414(s).

1.22 Contributions shall mean, individually or collectively, the Before-Tax, Matching, Supplemental, Rollover and Transfer Contributions permitted under the Plan.

1.23 Controlling Company shall mean PTEK Holdings, Inc., a Georgia corporation, and its successors that adopt the Plan.

1.24 Covered Employee shall mean an Employee of a Participating Company other than:

(a) An Employee who is a leased employee within the meaning of Code Section 414(n);

(b) An individual classified as an independent contractor or leased employee under a Participating Company’s customary worker classification procedures (whether or not such individual is actually an Employee);

(c) An Employee who is a member of a collective bargaining unit, unless the terms of the collective bargaining agreement between the Participating Company of the Employee and the bargaining unit require that the Employee be eligible to participate in the Plan; or

(d) An Employee who is a nonresident alien who receives no earned income from an Affiliate which constitutes income from sources within the United States.

1.25 Deferral Election shall mean an election by an Active Participant directing the Participating Company of which he is an Employee to withhold a percentage of his current Compensation from his paychecks and to contribute such withheld amount to the Plan as Before-Tax Contributions, pursuant to the terms of Section 3.1.

1.26 Defined Benefit Minimum shall mean the minimum benefit level as described in Section 14.3(d).

1.27 Defined Benefit Plan shall mean any qualified retirement plan maintained by an Affiliate which is not a Defined Contribution Plan.

1.28 Defined Contribution Minimum shall mean the minimum contribution level as described in Section 14.3(c).

1.29 Defined Contribution Plan shall mean any qualified retirement plan maintained by an Affiliate which provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant’s account and any income, expenses, gains, losses and forfeitures of accounts of other participants, which may be allocated to such participant’s account.

1.30 Determination Date shall mean the date described in Section 14.2(b)(1).

1.31 Disability or Disabled shall mean generally the condition of a Participant that has resulted in his being approved for payment of benefits, directly or indirectly, under any long-term disability plan maintained by a Participating Company; such approval shall be made by such person and pursuant to such rules and criteria as are prescribed in the procedures of any such plan. In the event that a Participant is not covered by a long-term disability plan maintained by a Participating Company, the Administrative Committee, in its sole discretion, shall determine whether such Participant has suffered a Disability or is Disabled. In making such determination, the Administrative Committee shall use the definitions and criteria established and set forth in the long-term disability plan maintained by a Participating Company and, if consistent with such criteria, may require such medical proof as it deems necessary, including the certificate of one or more licensed physicians selected by the Administrative Committee; the decision of the Administrative Committee as to Disability shall be final and binding.

1.32 Effective Date shall mean December 31, 2001, the date that this restatement of the Plan generally shall be effective; provided, any effective date specified herein for any provision, if different from the “Effective Date,” shall control (see also Section 15.14). The effective date of participation in the Plan for each Participating Company shall be the date set forth with respect to the Participating Company in Schedule A hereto.

1.33 Elective Deferrals shall mean, with respect to a Participant for any calendar year, the total amount of his Before-Tax Contributions plus such other amounts as shall be determined pursuant to the terms of Code Section 402(g)(3).

1.34 Eligible Non-Highly Compensated Employee shall mean, for an allocation of Supplemental Contributions, an Employee (i) who is not a Highly Compensated Employee, (ii) who was or is an Active Participant at any time during the Plan Year and (iii) who is taken into account in performing the ADP or ACP Tests which the Supplemental Contribution is intended to help correct.

1.35 Eligible Participant shall mean for an allocation of Matching Contributions, any Active Participant who either (i) was in the active employ of an Affiliate on the last day of such Plan Year, or (ii) was not in the active employ of an Affiliate on the last day of such Plan Year due to his separation because he either attained Normal Retirement Age, became Disabled, or due to his death. Notwithstanding the foregoing, for an allocation of Matching Contributions to a Seasonal Employee’s Account, “Eligible Participant” shall mean any Active Participant who completed 1,000 Hours of Service during such Plan Year.

1.36 Eligible Retirement Plan shall mean a plan which is a defined contribution plan, the terms of which permit the acceptance of rollover distributions and which is either (i) an individual retirement account described in Code Section 408(a), (ii) an individual retirement annuity described in Code Section 408(b) (other than an endowment contract), (iii) a qualified trust described in Code Section 401(a) and exempt from tax under Code Section 501(a), or (iv) an annuity plan described in Code Section 403(a). In the case of a distribution to the Surviving Spouse, Eligible Retirement Plan shall mean the Plan described in either clause (i) or (ii) hereof.

1.37 Eligible Rollover Distribution shall mean any distribution to (i) a Participant, (ii) his Surviving Spouse (after his death), or (iii) his Spouse or former Spouse who is his alternate payee under a qualified domestic relations order (see Sections 9.5 and 15.1), of all or any portion of the balance to his credit in a qualified trust (including any distribution to a Participant of all or any portion of his Account); provided, an “Eligible Rollover Distribution” shall not include (i) any distribution which is one of a series of substantially equal periodic payments made, not less frequently than annually, (A) for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and his Beneficiary, or (B) for a specified period of 10 years or more, (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9), (iii) the portion of any distribution that is not includible in gross income of the distributee, (iv) as of January 1, 2000, withdrawals on account of hardship, as described in Code Section 401(k)(2)(B)(i)(IV) and the regulations promulgated thereunder, to the extent such withdrawals are made from Before-Tax Contributions, and (v) distributions which total less than $200 in a Plan Year.

1.38 Employee shall mean any individual who is employed by an Affiliate (including officers, but excluding independent contractors and directors who are not officers or otherwise employees) and shall include leased employees of an Affiliate within the meaning of Code Section 414(n). Notwithstanding the foregoing, if leased employees constitute 20 percent or less of an Affiliate’s non-highly compensated work force within the meaning of Code Section 414(n)(5)(C)(ii), the term “Employee” shall not include those leased employees covered by a plan described in Code Section 414(n)(5)(B). Effective January 1, 1997, the term “leased employee” shall include only persons performing services under the primary direction and control of an Affiliate and otherwise meeting the definition of Code Section 414(n).

1.39 Entry Date shall mean the first day of every calendar month during the period in which the Plan remains in effect; provided, for the purpose of participation of Seasonal Employees in the Plan, “Entry Date” shall mean January 1 or July 1. In addition, the Administrative Committee may prescribe and set forth on a schedule hereto or in its records a special Entry Date for individuals who are employed by a predecessor employer or a new Participating Company, and who otherwise have satisfied the requirements for eligibility.

1.40 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

1.41 Forfeiture shall mean, for any Plan Year, the dollar amount that is removed from the Account of a former Employee during such Plan Year.

1.42 Highly Compensated Employee shall mean an Employee who is described either in subsection (a)(1) or (a)(2), as modified by subsections (b), (c), (d) or (e) hereof.

(a) General Rule.

(1) An Employee who at any time during the current Plan Year or the immediately preceding Plan Year owned [or was considered as owning within the constructive ownership rules of Code Section 318 as modified by Code Section 416(i)(1)(B)(iii)] more than 5 percent of the outstanding stock of a corporate Affiliate or stock possessing more than 5 percent of the total combined voting power of all stock of a corporate Affiliate or more than 5 percent of the capital or profits interest in a noncorporate Affiliate; or

(2) An Employee who at any time during the immediately preceding Plan Year:

(A) received Compensation in excess of $85,000 (as adjusted by the Internal Revenue Service under Code Section 414(q) [which references Code Section 415(d)] and the regulations promulgated thereunder for cost of living increases); and

(B) if the Controlling Company so elects by an amendment, was within the group consisting of the most highly compensated 20 percent of all Employees (determined on the basis of “Compensation” as defined in Section 1.21(e).

(b) Excluded Employees. For purposes of subsection (a)(2)(B) hereof, the following may be excluded when determining the most highly compensated 20 percent of all Employees:

(1) Employees who have not completed 6 months of service;

(2) Employees who normally work fewer than 17 1/2 hours per week;

(3) Employees who normally work not more than 6 months during any Plan Year; and

(4) Employees who have not attained age 21.

(c) Former Employees. For purposes of this Section, a former Employee shall be treated as a Highly Compensated Employee if (i) the former Employee was a Highly Compensated Employee at the time the Employee separated from service with all Affiliates, or (ii) the former Employee was a Highly Compensated Employee at any time after he attained age 55.

(d) Nonresident Aliens. For purposes of this Section, nonresident aliens who receive no earned income from an Affiliate which constitutes income from sources within the United States [as described in Code Section 414(q)(8)] shall not be treated as Employees.

(e) Compliance with Code Section 414(q). Notwithstanding the foregoing, the determination of who is a Highly Compensated Employee shall be made in accordance with Code Section 414(q) and the regulations promulgated thereunder. For Plan Years beginning prior to January 1, 1997, the determination of who is a Highly Compensated Employee shall be based on Code Section 414(q) as in effect prior to the Small Business Job Protection Act of 1996.

1.43 Hour of Service shall mean the increments of time described in subsection (a) hereof, as modified by subsections (b), (c) and (d) hereof:

(a) General Rule

(1) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Affiliate during the applicable computation period;

(2) Each hour for which an Employee is paid, or entitled to payment, by an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or Leave of Absence; provided:

(A) No more than 501 Hours of Service shall be credited under this subsection (2) to an Employee for any single continuous period during which he performs no duties as an Employee of an Affiliate (whether or not such period occurs in a single computation period);

(B) An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which he performs no duties as an Employee of an Affiliate shall not be credited as an Hour of Service if such payment is made or due under a plan maintained solely to comply with applicable workers’ compensation, unemployment compensation or disability insurance laws; and

(C) Hours of Service shall not be credited to an Employee for a payment which solely reimburses such Employee for medical or medically related expenses incurred by him.

For purposes of this subsection (2), a payment shall be deemed to be made by or due from an Affiliate regardless of whether such payment is made by or due from an Affiliate directly, or indirectly through, among others, a trust fund or insurer, to which the Affiliate contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate;

(3) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliate; provided, the same Hours of Service shall not be credited both under subsection (1) or subsection (2), as the case may be, and under this subsection (3); and, provided further, crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in subsection (2) shall be subject to the limitations set forth in that subsection; and

(4) Each hour for which an Employee is required to be granted leave under the Uniformed Services Employment and Reemployment Rights Act of 1994; provided, the same Hours of Service shall not be credited under subsections (1), (2) or (3), as the case may be, and under this subsection (4).

(b) Equivalencies. Notwithstanding anything herein to the contrary, in accordance with this Section and applicable regulations promulgated by the Department of Labor, the following Employees shall be credited with 45 Hours of Service for each week for which such Employee would be required to be credited with at least 1 Hour of Service:

(1) For the period commencing on January 1, 1999 and ending on November 30, 1999, all Employees;

(2) For periods beginning on or after the Effective Date, each Employee who is not a Seasonal Employee or a priority employee as designated by a Participating Company under its normal worker classification procedures; and

(3) Each Employee for whom the Plan does not keep records of actual Hours of Service.

(c) Changes by Administrative Committee. The rate or manner used for crediting Hours of Service may be changed at the direction of the Administrative Committee from time to time so as to facilitate administration and to equitably reflect the purposes of the Plan; provided, no change shall be effective as to any Plan Year for which allocations have been made pursuant to Article V at the time such change is made. Hours of Service shall be credited and determined in compliance with Department of Labor Regulation Section 2530.200b-2(b) and (c), 29 CFR Part 2530, as may be amended from time to time, or such other federal regulations as may from time to time be applicable.

(d) Computation Period. For purposes of this Section, a “computation period” shall mean the 12-month period that forms the basis for determining an Employee’s Years of Vesting Service.

1.44 Investment Committee shall mean the committee which shall act on behalf of the Controlling Company with respect to making and effecting investment decisions, all as provided in Article XI. Unless the Controlling Company specifies otherwise, the Administrative Committee shall serve as the Investment Committee. The Controlling Company may act in lieu of the Investment Committee, as it deems appropriate or desirable.

1.45 Investment Fund or Funds shall mean one or all of the investment funds established from time to time pursuant to the terms of Section 7.2.

1.46 Key Employee shall mean the persons described in Section 14.2(b)(2).

1.47 Leave of Absence shall mean an excused leave of absence granted to an Employee by an Affiliate in accordance with applicable federal or state law or the Affiliate’s personnel policy. Among other things, Leave of Absence shall be granted to an Employee under such circumstances as the Administrative Committee shall determine are fair, reasonable and equitable, as applied uniformly among Employees under similar circumstances.

1.48 Limitation Year shall mean the 12-month period ending on each December 31, which shall be the “limitation year” for purposes of Code Section 415 and the regulations promulgated thereunder.

1.49 Matching Account shall mean the separate subaccount established and maintained on behalf of a Participant or Beneficiary to reflect his interest in the Trust Fund attributable to Matching Contributions.

1.50 Matching Contributions shall mean the amounts paid by each Participating Company to the Trust Fund as a match on Participants’ Before-Tax Contributions, pursuant to the terms of Section 3.2.

1.51 Maternity or Paternity Leave shall mean any period during which an Employee is absent from work as an Employee of an Affiliate (i) because of the pregnancy of such Employee, (ii) because of the birth of a child of such Employee, (iii) because of the placement of a child with such Employee in connection with the adoption of such child by such Employee, or (iv) for purposes of such Employee caring for a child immediately after the birth or placement of such child.

1.52 Maximum Deferral Amount shall mean $10,500 (or such other limit as is applicable for Plan Years under Code Section 402(g)), as adjusted by the Secretary of the Treasury under Code Section 402(g)(5) for cost of living expenses.

1.53 Merged Plans shall mean those plans which were merged into the Plan for which Transfer Accounts are established and maintained under the Plan as listed on Schedule C hereto.

1.54 Named Fiduciary shall mean the Controlling Company, the Board, the Administrative Committee and the Investment Committee.

1.55 Non-Key Employee shall mean the persons described in Section 14.2(b)(3).

1.56 Normal Retirement Age shall mean age 65.

1.57 Participant shall mean any person who has been admitted to, and has not been removed from, participation in the Plan pursuant to the provisions of Article II. “Participant” shall include an Active Participant and a former Employee who has an Account under the Plan.

1.58 Participating Company shall mean a company that has adopted or hereafter may adopt the Plan for the benefit of its Employees and that continues to participate in the Plan, all as provided in Section 13.3.

1.59 Permissive Aggregation Group shall mean the group of plans described in Section 14.2(b)(4).

1.60 Plan shall mean the PTEK Holdings, Inc. 401(k) Plan as contained herein and all amendments hereto. The Plan is intended to be a profit sharing plan qualified under Code Sections 401(a) and 401(k).

1.61 Plan Year shall mean the 12-month period ending on each December 31.

1.62 Prior Plan shall mean the Premiere Communications, Inc. 401(k) Plan.

1.63 Qualified Separation shall mean a separation by an Employee from the active employ of an Affiliate (i) on or after his attaining Normal Retirement Age, (ii) on account of his becoming Disabled, or (iii) due to his death.

1.64 Qualified Spousal Waiver shall mean a written election executed by a Spouse, delivered to the Administrative Committee and witnessed by a notary public or a Plan representative, which consents to the payment of all or a specified portion of a Participant’s death benefit to a Beneficiary other than such Spouse and which acknowledges that such Spouse has waived his right to be the Participant’s Beneficiary under the Plan. A Qualified Spousal Waiver shall be valid only with respect to the Spouse who signs it and shall apply only to the alternative Beneficiary designated therein, unless the written election expressly permits other designations without further consent of the Spouse. A Qualified Spousal Waiver shall be irrevocable unless revoked by the Participant by way of (i) a written statement delivered to the Administrative Committee or (ii) a written revocation of the non-Spouse Beneficiary designation to which such Spouse has consented; provided, any such revocation must be received by the Administrative Committee prior to the Participant’s date of death.

1.65 Required Aggregation Group shall mean the group of plans described in Section 14.2(b)(5).

1.66 Rollover Account shall mean the separate subaccount established and maintained on behalf of a Covered Employee, Participant or Beneficiary to reflect his interest in the Trust Fund attributable to Rollover Contributions.

1.67 Rollover Contribution shall mean an amount contributed to the Trust Fund (and received and accepted by the Trustee) which constitutes an “eligible rollover contribution” as defined in Code Section 402(f)(2)(A). An amount shall be treated as a Rollover Contribution only to the extent that its acceptance by the Trustee is permitted under the Code (including the regulations and rulings promulgated thereunder).

1.68 Seasonal Employee shall mean any individual who is employed and designated by a Participating Company under its normal worker classification practices as a part-time, temporary or seasonal Employee.

1.69 Spouse or Surviving Spouse shall mean, with respect to a Participant, the person who is treated as married to such Participant under the laws of the state in which the Participant resides. The determination of a Participant’s Spouse or Surviving Spouse shall be made as of the earlier of the date as of which benefit payments from the Plan to such Participant are made or commence (as applicable) or the date of such Participant’s death. In addition, a Participant’s former Spouse shall be treated as his Spouse or Surviving Spouse to the extent provided under a qualified domestic relations order, as defined in Code Section 414(p).

1.70 Supplemental Account shall mean the separate subaccount established and maintained on behalf of a Participant or Beneficiary to reflect his interest in the Trust Fund attributable to Supplemental Contributions.

1.71 Supplemental Contributions shall mean the qualified nonelective contributions paid to the Trust Fund by each Participating Company pursuant to the terms of Section 3.3.

1.72 Top-Heavy Group shall mean the group of plans described in Section 14.2(b)(6).

1.73 Top-Heavy Plan shall mean a plan to which the conditions set forth in Article XIV apply.

1.74 Transfer Account shall mean one or more separate subaccounts established and maintained on behalf of a Participant or Beneficiary to reflect his interest in the Trust Fund attributable to Transfer Contributions; provided, to the extent that the Administrative Committee (in conjunction with the Plan’s recordkeeper) deems appropriate, other subaccounts may be used to reflect Participant’s interests attributable to Transfer Contributions. “Transfer Account” shall refer to the aggregate of all separate subaccounts established for Transfer Contributions or to individual, separate subaccounts appropriately described, as may be appropriate in context. Transfer Accounts shall be reflected and described on a schedule hereto.

1.75 Transfer Contributions shall mean amounts which are received either (i) by a direct trustee-to-trustee transfer or (ii) as part of a spin-off, merger or other similar event by the Trustee from the trustee or custodian of the Prior Plan and held in the Trust Fund on behalf of a Participant or Beneficiary. Transfer Contributions shall retain the character that those contributions had under the Prior Plan; for example, after-tax contributions under the Prior Plan shall continue to be treated as after-tax contributions when held in the Transfer Account.

1.76 Trust or Trust Agreement shall mean each agreement entered into between the Controlling Company and a Trustee governing the creation of a Trust Fund, and all amendments thereto. If more than one Trust Fund is used to hold Plan assets, there shall be a separate and distinct Trust and Trust Agreement for each such Trust Fund. To the extent indicated by the context, “Trust” or “Trust Agreement” may refer collectively to all Trusts and Trust Agreements creating Trust Funds.

1.77 Trustee shall mean the party or parties so designated from time to time pursuant to a Trust Agreement. If more than one Trust Fund is used to hold Plan assets, there may be a separate and distinct Trustee for each such Trust Fund. To the extent indicated by the context, “Trustee” may refer to all of the Trustees or Trustee groups for the Trust Funds.

1.78 Trust Fund shall mean the total amount of cash and other property held by a Trustee (or any nominee thereof) at any time under a Trust Agreement. To the extent indicated by context, “Trust Fund” may refer to all of the Trust Funds under the Plan.

1.79 Valuation Date shall mean each day the New York Stock Exchange is open for trading; provided, the value of an Account or the Trust Fund on any other date shall be the value determined as of the immediately preceding date on which the New York Stock Exchange was open for trading.

1.80 Year of Eligibility Service shall mean a 12-consecutive-month period during which an Employee completes no less than 1,000 Hours of Service. For the purpose of determining eligibility of a Seasonal Employee, initially the 12-consecutive-month period is the period beginning on the date the Employee’s employment or reemployment commences and thereafter shall be each Plan Year, beginning with the plan Year which includes the first anniversary of the Employee’s employment or reemployment commencement date. To the extent determined by the Administrative Committee, as set forth on a Schedule hereto and not otherwise counted hereunder, an Employee’s periods of employment with one or more companies or enterprises acquired by or merged into, or all or a portion of the assets or business of which are acquired by, an Affiliate shall be taken into account in determining an Employee’s Years of Eligibility Service.

1.81 Years of Vesting Service shall mean, with respect to an Employee, and subject to the terms of subsections (a), (b), (c) and (d) hereof, the total number of (i) his Years of Vesting Service determined under the terms of the Plan in effect before December 31, 2001 and (ii) the Plan Years commencing on December 31, 2001 during which the Employee completes at least 1,000 Hours of Service:

(a) Pre-Break Service. If a Participant incurs a Break in Service, the Participant shall not be credited with Years of Vesting Service completed prior to such Break in Service unless and until such Participant has completed a Year of Vesting Service following his reemployment. In addition, Years of Vesting Service completed prior to a period in which the Participant incurred 5 or more consecutive Breaks in Service shall be disregarded under the Plan if the Participant had no vested interest in employer contributions in his Account at the time the first Break in Service commenced.

(b) Post-Break Service. Years of Vesting Service completed after a period in which the Participant had at least 5 consecutive Breaks in Service shall be disregarded for the purpose of determining his vested interest in that portion of his Account which accrued before such Breaks in Service.

(c) Predecessor Plan. To the extent required by Code Section 414(a)(1) and not otherwise counted hereunder, if an Affiliate maintains a plan that is or was the qualified retirement plan of a predecessor employer, an Employee’s service with such predecessor employer shall be taken into account in determining his Years of Vesting Service.

(d) Predecessor Employer. To the extent determined by the Administrative Committee, set forth on Schedule B hereto and not otherwise counted hereunder, an Employee’s periods of employment with one or more companies or enterprises acquired by or merged into, or all or a portion of the assets or business of which are acquired by, an Affiliate shall be taken into account in determining his Years of Vesting Service, provided that such Employee was employed by such company or enterprise on the effective date of the transaction and became an Employee of an Affiliate as a result of such transaction.

(e) Reemployed Veterans. Notwithstanding any provision to the contrary, Years of Vesting Service shall include any period of qualified military service in accordance with the requirements of Code Section 414(u) for reemployments initiated after December 12, 1994.

ARTICLE II

ELIGIBILITY

2.1 Initial Eligibility Requirements.

(a) General Rule. Except as provided in subsections (b), (c) or (d) hereof, every Covered Employee shall become an Active Participant on the Entry Date coincident with or next following the date that is such Employee’s 30-day anniversary of the date he first became employed by an Affiliate, provided he is a Covered Employee on such Entry Date.

(b) Seasonal Employees. In the case of a Covered Employee who is a Seasonal Employee, such Employee shall become an Active Participant on the Entry Date coinciding with or next following the date on which he completes 1 Year of Eligibility Service, provided he is a Covered Employee on such Entry Date. Notwithstanding the foregoing, if a Seasonal Employee is reclassified in the official records of the Controlling Company as any other Covered Employee (other than a Seasonal Employee), such Employee shall become an Active Participant on the earlier of (i) the Entry Date on which he otherwise would have become an Active Participant if he was still classified as a Seasonal Employee or (ii) the Entry Date coinciding with or next following the date that is such Employee’s 30-day anniversary of his date of employment reclassification, provided such Employee is a Covered Employee on such Entry Date.

(c) Participation Upon Effective Date. Each Covered Employee who is an Active Participant in the Plan on the day immediately preceding the Effective Date shall continue as an Active Participant in the Plan in accordance with the terms of the Plan.

(d) New Participating Companies. For Employees of companies that become Participating Companies after the Effective Date, each Covered Employee employed by a Participating Company on the date such Participating Company first becomes a Participating Company shall become an Active Participant as of such Participating Company’s effective date under the Plan, if, as of the Participating Company’s effective date, the Covered Employee has met the eligibility requirements set forth in this Section 2.1.

(e) Predecessor Employer. To the extent determined by the Administrative Committee, set forth on Schedule B hereto and not otherwise counted hereunder, an Employee’s periods of employment with one or more companies or enterprises acquired by or merged into, or all or a portion of the assets or business of which are acquired by, an Affiliate shall be taken into account in determining whether he has completed the eligibility requirements set forth herein; and, in its sole discretion, the Administrative Committee may establish a special entry date for all Covered Employees of such an acquired business.

2.2 Treatment of Interruptions of Service.

(a) Leave of Absence or Layoff. If a Covered Employee satisfies the eligibility requirements set forth in Section 2.1 but is on a Leave of Absence or layoff on the Entry Date on which he otherwise would have become an Active Participant, he shall become an Active Participant on the date he subsequently resumes the performance of duties as a Covered Employee in accordance with the terms of his Leave of Absence or layoff.

(b) Termination Before Participation. If a Covered Employee satisfies the eligibility requirements set forth in Section 2.1, terminates employment with a Participating Company (and all other Participating Companies) before the Entry Date on which he otherwise would become an Active Participant, and then is reemployed by a Participating Company, he shall become an Active Participant as of the later of (i) the Entry Date on which he otherwise would have become an Active Participant if he had not terminated employment or (ii) the date he is reemployed as a Covered Employee.

(c) Termination After Participation. If an Active Participant terminates employment with a Participating Company (and all other Participating Companies), his active participation in the Plan shall cease immediately, and he again shall become an Active Participant as of the day he again becomes a Covered Employee. However, regardless of whether he again becomes an Active Participant, he shall continue to be a Participant until he no longer has an Account under the Plan.

2.3 Change in Status.

(a) Exclusion Before Participation. If a Covered Employee (i) satisfies the eligibility requirements set forth in Section 2.1, (ii) changes his employment status (but remains employed) so that he ceases to be a Covered Employee before the Entry Date on which he otherwise would become an Active Participant, and (iii) then again changes his employment status and becomes a Covered Employee, he shall become an Active Participant as of the later of (A) the date that would have been his Entry Date, or (B) the date he again becomes a Covered Employee. If an Employee covered by this subsection does complete a Break in Service prior to again becoming a Covered Employee, his entry to participation in the Plan will be governed by Section 2.2(c).

(b) Exclusion After Participation. If an Active Participant changes his status of employment (but remains employed) so that he is no longer a Covered Employee, his active participation in the Plan shall cease immediately, and he shall again become an Active Participant in the Plan as of the day he again becomes a Covered Employee. However, regardless of whether he again becomes an Active Participant, he shall continue to be a Participant until he no longer has an Account under the Plan.

(c) Change to Covered Employee Status. If an Employee who first satisfies the eligibility requirements of Section 2.1 while he is not a Covered Employee subsequently changes his employment status so that he becomes a Covered Employee, he shall become an Active Participant as of the later of (i) the date that would have been his Entry Date, or (ii) the date of his change in status.

ARTICLE III

CONTRIBUTIONS

3.1 Before-Tax Contributions.

(a) Generally. Each Participating Company shall contribute to the Plan, on behalf of each Active Participant employed by such Participating Company and for each regular payroll period and for each other payment of Compensation (such as the payment of a bonus) for which such Active Participant has a Deferral Election in effect with such Participating Company, a Before-Tax Contribution in an amount equal to the amount by which such Active Participant’s Compensation has been reduced for such period pursuant to his Deferral Election. The amount of the Before-Tax Contribution shall be determined in increments of 1 percent of such Active Participant’s Compensation for each payroll period. The Active Participant may elect to reduce his Compensation for any period by a minimum of 1 percent and a maximum of 20 percent (or such other minimum or maximum percentages and/or amounts established by the Administrative Committee from time to time); provided, the maximum limitations in Article VI shall apply.

(b) Deferral Elections. Each Active Participant who desires that his Participating Company make a Before-Tax Contribution on his behalf shall make a Deferral Election on a form provided by the Administrative Committee, through an interactive telephone or internet-based system, or in such other manner as the Administrative Committee may prescribe. Such Deferral Election shall provide for the reduction of his Compensation from each payment of eligible Compensation made while he is an Active Participant. The Administrative Committee, in its sole discretion, may also prescribe such nondiscriminatory terms and conditions governing the use of the Deferral Elections, as it deems appropriate. Subject to any modifications, additions or exceptions which the Administrative Committee, in its sole discretion, deems necessary, appropriate or helpful, the following terms shall apply to Deferral Elections:

(1) Effective Date. An Active Participant’s initial Deferral Election shall be effective for the first payroll period which ends and/or for the first payment of Compensation made, after the latest of (A) the effective date of such Deferral Election, or (B) the date the Covered Employee becomes an Active Participant. If an Active Participant fails to submit a Deferral Election in a timely manner, he shall be deemed to have elected a deferral of zero percent. For purposes of this subsection, the “effective date” of a Deferral Election shall mean the date that is as soon as practicable after the date on which the Deferral Election is processed by the Participating Company.

(2) Term. Each Active Participant’s Deferral Election shall remain in effect in accordance with its original terms until the earlier of (A) the date the Active Participant ceases to be a Covered Employee of all Participating Companies, (B) the date the Active Participant revokes such Deferral Election or (C) the date the Active Participant or the Administrative Committee modifies such Deferral Election. If a Participant is transferred from the employment of a Participating Company to the employment of another Participating Company, his Deferral Election with the first Participating Company will remain in effect and will apply to his Compensation from the second Participating Company until the earlier of (A), (B) or (C) of the preceding sentence.

(3) Revocation. An Active Participant’s Deferral Election shall terminate upon his ceasing to be a Covered Employee. In addition, an Active Participant may revoke his Deferral Election with a Participating Company in the manner prescribed by the Administrative Committee, and such revocation shall be effective as soon as administratively practicable after being submitted in accordance with procedures established for the Plan. An Active Participant who revokes a Deferral Election may enter into a new Deferral Election in the manner prescribed by the Administrative Committee, effective as soon as administratively practicable after being submitted in accordance with procedures established under the Plan; provided, the Administrative Committee, in its sole discretion, may specify a suspension period for all Participants who voluntarily revoke their Deferral Elections, such that any new Deferral Election shall not be effective until a later date.

(4) Modification by Participant. Effective as soon as administratively practicable after being submitted in accordance with procedures established under the Plan, an Active Participant may modify his existing Deferral Election to increase or decrease the percentage of his Before-Tax Contribution by making a new Deferral Election in the manner prescribed by the Administrative Committee.

(5) Modification by Administrative Committee. Notwithstanding anything herein to the contrary, the Administrative Committee may modify any Deferral Election of any Active Participant at any time by decreasing the percentage of any Before-Tax Contributions to any extent the Administrative Committee believes necessary to comply with the limitations described in Article VI.

3.2 Matching Contributions.

(a) Generally. For each Eligible Participant on whose behalf a Participating Company has made with respect to a Plan Year or any other payment of Compensation, any Before-Tax Contributions such Participating Company shall make, with respect to such Plan Year or other payment, a Matching Contribution equal to 100 percent of the amount of such Before-Tax Contributions; provided, the total amount of the Matching Contributions which a Participating Company shall make for any Eligible Participant for any Plan Year or any other payment of Compensation shall not exceed 3 percent of such Eligible Participant’s Compensation paid by the Participating Company for a Plan Year or as part of such other payment (that is, the 100 percent Matching Contribution will not be applied to the amount of a Before-Tax Contribution that exceeds 3 percent of such Participant’s Compensation), nor shall such amount exceed (or cause the Contributions to exceed) any of the maximum limitations described in Article VI.

(b) Company Stock. In the case of the funding of the Matching Contribution for a Plan Year, to the extent such Matching Contribution can be paid on or about the 45th day following the end of such Plan Year in accordance with Section 3.5(b), the fair market value of Company Stock shall be determined based on the closing value of the shares as of the Business Day immediately preceding such 45th day as reported on the Nasdaq National Market Quotation System; provided, if such 45th day falls on either a holiday or non-Business Day, the Matching Contribution can be paid on the Business Day immediately following the 45th day, with the fair market value of Company Stock to be determined as of the Business Day immediately preceding such day. The Board or the Administrative Committee may, in its sole discretion, elect to fund the Matching Contribution prior to the 45th day following the end of such Plan Year, in which case the fair market value of Company Stock shall be determined as of the Business Day immediately preceding the day on which the Matching Contribution is funded. To the extent that the Board or the Administrative Committee, in its sole discretion, elects to fund the Matching Contribution in cash, the Matching Contribution shall be paid on or about the 45th day following the end of such Plan Year or, if the Board or the Administrative Committee so elects, prior to such 45th day.

3.3 Supplemental Contributions.

To the extent and in such amounts as the Board or the Administrative Committee, in its sole discretion, deems desirable to help satisfy the ADP and/or ACP Tests for any Plan Year and subject to the requirements and limitations set forth in Article VI of the Plan, each Participating Company shall make a Supplemental Contribution for a Plan Year.

3.4 Form of Contributions.

All Contributions shall be paid to the Trustee in the form of cash or Company Stock.

3.5 Timing of Contributions.

(a) Before-Tax Contributions. Each Participating Company that withholds Before-Tax Contributions from an Active Participant’s paycheck pursuant to a Deferral Election shall make best efforts to pay such Before-Tax Contributions to the Trustee as of the earliest date on which such Contributions can reasonably be segregated from the Participating Company’s general assets (generally not to exceed 15 Business Days after the end of the month within which such amounts otherwise would have been payable to such Active Participant in cash) or such earlier time as may be required by law.

(b) Matching and Supplemental Contributions. Each Participating Company shall make best efforts to pay its Matching and Supplemental Contributions to the Trustee (i) on or before the date for filing its federal income tax return (including extensions thereof) for the tax year to which such Matching and Supplemental Contributions relate, or (ii) on or before such other date as shall be within the time allowed to permit the Participating Company to properly deduct, for federal income tax purposes and for the tax year of the Participating Company in which the obligation to make such Contributions was incurred, the full amount of such Matching and Supplemental Contributions; provided, in the event the amount of Supplemental Contributions cannot be calculated by the latest date described hereinabove, such Supplemental Contributions may be made at a later date (subject to the limitations under Code Section 415) which is on or before the last day of the Plan Year following the Plan Year to which such Supplemental Contributions relate.

3.6 Contingent Nature of Company Contributions.

Notwithstanding any other provision of this Article III and subject to the terms of Section 15.11, Contributions made to the Plan by a Participating Company are made expressly contingent upon the deductibility thereof for federal income tax purposes for the taxable year of the Participating Company with respect to which such Contributions are made.

3.7 Restoration Contributions.

(a) Restoration Upon Buy-Back. If a Participant who is not 100 percent vested in his Account has received a distribution of his entire vested Account in a manner described in Section 8.3 such that he forfeits the nonvested portion of his Account in accordance with Section 8.3 (a), and such Participant subsequently is rehired as a Covered Employee prior to the occurrence of 5 consecutive Breaks in Service, that individual may, prior to the earlier of (i) 5 years after the first date on which he is rehired or (ii) the close of the first period of 5 consecutive Breaks in Service commencing after the distribution, repay the full amount of the distribution to the Trustee (unadjusted for gains or losses). Upon such repayment, his Account will be credited with (i) all of the benefits (unadjusted for gains or losses) which were forfeited, and (ii) the amount of the repayment.

(b) Restoration of Forfeitures. If a Participant has forfeited his nonvested Account in accordance with Section 8.3(c) and such Participant subsequently is rehired as a Covered Employee prior to the occurrence of 5 consecutive Breaks in Service, his Account shall be credited with all of the benefits (unadjusted for gains or losses) which were forfeited, as determined pursuant to the terms of Section 8.4.

(c) Restoration Contribution. The assets necessary to fund the Account of the rehired individual (in excess of the amount of the Participant’s repayment, if any) shall be provided no later than as of the end of the Plan Year following the Plan Year in which repayment occurs (if subsection (a) hereof applies) or the individual is rehired (if subsection (b) hereof applies), and shall be provided in the discretion of the Administrative Committee from (i) income or gain to the Trust Fund, (ii) Forfeitures arising from the Accounts of Participants employed or formerly employed by the Participating Companies, or (iii) Contributions by the Participating Companies.

3.8 Reemployed Veterans.

Notwithstanding any provision in this Plan to the contrary, contributions and benefits with respect to qualified military service will be provided in accordance with Code Section 414(u) for reemployments initiated on or after December 12, 1994.

ARTICLE IV

ROLLOVERS AND TRANSFERS BETWEEN PLANS

4.1 Rollover Contributions.

(a) Request by Covered Employee. A Covered Employee may make a written request to the Administrative Committee that he be permitted to contribute, or cause to be contributed, to the Trust Fund a Rollover Contribution which is received by such Covered Employee or to which such Covered Employee is entitled. Such written request shall contain information concerning the type of property constituting the Rollover Contribution and a statement, satisfactory to the Administrative Committee, that the property constitutes a Rollover Contribution. If a Covered Employee who is not a Participant makes a Rollover Contribution, the time and method of distribution of such Covered Employee’s Rollover Account shall be determined under the terms of the Plan as if such Covered Employee were a Participant, but he shall not be considered a Participant under the Plan for any other purpose.

(b) Acceptance of Rollover. Subject to the terms of the Plan and the Code (including regulations and rulings promulgated thereunder), the Administrative Committee, in its sole discretion, shall determine whether (and if so, under what conditions and in what form) a Rollover Contribution shall be accepted at any time by the Trustee. For example, the Administrative Committee, in its sole discretion, may decide to allow Rollover Contributions from a Covered Employee and/or direct Rollover Contributions from another qualified retirement plan [as described in Code Section 401(a)(31)] and may decide to pass through to the Covered Employee making the Rollover Contribution any recordkeeping fees directly attributable to his Rollover Contribution. In the event the Administrative Committee permits a Covered Employee to make a Rollover Contribution, the amount of the Rollover Contribution shall be transferred to the Trustee and allocated as soon as practicable thereafter to a Rollover Account for the Covered Employee. Unless the Administrative Committee permits otherwise, all Rollover Contributions shall be made in cash.

(c) Loan Rollovers. A Covered Employee may not rollover any outstanding participant loan from another tax-qualified plan into the Plan; provided, however, that if an individual becomes a Covered Employee pursuant to a merger, acquisition, spin-off or similar transaction, the Administrative Committee may permit, upon its approval and pursuant to such rules and procedures as it may determine, the rollover by such Covered Employee of any outstanding participant loan (including the corresponding promissory note) from another tax-qualified plan into the Plan if such loan rollover includes the rollover of the entire vested account balance distributed from the other tax-qualified plan.

4.2 Transfer Contributions.

(a) Direct Transfers Permitted. The Administrative Committee, in its sole discretion, shall permit direct trustee-to-trustee transfers of assets and liabilities to the Plan [which shall be distinguished from direct Rollover Contributions as described in Code Section 401(a)(31)] as a Transfer Contribution on behalf of an Active Participant.

(b) Mergers and Spin-offs Permitted. In addition to the Merged Plans, the Administrative Committee, in its sole discretion, shall permit other qualified retirement plans to transfer assets and liabilities to the Plan as part of a merger, spin-off or similar transaction. Any such transfer shall be made in accordance with the terms of the Code and subject to such rules and requirements as the Administrative Committee may deem appropriate. Without limitation, the Administrative Committee shall determine the schedule under which such Transfer Contributions shall vest. Notwithstanding anything herein to the contrary, in no event shall a Transfer Contribution be accepted if the transferring plan is subject to the requirements of providing any alternative form of benefit not permitted under the Plan unless approved by the Administrative Committee.

(c) Establishment of Transfer Accounts. As soon as practicable after the date the Trustee receives a Transfer Contribution, there shall be credited to one or more Transfer Accounts of each Participant the total amount received from the respective accounts of such Participant in the transferring qualified retirement plan. Any amounts so credited as a result of any such merger or spin-off or other transfer shall be subject to all of the terms and conditions of the Plan from and after the date of such transfer.

(d) Transfer Accounts. The rules and terms applicable to Transfer Contributions and resulting Transfer Accounts shall be reflected on a schedule hereto.

4.3 Spin-offs to Other Plans.

The Administrative Committee, in its sole discretion, may cause the Plan to transfer to another qualified retirement plan (as part of a spin-off, change in control or similar transaction) all or part of the assets and liabilities maintained under the Plan. Any such transfer shall be made in accordance with the terms of the Code and subject to such rules and requirements as the Administrative Committee may deem appropriate. Upon the effectiveness of any such transfer, the Plan and Trust shall have no further responsibility or liability with respect to the transferred assets and liabilities.

ARTICLE V

PARTICIPANTS’ ACCOUNTS; CREDITING AND ALLOCATIONS

5.1 Establishment of Participants’ Accounts.

To the extent appropriate, the Administrative Committee shall establish and maintain, on behalf of each Participant and Beneficiary, an Account which shall be divided into segregated subaccounts. The subaccounts shall include (to the extent applicable) Before-Tax, Matching, Supplemental, Rollover and Transfer Accounts and such other subaccounts as the Administrative Committee shall deem appropriate or helpful. To the extent applicable, a Participant’s Transfer Account shall include a separate “After-Tax Transfer Subaccount.” Each Account shall be credited with Contributions allocated to such Account and generally shall be credited with income on investments derived from the assets of such Accounts. Notwithstanding anything herein to the contrary, while Contributions may be allocated to a Participant’s Account as of a particular date (as specified in the Plan), such Contributions shall actually be added to a Participant’s Account and shall be credited with investment experience only from the date such Contributions are received and credited to the Participant’s Account by the Trustee. Each Account of a Participant or Beneficiary shall be maintained until the value thereof has been distributed to or on behalf of such Participant or Beneficiary.

5.2 Allocation and Crediting of Before-Tax, Rollover and Transfer Contributions.

As of each Valuation Date coinciding with or occurring as soon as practicable after the date on which Before-Tax, Rollover and Transfer Contributions are received on behalf of an Active Participant, such Contributions shall be allocated and credited to the appropriate Before-Tax Account, Rollover Account and Transfer Accounts, respectively, of such Active Participant.

5.3 Allocation of Matching Contributions.

As of the last day of each Plan Year for which the Participating Companies make (or are deemed to have made) Matching Contributions, each Eligible Participant for such Plan Year shall have allocated and credited to his Matching Account a portion of such Matching Contributions.

5.4 Allocation and Crediting of Supplemental Contributions.

(a) General Provision. As of the last day of each Plan Year for which the Participating Companies make (or are deemed to have made) Supplemental Contributions, each Participant who is eligible to receive an allocation of Supplemental Contributions for such Plan Year (pursuant to the terms of subsection (b), (c), (d) or (e) hereof, whichever is applicable) shall have allocated and credited to his Supplemental Account a portion of the Supplemental Contributions made for such Plan Year by the Participating Companies. The Administrative Committee shall cause a portion of such Supplemental Contributions to be allocated to the Supplemental Account of each such Participant in accordance with the terms of subsection (b), (c), (d) or (e) hereof, whichever is applicable.

(b) Per Capita Supplemental Contributions. To the extent that the Administrative Committee designates all or any portion of the Supplemental Contributions for a

Plan Year as “Per Capita Supplemental Contributions,” such Contributions shall be allocated to the Supplemental Accounts of all Eligible Non-Highly Compensated Employees, on a per capita basis (that is, the same dollar amount shall be allocated to the Supplemental Account of each Eligible Non-Highly Compensated Employee).

(c) Proportional Supplemental Contributions. To the extent that the Board and/or Administrative Committee designates all or any portion of the Supplemental Contributions for a Plan Year as “Proportional Supplemental Contributions,” such Contributions shall be allocated to the Supplemental Account of each Eligible Non-Highly Compensated Employee, in the same proportion that (i) the Compensation of such Participant for such Plan Year bears to (ii) the total Compensation of all such Participants for such Plan Year.

(d) Section 415 Supplemental Contributions. To the extent that the Board and/or Administrative Committee designates all or any portion of the Supplemental Contributions for a Plan Year as “Section 415 Supplemental Contributions,” such Contributions shall be allocated to the Supplemental Account of some or all individuals, (i) who at any time during the Plan Year are or were Active Participants, (ii) who were taken into account in performing the ADP or ACP Tests which the Supplemental Contribution is intended to help correct and (iii) who are not Highly Compensated Employees, (A) beginning with such Active Participant(s) who have the lowest Compensation [within the meaning of “Testing Compensation” as described in Section 1.21(f)] until such Active Participant(s) reach their annual addition limits (as described in Section 6.7), or the amount of the Supplemental Contributions is fully allocated, and then (B) continuing with successive individuals or groups of such Active Participants in the same manner until the amount of the Section 415 Supplemental Contributions is fully allocated.

(e) Supplemental Matching Contributions. To the extent that the Board and/or Administrative Committee designates all or any portion of the Supplemental Contributions for a Plan Year as “Supplemental Matching Contributions,” such contributions shall be allocated to the Supplemental Account of each Eligible Non-Highly Compensated Employee, in the same proportion that (i) such Eligible Non-Highly Compensated Employee’s Plan Year Before-Tax Contributions that do not exceed the maximum amount of Before-Tax Contributions taken into account in determining Matching Contributions for such Plan Year (e.g. 3 percent as determined under Section 3.2) bears to (ii) the total of all such Eligible Non-Highly Compensated Employees’ Plan Year Before-Tax Contributions (calculated by taking into account for such Eligible Non-Highly Compensated Employees only the maximum amount of Before-Tax Contributions taken into account in determining Matching Contributions for such Plan Year).

5.5 Crediting of Restoration Contributions.

As of the Valuation Date coinciding with or immediately following the date on which the Plan restores the forfeitable portion of a Participant’s Account pursuant to Section 3.7, such amount shall be credited to the appropriate Matching and Transfer Accounts of the Participant, in the amounts forfeited from such Accounts upon the earlier distribution to such Participant.

5.6 Allocation of Forfeitures.

To the extent Forfeitures for a Plan Year are not used to pay restoration contributions pursuant to Section 3.7 or to replace abandoned Accounts as provided in Section 9.10, the Administrative Committee, in its sole discretion, may use such Forfeitures to pay the reasonable administrative expenses of the Plan or may deem such Forfeitures to be Matching or Supplemental Contributions that shall first be used to reduce the Participating Companies’ obligation, if any, to make such Contributions pursuant to the terms of the Plan and then shall be added to, and combined with, any such other Contributions made for such Plan Year by the Participating Companies.

5.7 Allocation and Crediting of Investment Experience.

As of each Valuation Date, the Trustee shall determine the fair market value of the Trust Fund which shall be the sum of the fair market values of the Investment Funds, as determined by the institutions maintaining the Investment Funds. Each Participant’s or Beneficiary’s Account shall be allocated and credited with a portion of such earnings or debited with a portion of such losses in each Investment Fund, in the proportion that the amount credited to such Account is invested in each Investment Fund. Each Account shall also be appropriately adjusted to reflect any Contributions, distributions, withdrawals or transfers between Investment Funds and other disbursements from such Account.

5.8 Allocation of Adjustment Upon Changes in Capitalization.

If the outstanding shares of Company Stock held in the Plan increase or decrease by reason of a recapitalization, reclassification, stock split, combination of shares or dividend payable in shares of Company Stock, such increase or decrease shall be allocated to each Account, as of the date on which the event requiring such adjustment occurs, in the same manner as the share to which it is attributable is then allocated.

5.9 Notice to Participants of Account Balances.

At least once for each Plan Year, the Administrative Committee shall cause a written statement of a Participant’s or Beneficiary’s Account balance to be distributed to the Participant or Beneficiary.

5.10 Good Faith Valuation Binding.

In determining the value of the Trust Fund and the Accounts, the Trustee and the Administrative Committee shall exercise their best judgment, and all such determinations of value (in the absence of bad faith) shall be binding upon all Participants and Beneficiaries.

5.11 Errors and Omissions in Accounts.

If an error or omission is discovered in the Account of a Participant or Beneficiary, the Administrative Committee shall cause appropriate, equitable adjustments to be made to such Account.

ARTICLE VI

CONTRIBUTION AND SECTION 415 LIMITATIONS

AND NONDISCRIMINATION REQUIREMENTS

6.1 Deductibility Limitations.

In no event shall the total Contribution amount for any taxable year of a Participating Company exceed that amount which is properly deductible for federal income tax purposes under the then appropriate provisions of the Code. For purposes of this Section, a Contribution may be deemed made by a Participating Company for a taxable year if it is paid to the Trustee on or before the date of filing the Participating Company’s federal income tax return (including extensions thereof) for that year or on or before such other date as shall be within the time allowed to permit proper deduction by the Participating Company of the amount so contributed for federal income tax purposes for the year in which the obligation to make such Contribution was incurred.

6.2 Maximum Limitation on Elective Deferrals.

(a) Maximum Elective Deferrals Under Participating Company Plans. The aggregate amount of a Participant’s Elective Deferrals made for any calendar year under the Plan and any other plans, contracts or arrangements with the Participating Companies shall not exceed the Maximum Deferral Amount.

(b) Return of Excess Before-Tax Contributions. If the aggregate amount of a Participant’s Before-Tax Contributions, made for any calendar year exceeds the Maximum Deferral Amount, the Participant shall be deemed to have notified the Administrative Committee of such excess, and the Administrative Committee shall cause the Trustee to distribute to such Participant, on or before April 15 of the next succeeding calendar year, the total of (i) the amount by which such Before-Tax Contributions exceed the Maximum Deferral Amount, plus (ii) any earnings allocable thereto (including, in the Administrative Committee’s discretion, any gap income). In addition, Matching Contributions made on behalf of the Participant which are attributable to the distributed Before-Tax Contributions shall be forfeited.

(c) Return of Excess Elective Deferrals Provided by Other Participating Company Arrangements. If after the reduction described in subsection (b) hereof, a Participant’s aggregate Elective Deferrals under plans, contracts and arrangements with the Controlling Company and all Affiliates still exceed the Maximum Deferral Amount, then, the Participant shall be deemed to have notified the Administrative Committee of such excess, and, unless the Administrative Committee directs otherwise, such excess shall be reduced by distributing to the Participant Elective Deferrals that were made for the calendar year under such plans, contracts and/or arrangements with the Controlling Company and all Affiliates other than the Plan. However, if the Administrative Committee decides to make any such distributions from Before-Tax Contributions made to the Plan, such distributions (including forfeiture of Matching Contributions) shall be made in a manner similar to that described in subsection (b) hereof.

(d) Discretionary Return of Elective Deferrals. If after the reductions described in subsections (b) and (c) hereof, (i) a Participant’s aggregate Elective Deferrals made for any calendar year under the Plan and any other plans, contracts or arrangements with Participating Companies and any other employers still exceed the Maximum Deferral Amount, and (ii) such Participant submits to the Administrative Committee, on or before the March 1 following the end of such calendar year, a written request that the Administrative Committee distribute to such Participant all or a portion of his remaining Before-Tax Contributions made for such calendar year, and any earnings attributable thereto (including in the Administrative Committee’s discretion, any gap income), then the Administrative Committee may, but shall not be required to, cause the Trustee to distribute such amount to such Participant on or before the April 15 following the end of the year in which the Maximum Deferral Amount was exceeded. However, if the Administrative Committee decides to make any such distributions from Before-Tax Contributions made to the Plan, such distributions (including forfeiture of Matching Contributions) shall be made in a manner similar to that described in subsection (b) hereof.

(e) Return of Excess Annual Additions. Any Before-Tax Contributions returned to a Participant to correct excess Annual Additions shall be disregarded for purposes of determining whether the Maximum Deferral Amount has been exceeded.

6.3 Nondiscrimination Requirements for Before-Tax Contributions.

(a) ADP Test. The allocation of the aggregate of all (i) Before-Tax Contributions, (ii) to the extent designated by the Administrative Committee pursuant to subsection (c) hereof, Supplemental Contributions, and (iii) to the extent taken into account under subsection (b) hereof, before-tax and/or qualified nonelective contributions made under another plan, shall satisfy at least one of the following ADP Tests (which have been applied consistently since the Plan’s inception) for each Plan Year:

(1) The ADP for the Plan Year being tested of the Active Participants who are Highly Compensated Employees during the Plan Year shall not exceed the product of (A) the ADP for such Plan Year of the Active Participants who are not Highly Compensated Employees during the Plan Year, multiplied by (B) 1.25; or

(2) The ADP for the Plan Year being tested of the Active Participants who are Highly Compensated Employees during the Plan Year shall not exceed the ADP for such Plan Year of the Active Participants who are not Highly Compensated Employees during the Plan Year by more than 2 percentage points, nor shall it exceed the product of (A) the ADP for such Plan Year of the Active Participants who are not Highly Compensated Employees during the Plan Year, multiplied by (B) 2.

(b) Multiple Plans. If before-tax and/or qualified nonelective contributions are made to one or more other plans [other than employee stock ownership plans as described in Code Section 4975(e)(7)] which, along with the Plan, are considered as a single plan for purposes of Code Section 401(a)(4) or Section 410(b), such plans shall be treated as one plan for purposes of this Section, and the before-tax and applicable qualified nonelective contributions made to those other plans shall be combined with the Before-Tax and applicable Supplemental Contributions for purposes of performing the tests described in subsection (a) hereof. In addition, the Administrative Committee may elect to treat the Plan as a single plan along with the one or more other plans [other than employee stock ownership plans as described in Code

Section 4975(e)(7)] to which before-tax and/or qualified nonelective contributions are made for purposes of this Section; provided, the Plan and all of such other plans also must be treated as a single plan for purposes of satisfying the requirements of Code Sections 401(a)(4) and 410(b) [other than the requirements of Code Section 410(b)(2)(A)(ii)]. However, plans may be aggregated for purposes of this subsection only if they have the same plan year.

(c) Adjustments to Actual Deferral Percentages. In the event that the allocation of the Before-Tax Contributions and Supplemental Contributions for a Plan Year does not satisfy one of the ADP Tests of subsection (a) hereof, the Administrative Committee shall cause the Before-Tax and Supplemental Contributions for such Plan Year to be adjusted in accordance with one or a combination of the following options:

(1) The Administrative Committee may cause the Participating Companies to make, with respect to such Plan Year, Supplemental Contributions on behalf of, and allocable to, the Participants described in Section 5.3 with respect to such Plan Year, in the minimum amount necessary to satisfy one of the ADP Tests. Such Supplemental Contributions shall be allocated among such Participants pursuant to one of the methods described in Section 5.3.

(2) By the last day of the Plan Year following the Plan Year in which the annual allocation failed both of the ADP Tests, the Administrative Committee may direct the Trustee to reduce the Before-Tax Contributions taken into account with respect to Highly Compensated Employees under such failed ADP Tests by the dollar amount necessary to satisfy one of the ADP Tests. The total dollar amount by which Before-Tax Contributions shall be reduced shall be determined by hypothetically reducing Before-Tax Contributions made on behalf of Highly Compensated Employees in order of individual Actual Deferral Percentages, beginning with the highest Actual Deferral Percentage. Notwithstanding the method of determining the total dollar amount of such reductions, actual reductions in Before-Tax Contributions shall be made in accordance with, and solely from the Accounts of those Highly Compensated Employees who are affected by, the following procedure:

(A) First, the Before-Tax Contributions of the Highly Compensated Employee(s) with the highest dollar amount of Before-Tax Contributions for such Plan Year shall be reduced by the lesser of (i) the entire amount necessary to satisfy one of the ADP Tests (determined as described above), or (ii) that part of the entire dollar amount necessary to satisfy one of the ADP Tests as shall cause the amount of Before-Tax Contributions of each such Highly Compensated Employee to equal the amount of Before-Tax Contributions of each of the Highly Compensated Employees with the next highest dollar amount of Before-Tax Contributions for such Plan Year. In addition, to the extent that a Highly Compensated Employee’s Before-Tax Contributions are reduced pursuant to this Section, any Matching Contributions made on behalf of a Highly Compensated Employee which are attributable to the distributed Before-Tax Contributions shall be forfeited.

(B) Substantially identical steps shall be followed for making further reductions in the Before-Tax Contributions of each of the Highly Compensated Employees with the next highest dollar amount of Before-Tax Contributions for such Plan Year until one of the ADP Tests has been satisfied.

(C) Any amount by which Before-Tax Contributions are so reduced, plus any earnings attributable thereto (including in the Administrative Committee’s discretion any gap income or loss), shall be distributed to the Highly Compensated Employees from whose Before-Tax Accounts such reductions shall have been made.

For Plan Years beginning prior to January 1, 1997, reductions to the Accounts of Highly Compensated Employees shall be made in accordance with Section 401(k)(8) as in effect prior to its amendment by the Small Business Job Protection Act of 1996.

6.4 Nondiscrimination Requirements for Matching Contributions.

(a) ACP Test. The allocation of the aggregate of all (i) after-tax, (ii) Matching Contributions, (iii) to the extent designated by the Administrative Committee pursuant to subsection (c) hereof, Supplemental Contributions, and (iv) to the extent designated by the Administrative Committee pursuant to subsection (b) hereof, other before-tax and/or qualified nonelective contributions made under another plan shall satisfy at least one of the following ACP Tests (which have been applied consistently since the Plan’s inception) for such Plan Year:

(1) The ACP for the Plan Year being tested of the Active Participants who are Highly Compensated Employees during the Plan Year shall not exceed the product of (A) the ACP for such Plan Year of the Active Participants who are not Highly Compensated Employees during the Plan Year, multiplied by (B) 1.25; or

(2) The ACP for the Plan Year being tested of the Active Participants who are Highly Compensated Employees during the Plan Year shall not exceed the ACP for such Plan Year of the Active Participants who are not Highly Compensated Employees during the Plan Year by more than 2 percentage points, nor shall it exceed the product of (A) the ACP for such Plan Year of the Active Participants who are not Highly Compensated Employees during the Plan Year, multiplied by (B) 2.

(b) Multiple Plans. If matching, after-tax, before-tax and/or qualified nonelective contributions are made to one or more other plans [other than employee stock ownership plans as described in Code Section 4975(e)(7)] which, along with the Plan, are considered as a single plan for purposes of Code Section 401(a)(4) or Section 410(b), such plans shall be treated as one plan for purposes of this Section, and the matching, after-tax, applicable before-tax and qualified nonelective contributions made to those other plans shall be combined with the Matching, applicable Before-Tax and Supplemental Contributions for purposes of performing the tests described in subsection (a) hereof. In addition, the Administrative Committee may elect to treat the Plan as a single plan along with one or more other plans [other than employee stock ownership plans as described in Code Section 4975(e)(7)] to which matching, after-tax, applicable before-tax and/or qualified nonelective contributions are made for purposes of this Section; provided, the Plan and all of such other plans also must be treated as a single plan for purposes of satisfying the requirements of Code Sections 401(a)(4) and 410(b) [other than the requirements of Code Section 410(b)(2)(A)(ii)]. However, plans may be aggregated for purposes of this subsection only if they have the same plan year.

(c) Adjustments to Actual Contribution Percentages. In the event that the allocation of the Before-Tax, Matching and Supplemental Contributions and other after-tax, before-tax and qualified nonelective contributions for a Plan Year does not satisfy one of the ACP Tests of subsection (a) hereof, the Administrative Committee shall cause such Matching Contributions for the Plan Year to be adjusted in accordance with one or a combination of the following options:

(1) The Administrative Committee may cause the Participating Companies to make, with respect to such Plan Year, Supplemental Contributions on behalf of, and specifically allocable to, the Participants described in Section 5.3 with respect to such Plan Year, in the minimum amount necessary to satisfy one of the ACP Tests; such Supplemental Contributions shall be allocated among the Participants pursuant to the methods described in Section 5.3. Alternatively or in addition, the Administrative Committee may add a portion of the Before-Tax Contributions that are made for the Plan Year by the Participants who are not Highly Compensated Employees and that are not needed for the Plan to satisfy the ADP Tests for the Plan Year to the Matching Contributions for such Participants to increase the ACP for such Participants.

(2) By the last day of the Plan Year following the Plan Year in which the annual allocation failed both of the ACP Tests, the Administrative Committee may direct the Trustee to reduce Matching Contributions taken into account with respect to Highly Compensated Employees under such failed ACP Tests by the dollar amount necessary to satisfy one of the ACP Tests. The total dollar amount by which Matching Contributions shall be reduced shall be determined by hypothetically reducing Matching Contributions made on behalf of Highly Compensated Employees in order of individual Actual Contribution Percentages, beginning with the highest Actual Contribution Percentage. Notwithstanding the method of determining the total dollar amount of such reductions, actual reductions in Matching Contributions shall be made in accordance with, and solely from the Accounts of those Highly Compensated Employees who are affected by, the following procedure:

(A) First, the Matching Contributions of the Highly Compensated Employee(s) with the highest dollar amount of Matching Contributions for such Plan Year shall be reduced by the lesser of (i) the entire dollar amount necessary to satisfy one of the ACP Tests (determined as described above), or (ii) that part of the entire amount necessary to satisfy one of the ACP Tests as shall cause the dollar amount of Matching Contributions of each such Highly Compensated Employee to equal the amount of Matching Contributions of each of the Highly Compensated Employees with the next highest dollar amount of Matching Contributions for such Plan Year.

(B) Substantially identical steps shall be followed for making further reductions in the Matching Contributions of each of the Highly Compensated Employees with the next highest dollar amount of Matching Contributions for such Plan Year until one of the ACP Tests has been satisfied.

(C) Any amount by which Matching Contributions are reduced, plus any earnings attributable thereto (including in the Administrative Committee’s discretion any gap income or loss), shall be forfeited; provided, if the Matching Contributions to be reduced are vested and therefore may not be forfeited, those Matching Contributions, plus any earnings attributable thereto (including in the Administrative Committee’s discretion any gap income or loss) shall be distributed to the Highly Compensated Employees from whose Matching Accounts such reductions have been made.

For Plan Years beginning prior to January 1, 1997, reductions to the Accounts of Highly Compensated Employees shall be made in accordance with Section 401(m)(6) as in effect prior to its amendment by the Small Business Job Protection Act of 1996.

6.5 Multiple Use of Tests.

(a) Aggregate Limitation. The sum of the ADP and the ACP for the Plan Year being tested for the entire group of eligible Highly Compensated Employees who are Active Participants, following and taking into account the application of Sections 6.3(c) and 6.4(c) for such Plan Year, may not exceed the greater of (1) or (2) below (or such other applicable limits as may be established under the Code, regulations or otherwise):

(1) the sum of:

(A) 125 percent of the greater of (i) the ADP for such Plan Year of the group of non-Highly Compensated Employees eligible under the Plan beginning with or within the plan year of the Code Section 401(k) arrangement, or (ii) ACP for such Plan Year for the group of non-Highly Compensated Employees who are eligible under the Plan beginning with or within the plan year of the Code Section 401(k) arrangement; plus

(B) the lesser of 2 plus or 2 times the lesser of the amount determined in subsection (a)(1)(A)(i) or (a)(1)(A)(ii) hereof; or

(2) the sum of:

(A) 125 percent of the lesser of (i) the ADP for such Plan Year of the group of non-Highly Compensated Employees eligible under the Plan beginning with or within the plan year of the Code Section 401(k) arrangement, or (ii) the ACP for such Plan Year of the group of non-Highly Compensated Employees who are eligible under the Plan beginning with or within the plan year of the Code Section 401(k) arrangement; plus

(B) the lesser of 2 plus or 2 times the greater of the amount determined in subsection (a)(2)(A)(i) or (a)(2)(A)(ii) hereof.

(b) Multiple Plans. If at least one Highly Compensated Employee participates in another qualified retirement plan maintained by the Participating Company which (i) permits before-tax contributions and/or after-tax contributions or matching contributions, and (ii) is not aggregated with the Plan for purposes of nondiscrimination testing, then the multiple use aggregate limitations described in subsection (a) shall apply separately with respect to each such other plan.

(c) Correction. If the maximum limitation of the combination of the Highly Compensated Employees’ ADPs and ACPs, as described in subsection (a) hereof, is exceeded, this excess shall be reduced or otherwise corrected by any method permissible under Section 6.3 for satisfying the ADP Test or through any method permitted under Section 6.4 to satisfy the ACP Test, or any combination thereof.

(d) Application. This Section shall be operated and interpreted in a manner consistent with regulations promulgated under Code Section 401(m).

6.6 Order of Application.

For any Plan Year in which adjustments shall be necessary or otherwise made pursuant to the terms of Sections 6.3, 6.4 and/or 6.5, such adjustments shall be applied in the order prescribed by the Secretary of Treasury in Treasury Regulations or other published authority.

6.7 Code Section 415 Limitations on Maximum Contributions.

(a) General Limit on Annual Additions. In no event shall the Annual Addition to a Participant’s Account for any Limitation Year, under the Plan and any other Defined Contribution Plan maintained by an Affiliate, exceed the lesser of:

(1) $35,000 (as adjusted by the Secretary of the Treasury under Code Section 415(d) to reflect cost-of-living increases); or

(2) 25 percent of such Participant’s Compensation.

(b) Combined Plan Limit. If an Employee is a participant in the Plan and any one or more other defined contribution plans maintained by any Affiliates and a corrective adjustment in such Employee’s benefits is required to comply with this Section 6.5, such adjustment shall be made under the other plan(s). Effective for Limitation Years commencing on and after January 1, 2000, the combined defined benefit and defined contribution plan limit under Code Section 415 (e) ceased to apply.

(c) Correction of Excess Annual Additions. If, as a result of either the allocation of Forfeitures to an Account, a reasonable error in estimating a Participant’s Compensation or Elective Deferrals, or such other circumstances as permitted by the Internal Revenue Service, the Annual Addition made on behalf of a Participant exceeds the limitations set forth in this Section, the Administrative Committee shall direct the Trustee to take such of the following actions as it shall deem appropriate, specifying in each case the amount of Contributions involved:

(1) A Participant’s Annual Addition first shall be reduced by reducing his Before-Tax Contributions in the amount of the remaining excess, up to the total amount of Before-Tax Contributions made on behalf of such Participant on which the Participating Company has made no Matching Contribution, and the amount of the reduction (plus any earnings thereon) shall be returned to such Participant.

(2) If further reductions are necessary, a Participant’s Annual Addition shall be reduced by reducing his Before-Tax Contributions (not previously reduced) in the amount of the remaining excess, up to the total amount of Before-Tax Contributions made on behalf of such Participant. The amount of the reduction (plus investment earnings thereon) shall be returned to such Participant and the Matching Contributions (and investment earnings thereon) attributable to the returned Before-Tax Contributions shall be forfeited, placed in a suspense account and reallocated in a manner similar to that described in subsection (c)(3) hereof.

(3) If further reduction is necessary, the Supplemental Contributions allocated to the Participant’s Account shall be reduced in the amount of the remaining excess, shall be held in a suspense account and shall be applied to reduce permissible Contributions in each successive Plan Year until such amount is fully allocated; provided, so long as any suspense account is maintained pursuant to this Section: (A) no Contributions shall be made to the Plan which would be precluded by this Section; (B) investment gains and losses of the Trust Fund shall be allocated to such suspense account; and (C) amounts in the suspense account shall be allocated in the same manner as Contributions as of the earliest Valuation Date possible, until such suspense account is exhausted.

(d) Annual Addition. For purposes of this Section, the term “Annual Addition” for any Participant means the sum for any Limitation Year of:

(1) contributions made by an Affiliate on behalf of the Participant under all Defined Contribution Plans;

(2) contributions made by the Participant under all Defined Contribution Plans of an Affiliate [excluding rollover contributions as defined in Code Sections 402(c)(4), 403(a)(4), 403(b)(8) and 408(d)(3) and contributions of previously distributed benefits which result in such a Plan’s restoration of previously forfeited benefits pursuant to Treasury Regulation Section 1.411(a)-7(d)];

(3) forfeitures allocated to the Participant under all Defined Contribution Plans of an Affiliate;

(4) amounts allocated for the benefit of the Participant after March 31, 1984, to an individual medical account established under a pension or annuity plan maintained by an Affiliate, as described in Code Section 415(l); and

(5) if the Participant was a Key Employee at any time during the Plan Year during which or coincident with which the Limitation Year ends or during any preceding Plan Year, any amount paid or accrued after December 31, 1985 by an Affiliate to a special account under a welfare benefit fund [as defined in Code Section 419(e)] to provide post-retirement medical or life insurance benefits to the Participant, as described in Code Section 419A(d)(2).

Contributions do not fail to be Annual Additions merely because they are (i) Before-Tax Contributions that exceed the Maximum Deferral Amount, (ii) Before-Tax Contributions that cause the Plan to fail the ADP Tests, or (iii) Matching Contributions that cause the Plan to fail the ACP Tests, or merely because the Contributions described in clauses (ii) and (iii) immediately above are corrected through distribution or recharacterization; Contributions described in clause (i) immediately above that are distributed in accordance with the terms of Section 6.2 shall not be Annual Additions.

(e) Compliance with Code Section 415. The limitations in this Section are intended to comply with the provisions of Code Section 415 so that the maximum benefits permitted under plans of the Affiliates shall be exactly equal to the maximum amounts allowed under Code Section 415 and the regulations promulgated thereunder. The provisions of this Section generally are effective as of the Effective Date, but to the extent the Code requires an earlier or later effective date with respect to any portion(s) of this Section, such other effective date shall apply. If there is any discrepancy between the provisions of this Section and the provisions of Code Section 415 and the regulations promulgated thereunder, such discrepancy shall be resolved in such a way as to give full effect to the provisions of the Code.

6.8 Construction of Limitations and Requirements.

The descriptions of the limitations and requirements set forth in this Article are intended to serve as statements of the legal requirements necessary for the Plan to remain qualified under the applicable terms of the Code. The Participating Companies do not desire or intend, and the terms of this Article shall not be construed, to impose any more restrictions on the operation of the Plan than required by law. Therefore, the terms of this Article and any related terms and definitions in the Plan shall be interpreted and operated in a manner which imposes the least restrictions on the Plan. For example, if use of a more liberal definition of “Compensation” or a more liberal multiple use test is permissible at any time under the law, then the more liberal provisions may be applied as if such provisions were included in the Plan.

ARTICLE VII

INVESTMENTS

7.1 Establishment of Trust Account.

All Contributions are to be paid over to the Trustee, to be held in the Trust Fund and invested in accordance with the terms of the Plan and the Trust.

7.2 Investment Funds.

(a) Establishment of Investment Funds. In accordance with instructions from the Investment Committee and the terms of the Plan and the Trust, the Trustee shall establish and maintain, for the investment of assets of the Trust Fund, Investment Funds for the investment of Contributions and Accounts. Such Investment Funds shall be established and modified from time to time without necessity of amendment to the Plan and shall have the investment objectives prescribed by the Investment Committee. Investment Funds also may be established and maintained for any limited purpose(s) the Investment Committee may direct (for example, for the investment of certain specified Accounts transferred from a Prior Plan). Similarly, at the authorized direction of the Investment Committee, the Trustee may eliminate one or more of the then existing Investment Funds. The Trustee may invest Contributions it receives in interest bearing accounts until such time as a Participant’s investment directions can be effected.

(b) Reinvestment of Cash Earnings. Any investment earnings received in the form of cash with respect to any Investment Fund (in excess of the amounts necessary to make cash distributions or to pay Plan or Trust expenses) shall be reinvested in such Investment Fund.

7.3 Participant Direction of Investments.

Each Participant or Beneficiary generally may direct the manner in which his Accounts and Contributions shall be invested in and among the Investment Funds described in Section 7.2, including, effective as of December 1, 1999, the Company Stock Fund. Participant investment directions shall be made in accordance with the following terms:

(a) Investment of Contributions. Except as otherwise provided in this Section, each Participant may elect, on a form provided by the Administrative Committee, through an interactive telephone or internet-based system, or in such other manner as the Administrative Committee may prescribe, the percentage of his future Contributions that will be invested in each Investment Fund. An initial election of a Participant shall be made as of the Entry Date on which the Participant commences or recommences participation in the Plan and shall apply to all such specified Contributions credited to such Participant’s Account after such Entry Date; provided, an earlier investment election may be made with respect to a Rollover Contribution made before an Employee becomes an Active Participant. Such Participant may make subsequent elections as of any Valuation Date, and such elections shall apply to all such Contributions credited to such Participant’s Accounts following such date; for purposes hereof, Contributions and/or Forfeitures that are credited to a Participant’s or Beneficiary’s Account shall be subject to the investment election in effect on the date on which such amounts are actually received and credited, regardless of any prior date “as of” which such Contributions may have been allocated to his Account. Any election made pursuant to this subsection with respect to future Contributions shall remain effective until changed by the Participant. In the event a Participant never makes an investment election or makes an incomplete or insufficient election in some manner, the Trustee, based on authorized directions from the Administrative Committee, shall direct the investment of the Participant’s future Contributions.

(b) Investment of Existing Account Balances. Except as otherwise provided in this Section, each Participant or Beneficiary may elect, on a form provided by the Administrative Committee, through an interactive telephone or internet-based system, or in such other manner as the Administrative Committee may prescribe, the percentage of his existing Accounts that will be invested in each Investment Fund; provided, as part of making an election, the Participant or Beneficiary may elect different Investment Funds or combinations of Investment Funds for each such type of Account. Such Participant or Beneficiary may make such elections effective as of any Valuation Date following his Entry Date into the Plan (or the crediting of his Rollover Contribution). Each such election shall remain in effect until changed by such Participant or Beneficiary. In the event a Participant or Beneficiary fails to make an election for his existing Account balance pursuant to the terms of this subsection which is separate from his election made for his Contributions pursuant to the terms of this subsection (a) hereof, or if a Participant’s or Beneficiary’s investment election form is incomplete or insufficient in some manner, the Participant’s or Beneficiary’s existing Account balance will continue to be invested in the same manner provided under the terms of the most recent election affecting that portion of his Account.

(c) Conditions Applicable to Elections. The Administrative Committee shall have complete discretion to adopt and revise procedures to be followed in making such investment elections. Such procedures may include, but are not limited to, the process of the election, the permitted frequency of making elections, the deadline for making elections and the effective date of such elections; provided, elections must be permitted at least once every 3 months. Any procedures adopted by the Administrative Committee that are inconsistent with the deadlines or procedures specified in this Section shall supersede such provisions of this Section without the necessity of a Plan amendment.

(d) Restrictions on Investments. To the extent any investment or reinvestment restrictions apply with respect to any Investment Funds (for example, restrictions on changes of investments between competing funds) or as a result of unanticipated depletion of cash liquidity within an Investment Fund, a Participant’s or Beneficiary’s ability to direct investments hereunder may be limited.

(e) Sales and Purchases of Company Stock. Up to 100 percent of the Trust Account may be invested in Company Stock by investing in the Company Stock Fund, as follows:

(1) To the extent that any cash amounts received by or held in the Trust Fund are to be invested in the Company Stock Fund, the Trustee, as properly directed by the Administrative Committee, shall effect purchases of shares of Company Stock pursuant to procedures established by the Administrative Committee. The Trustee shall make such purchases in compliance with all applicable securities laws and may purchase Company Stock (A) in the open market, (B) in privately negotiated transactions with holders of Company Stock and/or the Controlling Company, and/or (C) through the exercise of stock rights, warrants or options. Alternatively, the Trustee may acquire the requisite number of shares of Company Stock from shares already acquired for other Participants’ Accounts and made available pursuant to the procedure described in Subsection (e)(2)(B) hereof. The Trustee shall make all purchases of Company Stock at a price or prices which, in the judgment of the Trustee, do not exceed the fair market value of such Company Stock as of the date of purchase; with respect to Company Stock purchased on the open market, the total cost to Participants will include acquisition costs.

(2) To the extent that any shares of Company Stock held in the Trust Fund are to be liquidated for purposes of investing in one or more of the other Investment Funds, making distributions and/or otherwise, the Trustee, in a manner consistent with the terms of Subsection (e)(1) hereof, shall either (A) sell, at fair market value, the appropriate number of shares of Company Stock to effect such election, or (B) retain such shares for credit to other Participants’ Accounts; any shares of Company Stock so retained shall be deemed to have been sold at fair market value on the day the election to sell is to be effective as described in Subsection (e)(3) hereof.

(3) If Company Stock is to be purchased or sold, such purchases and sales shall be made as soon as administratively practicable.

(4) For all purposes under the Plan for which the value of Company Stock must be determined, the value of Company Stock shall be its fair market value. If the Company Stock is listed on an established stock exchange, the fair market value per share of Company Stock on any particular date shall be the closing price of the stock on such exchange as of the day designated by the Administrative Committee or determined under any procedure in general use under the Plan. If, for any reason, the fair market value per share of Company Stock cannot be ascertained or is unavailable for a particular date, the fair market value of such stock shall be determined as of the nearest preceding date on which such fair market value can be ascertained pursuant to the terms hereof. In the case of a transaction between the Plan and a person described in Code Section 4975(e)(2), the value shall be determined as of the date of the transaction; for all other purposes, the value shall be determined as of the most recent Valuation Date.

7.4 Investment of Matching Accounts. Until such time as the Administrative Committee may direct otherwise, a Participant’s Matching Account shall be automatically invested in the Company Stock Fund, and Participants shall be entitled to direct investment of amounts from such Company Stock Fund.

7.5 Valuation.

As of each Valuation Date, the Trustee shall determine the fair market value of each of the Investment Funds after first deducting any expenses which have not been paid by the Participating Companies. All costs and expenses incurred in connection with Plan investments and, unless paid by the Participating Companies, all costs and expenses incurred in connection with the general administration of the Plan and the Trust shall be allocated between the Investment Funds in the proportion in which the amount invested in each Investment Fund bears to the amount invested in all Investment Funds as of the appropriate Valuation Date; provided, all costs and expenses directly identifiable to one Investment Fund shall be allocated to that Investment Fund.

7.6 Purchase of Life Insurance.

Life insurance contracts shall not be purchased.

7.7 Voting and Tender Offer Rights with Respect to Investment Funds.

To the extent and in the manner permitted by the Trust and/or any documents establishing or controlling any of the Investment Funds, Participants and Beneficiaries shall be given the opportunity to vote and tender their interests in each such Investment Fund. Otherwise, such interests shall be voted and/or tendered by the Investment Manager or other fiduciary that controls such Investment Fund, as may be provided in the controlling documents.

7.8 Fiduciary Responsibilities for Investment Directions.

All fiduciary responsibility with respect to the selection of Investment Funds for the investment of a Participant’s or Beneficiary’s Accounts shall be allocated to the Participant or Beneficiary who directs the investment. Neither the Administrative Committee, the Investment Committee, the Trustee, nor any Participating Company shall be accountable for any loss sustained by reason of any action taken, or investment made, pursuant to an investment direction.

7.9 Appointment of Investment Manager; Authorization to Invest in Collective Trust.

(a) Investment Manager. The Investment Committee may appoint any one or more individuals or entities to serve as the investment manager or managers of the entire Trust or of all or any designated portion of a particular Investment Fund or Investment Funds. The investment manager shall certify that it is qualified to act as an “investment manager” within the meaning of Section 3(38) of ERISA and shall acknowledge in writing its fiduciary status with respect to the assets placed under its control. The appointment of the investment manager shall be effective upon the Trustee’s receipt of a copy of an appropriate Investment Committee resolution (or such later effective date as may be contained therein), and the appointment shall continue in effect until receipt by the Trustee of a copy of an Investment Committee resolution removing or accepting the resignation of the investment manager (or such later effective date as may be specified therein). If an investment manager is appointed, the investment manager shall have the power to manage, acquire and dispose of any and all assets of the Trust Fund, as the case may be, which have been placed under its control, except to the extent that such power is reserved to the Trustee by the Controlling Company. If an investment manager is appointed, the Trustee shall be relieved of any and all liability for the acts or omissions of the investment manager, and the Trustee shall not be under any obligation to invest or otherwise manage any assets which are subject to the management of the investment manager.

(b) Collective Trust. The Investment Committee may designate that all or any portion of the Trust Fund shall be invested in a collective trust fund, in accordance with the provisions of Revenue Ruling 81-100 or any successor ruling. Such designation or direction shall be in addition to the powers to invest in commingled funds maintained by the Trustee provided for in the Trust.

7.10 Voting and Tender Offer Rights With Respect to Company Stock.

(a) Voting Rights. Each Participant or Beneficiary shall have the right to direct the Trustee as to the exercise of all voting rights with respect to the whole shares of Company Stock in his Account. Unless otherwise required by ERISA, whole shares of Company Stock for which directions are not made by Participants or Beneficiaries shall be voted by the Trustee in the same proportion as the whole shares of such Company Stock are voted by the voting Participants and Beneficiaries by the Trustee. To the extent possible, the Trustee shall combine fractional shares of Company Stock in the Accounts of Participants or Beneficiaries and shall vote such fractional shares of Company Stock in the same proportion as the whole shares of such Company Stock are voted by the voting Participants or Beneficiaries by the Trustee.

(b) Tender Offer Rights. Each Participant or Beneficiary shall have the right to direct the Trustee as to whether, in accordance with the terms of any tender offer for shares of Company Stock, to tender the whole shares of Company Stock in his Account, and the Trustee shall follow such directions. To the extent possible, the Trustee shall combine fractional shares of Company Stock in the Accounts of Participants or Beneficiaries and shall tender such fractional shares of Company Stock in the same proportion as the whole shares of such Company Stock are tendered by the tendering Participants or Beneficiaries. Unless otherwise required by ERISA, the Trustee shall not tender whole shares of Company Stock credited to a Participant’s or Beneficiary’s Account for which it has received no directions.

(c) Confidentiality. The Administrative Committee shall establish procedures to protect the voting and tender offer rights of the Participants and Beneficiaries and to ensure that the manner in which each Participant or Beneficiary exercises his voting or tender offer rights is confidential with respect to the Administrative Committee and the management of the Company.

(d) Dissemination of Pertinent Information. The Administrative Committee shall deliver, or cause to be delivered, to each Participant or Beneficiary, all notices, financial statements, proxies and proxy soliciting materials, relating to the voting of Company Stock in his Account. In addition, the Administrative Committee shall deliver, or cause to be delivered, to each Participant and Beneficiary all materials relating to any tender offer, including the materials distributed by any tender offerer (that is, any bidder). The Administrative Committee shall notify each Participant or Beneficiary of each occasion for the exercise of voting or tender offer rights within a reasonable time before such rights are to be exercised, and such notification shall include all of the relevant information that the Controlling Company distributes to shareholders regarding the exercise of such rights.

7.11 Recordkeeper Transition Rule. For purposes of effectuating a change in the Plan’s recordkeeper, and notwithstanding anything contained in this Article VII to the contrary, the Administrative Committee may designate a period during which no participant direction of investments shall be permitted.

ARTICLE VIII

VESTING IN ACCOUNTS

8.1 General Vesting Rule.

(a) Fully Vested Accounts. All Participants shall at all times be fully vested in their Before-Tax, Supplemental and Rollover Accounts.

(b) Matching Accounts. Except as provided in Sections 8.2 and 8.3, the Matching Account of each Participant shall vest in accordance with the following vesting schedule, based on the total of the Participant’s Years of Vesting Service:

Years of Vesting Service Completed by Participant	Vested Percentage of Participant’s Matching Account
Less than 1 Year	0%
1 Year, but less than 2	34%
2 Years, but less than 3	67%
3 Years or more	100%

(c) Transfer Accounts. Transfer Accounts shall vest in accordance with the schedule set forth in subsection (b) hereof unless a different vesting schedule is specified by the Administrative Committee on a schedule attached hereto.

8.2 Vesting Upon Attainment of Normal Retirement Age, Death or Disability.

Notwithstanding Section 8.1, a Participant’s Account shall become 100 percent vested and nonforfeitable upon the occurrence of any of the following events:

(a) The Participant’s attainment of Normal Retirement Age while still employed as an Employee of any Affiliate;

(b) The Participant’s death while still employed as an Employee of any Affiliate; or

(c) The Participant’s becoming Disabled while still employed as an Employee of any Affiliate.

8.3 Timing of Forfeitures and Vesting after Restoration Contributions.

(a) Timing of Forfeitures. If a Participant who is not yet 100 percent vested in his Matching Account or Transfer Account separates from service with all Affiliates, the nonvested amount in his Matching Account or Transfer Account shall be immediately forfeited and shall become available for allocation as a Forfeiture (in accordance with the terms of Section 5.6) as soon as practicable after such separation occurs; provided, if such Participant elects to receive a distribution of all of his vested Matching Account or Transfer Account, the nonvested amount in his Matching Account or Transfer Account (i) shall be forfeited and shall become available for allocation as a Forfeiture (in accordance with the terms of Section 5.6) as soon as practicable after such separation occurs and (ii) shall be subject to the restoration rules set forth herein. If a Participant has no vested interest in his Matching Account or Transfer Account, at the time he separates from service, he shall be deemed to have received a cash-out distribution at the time he separates from service, and the forfeiture provisions of this Section shall apply. If such a Participant resumes employment with an Affiliate after he has incurred 5 or more consecutive Breaks in Service, such nonvested amount shall not be restored. If such a Participant resumes employment with an Affiliate before he has incurred 5 consecutive Breaks in Service, the nonvested amount shall be restored pursuant to the terms of subsection (b) or (c) hereof and Section 8.4, as applicable.

(b) Reemployment and Vesting After Cash-Out Distribution. If by the date of reemployment such a Participant has received a distribution of the entire vested interest in his Matching Account or Transfer Account, the provisions of Section 3.7(a) shall be applicable (requiring repayment by such a Participant as a condition for restoration of the nonvested amount). Upon such repayment, the rehired individual immediately shall be credited on the Vesting Schedule set forth in Section 8.1 with all previously earned Years of Vesting Service.

(c) Reemployment and Vesting Before Any Distribution. If such a Participant has no vested interest in his Matching Account or Transfer Account (such that he had a deemed cashout of his Matching Account or Transfer Account), his Matching Account or Transfer Account shall be restored pursuant to the terms of Section 3.7(b) and then shall be subject to all of the vesting rules in this Article VIII as if no Forfeitures had occurred.

8.4 Vesting following Partial Distributions.

In the event that a Participant receives a distribution from an Account in which he is less than fully vested, the vested interest of the Participant in such Account prior to the date such Participant (i) separates from service with all Affiliates, (ii) incurs 5 consecutive Breaks in Service (such that the nonvested portions of such Account are forfeited), or (iii) becomes 100 percent vested pursuant to the terms of Sections 8.1 or 8.2 hereof (whichever is earliest), shall be determined pursuant to the following formula:

X=P (AB + [R x D])—(R x D),

Where X is the vested interest at the relevant time (that is, the time at which the vested percentage in such Account cannot increase), P is the vested percentage at the relevant time; AB is the balance of his Matching Account or Transfer Account at the relevant time; D is the amount of the distribution; and R is the ratio of such Account’s Balance at the relevant time to such Account’s balance immediately after the distribution.

8.5 Amendment to Vesting Schedule.

Notwithstanding anything herein to the contrary, in no event shall the terms of any amendment to the Plan reduce the vested percentage that any Participant has earned under the Plan. In the event that the Plan provides for Participants to vest in their Accounts at a rate which is faster than that provided under any amendment hereto (or in the event any other change is made that directly has an adverse effect on Participants’ vested percentage), any Participant who has 3 or more Years of Vesting Service [calculated in a manner consistent with Treasury Regulation Section 1.411(a)-8T (or any successor Section)] may elect to have his vested percentage calculated under the schedule in the Plan before any such change, and the Administrative Committee shall give each such Participant notice of his rights to make such an election. The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of: (i) 60 days after the amendment is adopted; (ii) 60 days after the amendment becomes effective; or (iii) 60 days after the Participant is issued written notice of the amendment by a Participating Company or Administrative Committee.

ARTICLE IX

PAYMENT OF BENEFITS FROM ACCOUNTS

9.1 Benefits Payable for Reasons Other Than Death.

(a) General Rule Concerning Benefits Payable Upon Separation from Service. In accordance with the terms of subsection (b) hereof and subject to the restrictions set forth in subsections (c) and (d) hereof, if a Participant becomes Disabled or separates from service with all Affiliates for any reason other than death he (or his Beneficiary, if he dies after such Disability or separation from service) shall be entitled to receive a distribution of (i) the vested amount credited to his Account, determined as of the Valuation Date on which such distribution is processed, plus (ii) the vested amount of any Contributions made on his behalf since such Valuation Date. For purposes of this Article, the “date on which such distribution is processed” refers to the date established for such purpose by administrative practice, even if actual payment and/or processing is made at a later date due to delays in the valuation, administrative or any other procedure.

(b) Timing of Distribution.

(1) Except as provided in subsections (b)(2), (b)(3), (d) and (e) hereof, benefits payable to a Participant under this Section shall be distributed as soon as administratively practicable after the Participant becomes Disabled or separates from service with all Affiliates for any reason other than death.

(2) Notwithstanding the foregoing, in the event that (A) the value of the Participant’s Account exceeds $5,000 (or, for distributions made prior to January 1, 1998, exceeded $3,500 at the time of such distribution or any prior distribution) and (B) the distribution date described in subsection (b)(1) hereof occurs or is to occur prior to the Participant’s attainment of Normal Retirement Age, benefits shall not be distributed to such Participant at the time set forth in subsection (b)(1) hereof without the Participant’s written election (or an election through an electronic medium) in such manner as provided by the Administrative Committee. In order for such Participant’s election to be valid, his election must be filed with the Administrative Committee within the 90-day period ending on such date, and the Administrative Committee (no later than 30 days and no earlier than 90 days before such distribution date) must have presented him with a notice informing him of his right to defer his distribution; provided, the Participant may elect to waive the minimum 30-day notice period and to receive his distribution before the end of such period. If the Participant does not consent to the distribution of his benefit at such time, his benefit shall be distributed as soon as practicable after the date he files an election with the Administrative Committee requesting such payment.

(3) Notwithstanding anything in the Plan to the contrary, unless a Participant elects to further defer the distribution of his benefit or fails to submit a claim for such distribution, in no event shall payment of the Participant’s benefit be made later than 60 days after the end of the Plan Year which includes the latest of (i) the date on which the Participant attained Normal Retirement Age, (ii) the date which is the 10th anniversary of the date he commenced participation in the Plan, or (iii) the date he actually separates from service with all Affiliates; provided, if the amount of the payment cannot be ascertained by the date as of which payments are scheduled to be made or commence hereunder, payment shall be made or commence no later than 60 days after the earliest date on which such payment can be ascertained under the Plan.

(4) Notwithstanding anything in the Plan to the contrary, commencing with the original effective date of the Plan, the Participant’s Account shall be distributed no later than the April 1 following the later of (i) the calendar year in which the Participant attains age 70 1/2, or (ii) the calendar year in which the Participant actually separates from service with all Affiliates [provided for Plan Years prior to January 1, 1997, the earlier of (i) and (ii)]; provided, if such Participant is a 5 percent owner (as defined in Code Section 416), benefit payments shall be made no later than the April 1 following the calendar year in which the Participant attains age 70 1/2. Unless a Participant who is a 5 percent owner and whose minimum distributions begin while he is still employed elects to take a distribution of his entire Account balance, his benefits, payable under this Article IX commencing as of his required beginning date shall be paid in the form of substantially equal monthly payments over a period equal to the life expectancy of the Participant with benefits adjusted annually thereafter to reflect any additional benefit accruals and distributions, withdrawals, etc., under the Plan. All distributions will be made in accordance with Code Section 401(a)(9), the regulations promulgated under Code Section 401(a)(9), including Treasury Regulation Section 1.401(a)(9)-2 (relating to incidental benefit limitations, as in effect prior to the Code Section 401(a)(9) Treasury Regulations proposed in January 2001) and any other provisions reflecting the requirements of Code Section 401(a)(9) and prescribed by the Internal Revenue Service; and the terms of the Plan reflecting the requirements of Code Section 401(a)(9) override the distribution options (if any) in the Plan which are inconsistent with those requirements. Commencing with the original effective date of the Plan, the Participant’s life expectancy shall only be calculated as of the Plan Year in which the Participant attains age 70½, unless the Participant request to have his life expectancy recalculated annually.

(5) With respect to distributions under the Plan made on or after the Effective Date for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Internal Revenue Code in accordance with the regulations under Section 401(a)(9) that were proposed on January 17, 2001 (the 2001 proposed regulations), notwithstanding any provision of the Plan to the contrary. If the total amount of required minimum distributions made to a Participant for 2001 prior to the Effective Date are equal to or greater than the amount of required minimum distributions determined under the 2001 proposed regulations, then no additional distributions are required for such participant for 2001 on or after such date. If the total amount of required minimum distributions made to a participant for 2001 prior to the Effective Date are less than the amount determined under the 2001 proposed regulations, then the amount of required minimum distributions for 2001 on or after such date will be determined so that the total amount of required minimum distributions for 2001 is the amount determined under the 2001 proposed regulations. This provision shall continue in effect until the last calendar year beginning before the effective date of the final regulations under Section 401(a)(9) or such other date as may be published by the Internal Revenue Service.

(c) Restrictions on Distributions from Before-Tax and Supplemental Accounts. Notwithstanding anything in the Plan to the contrary, (i) amounts in a Participant’s Before-Tax and Supplemental Accounts and (ii) amounts in a Participant’s Transfer Accounts credited with before-tax contributions and company contributions used to satisfy the Code Section 401(k) actual deferral percentage test and company contributions used to satisfy the Code Section 401(m) actual contribution percentage test shall not be distributable to such Participant earlier than the earliest of the following to occur:

(1) The Participant’s death, Disability or separation from service with all Affiliates;

(2) The termination of the Plan without the establishment or maintenance of a successor defined contribution plan [other than an employee stock ownership plan as defined in Code Section 4975(e)] at the time the Plan is terminated or within the period ending 12 months after the final distribution of all assets in all Before-Tax, Supplemental and Transfer Accounts described above in this subsection (c); provided, if fewer than 2 percent of the Employees who are or were eligible under the Plan at the time of its termination are or were eligible under another defined contribution plan at any time during the 24-month period beginning 12 months before the time of termination, such other plan shall not be a successor plan;

(3) The date of disposition by the Participating Company employing such Participant of substantially all of its assets [within the meaning of Code Section 409(d)(2)] that were used by such Participating Company in a trade or business; provided, such Participant continues employment with the corporation acquiring such assets; provided, the sale of 85 percent of the assets used in a trade or business will be deemed a sale of “substantially all” of the assets used in such trade or business;

(4) The date of disposition by the Participating Company employing such Participant of its interest in a subsidiary [within the meaning of Code Section 409(d)(3)]; provided, such Participant continues employment with such subsidiary;

(5) The attainment by such Participant of age 59 1/2; or

(6) The Participant’s incurrence of a financial hardship as described in Section 10.2 (except for Supplemental Accounts);

provided, for an event described in subsections (c)(2), (c)(3) or (c)(4) hereof to constitute events permitting a distribution from the Before-Tax and Supplemental Accounts (or the affected Transfer Accounts), such distribution must be made on account of such event in the form of a lump sum distribution, as defined in Code Section 402(e)(4)(D) (without regard to subclauses (I), (II), (III) and (IV) of clause (i) thereof); and provided, further, for the events described in subsections (c)(3) or (c)(4) hereof to constitute events permitting such a distribution, the Participating Company must maintain the Plan after the disposition.

(d) Delay Upon Reemployment. If a Participant becomes eligible to receive a benefit payment in accordance with the terms of subsection (a) and subsequently is reemployed by an Affiliate prior to the time his Account has been distributed in full, the distribution to such Participant shall be delayed until such Participant again becomes eligible to receive a distribution from the Plan.

(e) Distribution Upon Sale of Business. In addition to making distributions based on a Participant’s separation from service, distributions shall be made to a Participant, in accordance with the terms of Section 401(k)(10) as a result of a sale by the Participating Company to another corporation of (i) substantially all of the assets [within the meaning of Code Section 409(d)(2)] that were used by the Participating Company in a separate trade or business, or (ii) the Participating Company’s interest in a subsidiary [within the meaning of Code Section 409(d)(3)]. For a sale of “substantially all” of the assets used in a trade or business to have occurred, at least 85 percent of such assets must have been sold. For a sale to trigger a distribution as provided in this Section, such Participant must have continued employment with the purchaser of the assets or with the subsidiary, the distribution must have been made on account of such event in the form of a lump-sum distribution (as defined in Code Section 402(d)(4), without regard to subparagraphs (A)(i) through (iv), (B) and (F) thereof), and the Participating Company, and not the purchaser, must maintain the plan after the disposition. Distributions made pursuant to this Section shall be made as soon as practicable after the sale and after the Administrative Committee is able to determine that the disposition and distribution satisfy the requirements of this Section, subject to the valuation and consent rules set forth herein.

9.2 Death Benefits.

If a Participant dies before payment of his benefits from the Plan is made or commences to be made, the Beneficiary or Beneficiaries designated by such Participant in his latest beneficiary designation form filed with the Administrative Committee in accordance with the terms of Section 9.6 shall be entitled to receive a distribution of the total of (i) the entire vested amount credited to such Participant’s Account, determined as of the Valuation Date on which the distribution is processed, plus (ii) any Contributions made on such Participant’s behalf since such Valuation Date. Benefits shall be distributed to such Beneficiary or Beneficiaries as soon as administratively feasible after the date of the Participant’s death (or, if later, after timing restrictions and requirements under the Code are satisfied). To the extent required by Code Section 401(a)(9), in no event shall any such distribution be made later than 5 years after the date of the Participant’s death, expect for distributions made to such Participant’s Spouse. The Administrative Committee may direct the Trustee to distribute a Participant’s Account to a Beneficiary without the written consent of such Beneficiary.

9.3 Forms of Distribution.

(a) Method. The payment of any distribution to a Participant or Beneficiary from the Plan shall be in the form of a single-sum payment.

(b) Direct Rollover Distributions. If a Participant, Surviving Spouse or a spousal alternate payee under a qualified domestic relations order who is the recipient of any

Eligible Rollover Distribution elects to have such Eligible Rollover Distribution paid directly to an Eligible Retirement Plan and specifies (in such form and at such time as the Administrative Committee may prescribe) the Eligible Retirement Plan to which such distribution is to be paid, such distribution shall be made in the form of a direct trustee-to-trustee transfer to the specified Eligible Retirement Plan; provided, such transfer shall be made only to the extent that the Eligible Rollover Distribution would be included in gross income if not so transferred [determined without regard to Code Sections 402(c) and 403(a)(4)].

(c) Assets Distributed. Any distribution made to a Participant or Beneficiary shall be made in the form of cash; provided, if a Participant’s Account is invested in Company Stock, the Participant or Beneficiary may elect to receive whole shares of Company Stock.

9.4 Cash-Out Payment of Benefits.

Notwithstanding anything to the contrary in this Article IX, in the event that the vested portion of the Account of any Participant who separates from the service of all Affiliates is less than or equal to $5,000 (or, for distributions made prior to January 1, 1998 was less than or equal to $3,500 at the time of such distribution or any prior distribution), the full vested amount of such benefit automatically shall be paid to such Participant in one single-sum, cash-out distribution as soon as practicable after the date the Participant separates from service. In the event a Participant has no vested interest in his Matching and/or Transfer Account at the time of his separation from service, he shall be deemed to have received a cash-out distribution of such Matching and/or Transfer Account at the time of his separation from service, and the forfeiture provisions of Section 8.3 shall apply.

9.5 Qualified Domestic Relations Orders.

In the event the Administrative Committee receives a domestic relations order which it determines to be a qualified domestic relations order, the Plan shall pay such benefit to the prescribed alternate payee(s) at such time and in such form as shall be described in the qualified domestic relations order and permitted under Section 15.1(b). If the qualified domestic relations order requires immediate payment, the specified benefit shall be paid to the alternate payee as soon as practicable after the Administrative Committee determines that the order is qualified or, if later, after timing restrictions and requirements under the Code are satisfied. To the extent consistent with the qualified domestic relations order, the amount of the payment to an alternate payee shall include earnings, interest and other investment proceeds through (but not after) the Valuation Date as of which the Trustee processes the distribution. If a Participant’s Account is partially paid or payable to an alternate payee, the Participant’s remaining portion of his Account shall be reduced accordingly and shall be subject to the distribution provisions in this Article IX.

9.6 Beneficiary Designation.

(a) General. In accordance with the terms of this Section, Participants shall designate and from time to time may redesignate their Beneficiary or Beneficiaries of the benefits described in this Article IX in such form and manner as the Administrative Committee may determine. A Participant shall be deemed to have named his Surviving Spouse, if any, as his sole Beneficiary unless his Spouse consents to the payment of all or a specified portion of the Participant’s benefit to a Beneficiary other than or in addition to the Surviving Spouse in a manner satisfying the requirements of a Qualified Spousal Waiver and such other procedures as the Administrative Committee may establish. Notwithstanding the foregoing, a married Participant may designate a non-Spouse Beneficiary without a Qualified Spousal Waiver (unless otherwise required by a qualified domestic relations order) if the Participant establishes to the satisfaction of the Administrative Committee: (i) that he has no Spouse or that his Spouse cannot be located; (ii) that he is legally separated from his Spouse or that he has been abandoned by his Spouse (within the meaning of local law) and he has a court order to such effect; or (iii) that such other permissible circumstances exist as the Secretary of the Treasury may by regulations prescribe.

(b) No Designation or Designee Dead or Missing. In the event that:

(1) a Participant dies without designating a Beneficiary;

(2) the Beneficiary designated by a Participant is not surviving when a payment is to be made to such person under the Plan, and no contingent Beneficiary has been designated; or

(3) the Beneficiary designated by a Participant cannot be located by the Administrative Committee within 1 year after the date benefits are to commence to such person;

then, in any of such events, the Beneficiary of such Participant with respect to any benefits that remain payable under this Article IX shall be the Participant’s Surviving Spouse, if any, and if not, then the estate of the Participant.

9.7 Forfeiture of Benefits by Killers.

Notwithstanding anything to the contrary in the Plan, no payment of benefits shall be made under any provision of the Plan to any individual who kills the Participant with respect to whom such amount would otherwise be payable. An individual shall be deemed to have killed a Participant for purposes of this Section if, by virtue of such individual’s involvement in the death of the Participant, such individual’s entitlement to any interest in assets of the deceased could be denied (whether or not there is in fact any such entitlement) under any applicable law, state or federal, including without limitation laws governing intestate succession, wills, jointly-owned property, bonds, and life insurance. For purposes of the Plan, any such killer shall be deemed to have predeceased the Participant. The Administrative Committee may withhold distribution of benefits otherwise payable under the Plan for such period of time as is necessary or appropriate under the circumstances to make a determination with regard to the application of this Section.

9.8 Claims.

(a) Procedure. Claims for benefits under the Plan may be filed with the Administrative Committee on forms supplied by the Administrative Committee. The

Administrative Committee shall furnish to the claimant written notice of the disposition of a claim within 90 days after the application therefor is filed; provided, if special circumstances require an extension of time for processing the claim, the Administrative Committee shall furnish written notice of the extension to the claimant prior to the end of the initial 90-day period, and such extension shall not exceed one additional, consecutive 90-day period. In the event the claim is denied, the notice of the disposition of the claim shall provide the specific reasons for the denial, cites of the pertinent provisions of the Plan, and, where appropriate, an explanation as to how the claimant can perfect the claim and/or submit the claim for review.

(b) Review Procedure. Any Participant or Beneficiary who has been denied a benefit, or his duly authorized representative, shall be entitled, upon request to the Administrative Committee, to appeal the denial of his claim. The claimant or his duly authorized representative may review pertinent documents related to the Plan and in the Administrative Committee’s possession in order to prepare the appeal. The form containing the request for review, together with a written statement of the claimant’s position, must be filed with the Administrative Committee no later than 60 days after receipt of the written notification of denial of a claim provided for in subsection (a) hereof. The Administrative Committee’s decision shall be made within 60 days following the filing of the request for review and shall be communicated in writing to the claimant; provided, if special circumstances require an extension of time for processing the appeal, the Administrative Committee shall furnish written notice to the claimant prior to the end of the initial 60-day period, and such an extension shall not exceed one additional 60-day period. If unfavorable, the notice of decision shall explain the reason or reasons for denial and indicate the provisions of the Plan or other documents used to arrive at the decision.

(c) Satisfaction of Claims. Any payment to a Participant or Beneficiary, or to his legal representative or heirs at law, all in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Trustee, the Administrative Committee, and the Participating Companies, any of whom may require such Participant, Beneficiary, legal representative or heirs at law, as a condition to such payment, to execute a receipt and release therefor in such form as shall be determined by the Trustee, the Administrative Committee or the Participating Companies, as the case may be. If receipt and release shall be required but execution by such Participant, Beneficiary, legal representative or heirs at law shall not be accomplished so that the terms of Section 9.1(b) (dealing with the timing of distributions) may be fulfilled, such benefits may be distributed or paid into any appropriate court or to such other place as such court shall direct, for disposition in accordance with the order of such court, and such distribution shall be deemed to comply with the requirements of Section 9.1(b).

9.9 Explanation of Rollover Distributions.

Within a reasonable period of time [as defined for purposes of Code Section 402(f)] before making an Eligible Rollover Distribution (which may include certain withdrawals permitted under Article X hereof) from the Plan to a Participant or Beneficiary, the Administrative Committee shall provide such Participant or Beneficiary with a written explanation of (i) the provisions under which the distributee may have the distribution directly transferred to another Eligible Retirement Plan, (ii) the provisions which require the withholding of tax on the distribution if it is not directly transferred to another Eligible Retirement Plan, (iii) the provisions under which the distribution will not be subject to tax if transferred to an Eligible Retirement Plan within 60 days after the date on which the distributee receives the distribution, and (iv) such other terms and provisions as may be required under Code Section 402(f) and the regulations promulgated thereunder.

9.10 Unclaimed Benefits.

In the event a Participant or Beneficiary becomes entitled to benefits under this Article IX and the Administrative Committee is unable to locate such Participant or Beneficiary (after such diligent efforts as the Administrative Committee in its sole discretion deems appropriate) within 1 year of the date upon which he became so entitled, the full Account of such Participant or Beneficiary shall be deemed abandoned and treated as a Forfeiture; provided, in the event such Participant or Beneficiary is located or makes a claim subsequent to the allocation of the abandoned Account, the amount of such abandoned Account (unadjusted for any investment gains or losses from the time of abandonment) shall be restored (from abandoned Accounts, Forfeitures, Trust earnings or Contributions made by the Participating Companies) to such Participant or Beneficiary, as appropriate; and, provided further, the Administrative Committee, in its sole discretion, may delay the deemed date of abandonment of any such Account for a period longer than the prescribed 1 year if it believes that it is in the best interest of the Plan to do so, and, provided further, if the distribution is payable upon termination of the Plan, the Administrative Committee shall not be required to wait until the end of such 1-year period.

9.11 Recordkeeper Transition Rule.

For purposes of effectuating a change in the Plan’s recordkeeper, and notwithstanding anything contained in this Article IX to the contrary, the Administrative Committee may designate a period during which no distributions shall be permitted.

9.12 Change in Terms of Distribution.

For distributions, the annuity starting dates of which are prior to September 1, 2001, the terms of Schedules F and G hereto shall control the timing, form and terms of distribution from the Plan. Recognizing that, before September 1, 2001, the Plan was amended (and summary of material modifications were distributed) to eliminate all forms of distributions other than the single-sum form, all distributions after September 1, 2001, shall be made and controlled by the terms of this Article IX.

ARTICLE X

WITHDRAWALS AND LOANS

10.1 In-Service Withdrawals.

(a) General. Prior to separation from service with all Affiliates, a Participant may withdraw all or part of the amounts described in Section 10.2 through Section 10.5 hereof.

(b) Election to Withdraw. All applications to withdraw shall be made at such time as the Administrative Committee may reasonably request, and shall be on a form provided by the Administrative Committee, through an interactive telephone or internet-based system, or in such manner as the Administrative Committee may prescribe.

(c) Source of Withdrawal Amounts.

(1) The withdrawal amount shall be charged against the vested portion of the Participant subaccounts, except for any Transfer Accounts, in the same proportion as the vested balance of each subaccount bears to the total vested balance of all of a Participant’s subaccounts. After all other subaccounts are exhausted, withdrawal amounts shall be charged against a Participant’s Transfer Account in accordance with a schedule attached hereto.

(2) If the assets of an Account are invested in more than one Investment Fund, the withdrawal amount shall be charged against each Investment Fund in the same proportion as the balance of a subaccount in each investment fund bears to the total balance of that subaccount in all investment funds.

(d) Payment of Withdrawal. The amount of any withdrawal shall be paid to a Participant in a single-sum cash payment as soon as practicable after the Administrative Committee receives and approves a properly completed withdrawal application. At the time of making any withdrawals for a Participant, his Account may be charged with any administrative expenses (such as check processing fees) specifically allocable against his Account pursuant to the policies of the Administrative Committee. Any withdrawal shall be treated as a payment of benefits under Article IX and all of the requirements of that Article.

(e) Effect of Outstanding Loan. If an amount becomes payable to a Participant as a withdrawal pursuant to this Article at a time when such Participant has an outstanding loan from the Plan, the terms of Section 10.6(g) shall apply.

10.2 Hardship Withdrawals.

(a) Parameters of Hardship Withdrawals. A Participant may make, on account of hardship, a withdrawal from all vested Accounts (other than any investment earnings attributable to Before-Tax Contributions earned after December 31, 1988, and his Supplemental Account). For purposes of this subsection, a withdrawal will be on account of “hardship” if it is necessary to satisfy an immediate and heavy financial need of the Participant. A withdrawal based on financial hardship cannot exceed the amount necessary to meet the immediate financial need created by the hardship and not reasonably available from other resources of the

Participant. The Administrative Committee shall make its determination as to whether a Participant has suffered an immediate and heavy financial need and whether it is necessary to use a hardship withdrawal from the Plan to satisfy that need on the basis of all relevant facts and circumstances.

(b) Immediate and Heavy Financial Need. For purposes of the Plan, an immediate and heavy financial need exists only if the withdrawal is on account of (i) expenses for medical care described in Code Section 213(d) previously incurred by the Participant, his Spouse or dependents, or necessary to obtain such medical care for such persons, (ii) the purchase (excluding mortgage payments) of a principal residence for the Participant, (iii) the payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant, his Spouse or dependents, or (iv) the need to prevent eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence.

(c) Necessary to Satisfy a Financial Need. In determining whether the withdrawal is necessary to relieve the Participant’s immediate and heavy financial need, the Administrative Committee shall rely upon the Participant’s reasonable representation that the need cannot be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by reasonable liquidation of the Participant’s assets to the extent that liquidation would not itself cause an immediate and heavy financial need, (iii) by cessation of Before-Tax Contributions to the Plan, or (iv) by other distributions or nontaxable (at the time of the loan) loans from plans maintained by one or more Participating Companies or by borrowing from commercial sources on reasonable commercial terms. In determining the amount of a Participant’s assets, the resources of his Spouse and minor dependents are considered to be reasonably available to the Participant unless they are held for his child or children under an irrevocable trust or under the Uniform Gifts to Minors Act. The amount of an immediate and heavy financial need may include amounts necessary for the Participant to pay any federal, state or local taxes which are reasonably anticipated to result from the hardship withdrawal.

10.3 After-Tax Withdrawals.

Subject to the provisions of Section 10.1, a Participant may request a withdrawal of all or a part of his After-Tax Transfer Subaccount.

10.4 Age 59 1/2 Withdrawals.

A Participant who has attained age 59 1/2 may request a withdrawal of all or part of his vested Account.

10.5 Distributions and Withdrawals from Transfer Accounts.

If the assets and benefits of a Prior Plan, which (i) allows Code Section 411(d)(6) protected in-service withdrawals (other than those permitted in Section 10.1, 10.2, 10.3 and 10.4) and/or (ii) allows one or more Code Section 411(d)(6) protected forms of distribution not generally permitted hereunder are transferred to or merged into the Plan, the Participants who have Transfer Accounts reflecting the accrued benefits subject to such protected withdrawals and forms of distribution under that Prior Plan shall be permitted to withdraw, and/or receive distributions of, all or a portion of the amounts from the subject Transfer Accounts in a manner and subject to rules and restrictions, similar to those provided under the Prior Plan such that the Plan will comply with the requirements of Code Section 411(d)(6). The terms and conditions of any such withdrawals, as well as other pertinent rules and provisions relating to the transfer of such assets to the Plan, shall be set forth on a schedule hereto.

10.6 Loans to Participants.

(a) Grant of Authority. Loans to Participants, Beneficiaries and alternate payees who are parties-in-interest as defined in Section 3(14) of ERISA generally shall be allowed; provided, if the Administrative Committee determines in its sole discretion that it is not administratively feasible or desirable to make such loans during any period of time, no loans shall be made during such period. Subject to the limitations set forth in this Section and to such uniform and nondiscriminatory rules as may from time to time be adopted by the Administrative Committee and set forth in a written policy statement which hereby is incorporated by reference, the Trustee, upon proper application by an eligible Participant, Beneficiary or alternate payee on forms approved by the Administrative Committee, may make a loan or loans to the borrower.

(b) Nondiscriminatory Policy. Loans shall be available to all Participants, Beneficiaries and alternate payees who are parties-in-interest as defined in Section 3(14) of ERISA on a reasonably equivalent basis, without regard to an individual’s race, color, religion, age, sex or national origin. Loans shall not be made available to borrowers who are Highly Compensated Employees in an amount greater than the amount available to other borrowers; provided, this limitation shall be interpreted to mean that, subject to the other limitations in this Section, the same percentage of each borrower’s vested Account balance may be loaned to each such borrower regardless of the actual amount of his vested Account balance.

(c) Minimum Loan Amount. The minimum amount of any loan shall be the amount established by the Administrative Committee in the written loan policy statement, but such minimum may not be more than $1,000.

(d) Maximum Loan Amount. The Administrative Committee will designate in the written loan policy statement the maximum number of loans that may be outstanding at any time. In addition, no loan may be made to any borrower from the Plan if the amount of such loan exceeds the lesser of (i) the limit established by the Administrative Committee, or (ii) the lesser of:

(1) $50,000 minus the highest aggregate principal balance, outstanding during the year ending on the day before such loan is made, of all loans made to the borrower by the qualified employer plans [as defined in Code Section 72(p)(4)(A)] maintained by the Affiliates;

(2) the difference between (A) 50 percent of the borrower’s total vested interest in the Plan and all other qualified employer plans maintained by the Affiliates, minus (B) the total amount of all loans outstanding on the date the loan is made from all qualified employer plans maintained by the Affiliates; or

(3) 50 percent of the borrower’s vested Account balance immediately after the origination of the loan.

(e) Maximum Loan Term.

(1) Except as provided in subsections (e)(2) and (l) hereof, the terms of any loan made to a borrower from the Plan shall require that the full amount of the loan be repaid within the 5-year period (or such other shorter maximum term as the Administrative Committee may establish in its written loan policy statement) commencing on the date the loan is made, and in no event shall the repayment period of the loan subsequently be extended beyond such 5-year period. The Trustee shall make a diligent effort to collect the full amount of the loan within this specified repayment period and shall inform the borrower that, in the event the loan is not fully repaid within the 5- year period, the borrower will be treated as having received a taxable distribution from the Plan.

(2) The 5-year repayment rule set forth in subsection (e)(1) hereof shall not apply to the extent that a loan to a borrower from the Plan is used to acquire any dwelling unit which is used, or within a reasonable time is to be used, as a principal residence of the borrower, and the Administrative Committee shall specify the maximum loan term for any such residential purchase loan in its written loan policy statement. Whether a dwelling unit is to be used within a reasonable time as a principal residence is to be determined by the Administrative Committee at the time the loan is made, and the Administrative Committee may require such written statements and other evidence from the borrower as it deems necessary to make this determination. The Trustee, with the consent of the Administrative Committee, may extend or renew such loans if the conditions qualifying the borrower for the initial loan continue beyond the loan due date; provided, such extensions and renewals shall be treated as the making of new loans under this Section and the loan policy statement and shall satisfy the maximum loan amounts and other limitations and requirements set forth in this Section and such statement.

(f) Terms of Repayment. All loans to borrowers made by the Trustee at the direction of the Administrative Committee shall be subject to a definite repayment schedule which requires substantially level amortization over the term of the loan with payments to be made not less frequently than quarterly (and more frequently if required by the Administrative Committee’s written loan policy statement). Unless the Administrative Committee provides for different methods in its written loan policy statement, payments shall be made by Participants who are Employees of Affiliates on a payroll deduction basis, and payments from other borrowers shall be made by cash, check or other cash equivalent.

(g) Adequacy of Security. All loans to borrowers made by the Trustee at the direction of the Administrative Committee shall be secured by the pledge of a dollar amount of the borrower’s Account balance (i) which is not less than the principal amount of the loan plus an additional amount, if any, which the Administrative Committee, pursuant to its written loan policy statement, deems desirable to secure payment of interest accruing on the loan, and (ii) which in no event (when aggregated for all outstanding loans) is greater than 50 percent of the borrower’s vested Account balance immediately after the origination of the loan.

Notwithstanding anything herein to the contrary, the pledge of such security shall be made in such manner and amount as the Administrative Committee, pursuant to its written loan policy statement, may require for the loan to be considered adequately secured. A loan will be considered to be “adequately secured” if the security posted for such loan is in addition to and supporting a promise to pay, if it is pledged in a manner such that it may be sold, foreclosed upon, or otherwise disposed of upon default of repayment of the loan, and if the value and liquidity of that security is such that it may reasonably be anticipated that loss of principal or interest will not result from the loan. The adequacy of such security will be determined in light of the type and amount of security which would be required in the case of an otherwise identical transaction in a normal commercial setting between unrelated parties on arm’s-length terms. During the period that a loan is outstanding, if a Participant becomes eligible to receive a withdrawal or a distribution, the amount of such Participant’s Account which he shall be eligible to receive through withdrawal or distribution shall not exceed that amount which will reduce such Participant’s Account balance below the principal amount then outstanding on such loan.

(h) Rate of Interest. A loan from the Plan to a borrower must bear a reasonable rate of interest. A loan will be considered to bear “a reasonable rate of interest” if such loan provides the Plan with a return commensurate with interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances. In general, the Administrative Committee’s decision as to the rate of interest for any Plan loan shall be based primarily on the rate of interest that one or more local banks or other lending institutions would charge on a similar loan, taking into account, among other things, the collateral pledged to secure the loan.

(i) Source of Loan Amounts. The proceeds of a loan shall be charged against the Accounts of the borrower in the manner described by the Administrative Committee in its loan policy statement.

(j) Crediting Loan Payments to Accounts. The loan shall be considered a directed investment of the borrower, and any principal and interest paid on the loan shall be considered a part of his total Account. Each payment of principal and interest shall be credited to the Investment Funds and subaccounts of the Participant’s Account in the manner described by the Administrative Committee in its loan policy statement.

(k) Remedies in the Event of Default. If any loan payments are not paid as and when due or within such period as the Administrative Committee may prescribe in its loan policy statement, the Administrative Committee may declare the loan to be in default. The Administrative Committee may take such actions, as it deems appropriate in accordance with its written loan policy statement, to allow the borrower to cure such default or to otherwise collect such overdue payments or, as the case may be, the outstanding balance of the loan. Among other things, the Administrative Committee’s actions may include causing all or any portion of the borrower’s Account which has been pledged to secure the loan to be used to repay such loan; provided, although the Administrative Committee may treat any portion of the loan balance that remains outstanding after a default as taxable income to the borrower in accordance with the terms of Code Section 72(p), no portion of such outstanding loan balance may be treated as a reduction of a Participant’s Account balance until such time as such reduction, if treated as a distribution, will not breach the special distribution restrictions of Code Section 401(k)(2)(B).

(l) Qualified Military Service. Loan repayments may be suspended under this Plan as permitted under Code Section 414(u)(4), under applicable Treasury Regulations, and as provided in the written loan policy statement.

10.7 Transition Rule.

For purposes of effectuating a change in the Plan’s recordkeeper, and notwithstanding anything contained in this Article X to the contrary, the Administrative Committee may designate a period during which no withdrawals or loans shall be permitted.

10.8 Additional Requirements for Withdrawals and Loans.

For withdrawals and loans made prior to September 1, 2001, or such later dates as required by Section 1.411(d)-4(e)(1)(ii), the terms of Schedule D hereto shall apply in addition to the rules and requirements of this Article X. Recognizing that, before September 1, 2001, the Plan was amended (and summary of material modifications were distributed) to eliminate all forms of distributions other than the single-sum form, withdrawals and loans made after September 1, 2001, shall be made and controlled solely by this Article X (without the provisions of Schedule D).

ARTICLE XI

ADMINISTRATION

11.1 Administrative Committee; Appointment and Term of Office.

(a) Appointment. The Administrative Committee shall consist of not less than one member who shall be appointed by and serve at the pleasure of the Board.

(b) Removal; Resignation. The Board shall have the right to remove any member of the Administrative Committee at any time. A member may resign at any time by written resignation to the Board. If a vacancy in the Administrative Committee should occur, a successor may be appointed by the Board.

(c) Certification. A written certification shall be given to the Trustee by the Board of all members of the Administrative Committee together with a specimen signature of each member. For all purposes hereunder, the Trustee shall be conclusively entitled to rely upon such certification until the Trustee is otherwise notified in writing.

11.2 Organization of Administrative Committee.

The Administrative Committee may elect a Chairman and a Secretary from among its members. In addition to those powers set forth elsewhere in the Plan, the Administrative Committee may appoint such agents, who need not be members of such Administrative Committee, as it may deem necessary for the effective performance of its duties and may delegate to such agents such powers and duties, whether ministerial or discretionary, as the Administrative Committee may deem expedient or appropriate. The compensation of such agents who are not full-time Employees of a Participating Company shall be fixed by the Administrative Committee and shall be paid by the Controlling Company (to be divided equitably among the Participating Companies) or from the Trust Fund as determined by the Administrative Committee. The Administrative Committee shall act by majority vote or by resolutions signed by a majority of the Administrative Committee members. Its members shall serve as such without compensation.

11.3 Powers and Responsibility.

The Administrative Committee shall fulfill the duties of “administrator” as set forth in Section 3(16) of ERISA and shall have complete control of the administration of the Plan hereunder, with all powers necessary to enable it properly to carry out its duties as set forth in the Plan and the Trust Agreement. The Administrative Committee shall have the following duties and responsibilities:

(a) to construe the Plan and to determine all questions that shall arise thereunder;

(b) to have all powers elsewhere herein conferred upon it;

(c) to decide all questions relating to the eligibility of Employees to participate in the benefits of the Plan;

(d) to determine the benefits of the Plan to which any Participant or Beneficiary may be entitled;

(e) to maintain and retain records relating to Participants and Beneficiaries;

(f) to prepare and furnish to Participants all information required under federal law or provisions of the Plan to be furnished to them;

(g) to prepare and furnish to the Trustee sufficient employee data and the amount of Contributions received from all sources so that the Trustee may maintain separate accounts for Participants and Beneficiaries and make required payments of benefits;

(h) to prepare and file or publish with the Secretary of Labor, the Secretary of the Treasury, their delegates and all other appropriate government officials all reports and other information required under law to be so filed or published;

(i) to provide directions to the Trustee with respect to methods of benefit payment, and all other matters where called for in the Plan or requested by the Trustee;

(j) to engage assistants and professional advisers;

(k) to arrange for fiduciary bonding;

(l) to provide procedures for determination of claims for benefits;

(m) to designate, from time to time, the Trustee;

(n) to determine the membership of the Investment Committee, as set forth in Section 11.9;

(o) to delegate any recordkeeping or other administerial duties hereunder to any other person or third-party; and

(p) to amend the Plan at any time and from time to time as provided for in Article XIII;

all as further set forth herein.

11.4 Records of Administrative Committee.

(a) Notices and Directions. Any notice, direction, order, request, certification or instruction of the Administrative Committee to the Trustee shall be in writing and shall be signed by a member of the Administrative Committee. The Trustee and every other person shall be entitled to rely conclusively upon any and all such proper notices, directions, orders, requests, certifications and instructions received from the Administrative Committee and reasonably believed to be properly executed, and shall act and be fully protected in acting in accordance with any such directions that are proper.

(b) Records. All acts and determinations of the Administrative Committee shall be duly recorded by its Secretary or under his supervision, and all such records (including records necessary to demonstrate compliance with the nondiscrimination requirements of the Code), together with such other documents as may be necessary for the administration of the Plan, shall be preserved in the custody of such Secretary.

11.5 Delegation.

The Administrative Committee shall have the power to delegate specific fiduciary, administrative and ministerial responsibilities (other than Trustee responsibilities). Such delegations may be to officers or Employees of a Participating Company or to other persons, all of whom shall serve at the pleasure of the Administrative Committee. References in the Plan to the Administrative Committee are deemed to include any person authorized to act on its behalf pursuant to this Section.

11.6 Reporting and Disclosure.

The Administrative Committee shall keep all individual and group records relating to Participants and Beneficiaries and all other records necessary for the proper operation of the Plan. Such records shall be made available to the Participating Companies and to each Participant and Beneficiary for examination during normal business hours except that a Participant or Beneficiary shall examine only such records as pertain exclusively to the examining Participant or Beneficiary and the Plan and Trust Agreement. The Administrative Committee shall prepare and shall file as required by law or regulation all reports, forms, documents and other items required by ERISA, the Code and every other relevant statute, each as amended, and all regulations promulgated thereunder. This provision shall not be construed as imposing upon the Administrative Committee the responsibility or authority for the preparation, preservation, publication or filing of any document required to be prepared, preserved or filed by the Trustee or by any other Named Fiduciary to whom such responsibilities are delegated by law or by the Plan.

11.7 Construction of the Plan.

The Administrative Committee shall take such steps as are considered necessary and appropriate to remedy any inequity that results from incorrect information received or communicated in good faith or as the consequence of an administrative error. Such remedial steps may include, but are not limited to, taking any voluntary corrective action under any correction program available through the Internal Revenue Service, Department of Labor or other administrative agency. The Administrative Committee, in its sole and full discretion, shall interpret the Plan and shall determine the questions arising in the administration, interpretation and application of the Plan. The Administrative Committee shall endeavor to act, whether by general rules or by particular decisions, so as not to discriminate in favor of or against any person and so as to treat all persons in similar circumstances uniformly. The Administrative Committee shall correct any defect, reconcile any inconsistency or supply any omission with respect to the Plan.

11.8 Assistants and Advisors.

(a) Engaging Advisors. The Administrative Committee shall have the right to hire, at the expense of the Controlling Company (to be divided equitably among the Participating Companies), such professional assistants and consultants as it, in its sole discretion, deems necessary or advisable. To the extent that the costs for such assistants and advisors are not so paid by the Controlling Company, they shall be paid at the direction of the Administrative Committee from the Trust Fund as an expense of the Trust Fund.

(b) Reliance on Advisors. The Administrative Committee and the Participating Companies shall be entitled to rely upon all certificates and reports made by an accountant, attorney or other professional adviser selected pursuant to this Section; the Administrative Committee, the Participating Companies, and the Trustee shall be fully protected in respect to any action taken by them in good faith in reliance upon the advice or opinion of any such accountant, attorney or other professional adviser; and any action so taken shall be conclusive upon each of them and upon all other persons interested in the Plan.

11.9 Investment Committee.

(a) Appointment. The Administrative Committee shall determine the membership of the Investment Committee, and the members shall serve at the pleasure of the Administrative Committee or until their resignation.

(b) Duties. The Investment Committee also shall carry out the Administrative Committee’s responsibility and authority:

(1) To appoint one or more persons to serve as investment manager with respect to all or part of the Plan assets, including assets maintained under separate accounts of an insurance company;

(2) To allocate the responsibility and authority being carried out by the Investment Committee among the members of the Committee;

(3) To take any action appropriate to ensure that the Plan assets are invested for the exclusive purpose of providing benefits to Participants and their Beneficiaries in accordance with the Plan and defraying reasonable expenses of administering the Plan, subject to the requirements of any applicable law; and

(4) To employ one or more persons to render advice with respect to any responsibility or authority being carried out by the Investment Committee. To the extent that the costs for such assistants and advisors are not paid by the Controlling Company, they shall be paid at the direction of the Investment Committee from the Trust Fund as an expense of the Trust Fund.

11.10 Direction of Trustee.

The Investment Committee shall have the power to provide the Trustee with general investment policy guidelines and directions to assist the Trustee respecting investments made in compliance with, and pursuant to, the terms of the Plan.

11.11 Bonding.

The Administrative Committee shall arrange for fiduciary bonding as is required by law, but no bonding in excess of the amount required by law shall be required by the Plan.

11.12 Indemnification.

The Administrative Committee and the Investment Committee and each member of those Committees shall be indemnified by the Participating Companies against judgment amounts, settlement amounts (other than amounts paid in settlement to which the Participating Companies do not consent) and expenses, reasonably incurred by the Committee or him in connection with any action to which the Committee or he may be a party (by reason of his service as a member of a Committee) except in relation to matters as to which the Committee or he shall be adjudged in such action to be personally guilty of gross negligence or willful misconduct in the performance of its or his duties. The foregoing right to indemnification shall be in addition to such other rights as such Committee or each Committee member may enjoy as a matter of law or by reason of insurance coverage of any kind. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which such Committee or each Committee member may be entitled pursuant to the by-laws of the Controlling Company. Service on the Administrative or Investment Committee shall be deemed in partial fulfillment of a Committee member’s function as an Employee, officer and/or director of the Controlling Company or any Participating Company, if he serves in such other capacity as well.

ARTICLE XII

ALLOCATION OF AUTHORITY AND RESPONSIBILITIES

12.1 Controlling Company and Board.

(a) General Responsibilities. The Controlling Company, as Plan sponsor, and the Board each shall serve as a Named Fiduciary having the following authority and responsibilities:

(1) To appoint the Trustee and the Administrative Committee and to monitor each of their performances;

(2) To communicate such information to the Trustee, the Administrative Committee and the Investment Committee as each needs for the proper performance of its duties;

(3) To provide channels and mechanisms through which the Administrative Committee and/or the Trustee can communicate with Participants and Beneficiaries; and

(4) To terminate the Plan.

In addition, the Controlling Company shall perform such duties as are imposed by law or by regulation and shall serve as plan administrator in the absence of an appointed Administrative Committee.

(b) Allocation of Authority. In the event any of the areas of authority and responsibilities of the Controlling Company and the Board overlap with that of any other Plan fiduciary, the Controlling Company and the Board shall coordinate with such other fiduciaries the execution of such authority and responsibilities; provided, the decision of the Controlling Company and the Board with respect to such authority and responsibilities ultimately shall be controlling.

(c) Authority of Participating Companies. Notwithstanding anything herein to the contrary, and in addition to the authority and responsibilities specifically given to the Participating Companies in the Plan, the Controlling Company, in its sole discretion, may grant the Participating Companies such authority and charge them with such responsibilities as the Controlling Company deems appropriate.

12.2 Administrative Committee.

The Administrative Committee shall have the authority and responsibilities imposed by Article XI. With respect to said authority and responsibilities, the Administrative Committee shall be a Named Fiduciary, and as such, shall have no authority or responsibilities other than as granted in the Plan or as imposed as a matter of law.

12.3 Investment Committee.

The Investment Committee, if any is appointed, shall be a Named Fiduciary with respect to its authority and responsibilities, as imposed by Article XI. The Investment Committee shall have no authority or responsibilities other than those granted in the Plan and the Trust.

12.4 Trustee.

The Trustee shall be a fiduciary with respect to investment of Trust Fund assets and shall have the powers and duties set forth in the Trust Agreement.

12.5 Limitations on Obligations of Fiduciaries.

No fiduciary shall have authority or responsibility to deal with matters other than as delegated to it under the Plan, under the Trust Agreement or by operation of law. A fiduciary shall not in any event be liable for breach of fiduciary responsibility or obligation by another fiduciary (including Named Fiduciaries) if the responsibility or authority for the act or omission deemed to be a breach was not within the scope of such fiduciary’s authority or delegated responsibility.

12.6 Delegation.

Named Fiduciaries shall have the power to delegate specific fiduciary responsibilities (other than Trustee responsibilities). Such delegations may be to officers or Employees of a Participating Company or to other persons, all of whom shall serve at the pleasure of the Named Fiduciary making such delegation and, if full-time Employees of a Participating Company, without compensation. Any such person may resign by delivering a written resignation to the delegating Named Fiduciary. Vacancies created by any reason may be filled by the appropriate Named Fiduciary or the assigned responsibilities may be reabsorbed or redelegated by the Named Fiduciary.

12.7 Multiple Fiduciary Roles.

Any person may hold more than one position of fiduciary responsibility and shall be liable for each such responsibility separately.

ARTICLE XIII

AMENDMENT, TERMINATION AND ADOPTION

13.1 Amendment.

The provisions of the Plan may be amended at any time and from time to time by the Board or Administrative Committee; provided:

(a) No amendment shall increase the duties or liabilities of the Trustee without the consent of such party;

(b) No amendment shall decrease the balance or vested percentage of an Account or, except as permitted by applicable laws, eliminate an optional form of benefit;

(c) No amendment shall be made which would divert any of the assets of the Trust Fund to any purpose other than the exclusive benefit of Participants and Beneficiaries, except that the Plan and Trust Agreement may be amended retroactively and to affect the Accounts of Participants and Beneficiaries if necessary to cause the Plan and Trust to be qualified and exempt from taxation under the Code;

(d) No amendment shall be made that significantly changes the Plan design without approval of the Board; and

(e) No amendment shall effect any changes in the contribution formula without approval of the Board.

13.2 Termination.

(a) Right to Terminate. The Controlling Company expects the Plan to be continued indefinitely, but it reserves the right to terminate the Plan or to completely discontinue Contributions to the Plan at any time by action of the Board. In either event, the Administrative Committee, Investment Committee, each Participating Company and the Trustee shall be promptly advised of such decision in writing. [For termination of the Plan by a Participating Company as to itself (rather than the termination of the entire Plan) refer to Section 13.3(e).]

(b) Vesting Upon Complete Termination. If the Plan is terminated by the Controlling Company or Contributions to the Plan are completely discontinued, the Accounts of all Participants, Beneficiaries or other successors in interest as of such date shall become 100 percent vested and nonforfeitable. Upon termination of the Plan, the Administrative Committee, in its sole discretion, shall instruct the Trustee either (i) to continue to manage and administer the assets of the Trust for the benefit of the Participants and their Beneficiaries pursuant to the terms and provisions of the Trust Agreement, or (ii) to the extent permissible under applicable law, pay over to each Participant the value of his interest in a single-sum payment and to thereupon dissolve the Trust.

(c) Dissolution of Trust. In the event that the Administrative Committee decides to dissolve the Trust, as soon as practicable following the termination of the Plan or the Administrative Committee’s decision, whichever is later, the assets under the Plan shall be converted to cash or other distributable assets, to the extent necessary to effect a complete distribution of the Trust assets as described hereinbelow. Following completion of the conversion, on a date selected by the Administrative Committee, each individual with an Account under the Plan on such date shall receive a distribution of the total amount then credited to his Account. The amount of cash and other property distributable to each such individual shall be determined as of the date of distribution (treating, for this purpose, such distribution date as the Valuation Date as of which the distributable amount is determined). In the case of a termination distribution as provided herein, the Administrative Committee may direct the Trustee to take any action provided in Section 9.9 (dealing with unclaimed benefits), except that it shall not be necessary to hold funds for any period of time stated in such Section. Within the expense limitations set forth in the Plan, the Administrative Committee may direct the Trustee to use assets of the Trust Fund to pay any due and accrued expenses and liabilities of the Trust and any expenses involved in termination of the Plan (other than expenses incurred for the benefit of the Participating Companies).

(d) Vesting Upon Partial Termination. In the event of a partial termination of the Plan [as provided in Code Section 411(d)(3)], the Accounts of those Participants and Beneficiaries affected shall become 100 percent vested and nonforfeitable and, unless transferred to another qualified plan, shall be distributed in a manner and at a time consistent with the terms of Article IX.

13.3 Adoption of the Plan by a Participating Company.

(a) Procedures for Participation. As of the Effective Date, the Controlling Company and the other Affiliates listed on Schedule A hereto shall be Participating Companies in the Plan. Any other Affiliate may become a Participating Company and commence participation in the Plan subject to the provisions of this subsection. In order for an Affiliate to become a Participating Company, the Administrative Committee must designate such company as a Participating Company and specify the effective date of such designation. The name of any Affiliate which shall commence participation in the Plan, along with the effective date of its participation, may be recorded in the records of the Administrative Committee or on Schedule A hereto which may be appropriately modified each time a Participating Company is added or deleted. To adopt the Plan as a Participating Company, the board of directors or other managing body of the company must approve a resolution expressly adopting the Plan for the benefit of its eligible Employees and accepting designation as a Participating Company, subject to all of the provisions of this Plan and of the Trust. The resolution shall specify the date as of which the designation as a Participating Company shall be effective. A copy of the resolution (certified if requested) of the board of directors of the adopting Participating Company shall be provided to the Administrative Committee. Upon adoption of the Plan by a Participating Company as herein provided, the Employees of such company shall be eligible to participate in the Plan subject to the terms hereof and of the resolution of the Administrative Committee designating the adopting company as such.

(b) Single Plan. The Plan, as adopted by all Participating Companies, shall be considered a single plan for purposes of Treasury Regulation Section 1.414(l)-1(b)(1). All assets contributed to the Plan by the Participating Companies shall be held together in a single fund and shall be available to pay benefits to all Participants and Beneficiaries. Nothing contained herein shall be construed to prohibit the separate accounting of assets contributed by the Participating Companies for purposes of cost allocation, Contributions, Forfeitures and other purposes, pursuant to the terms of the Plan and as directed by the Administrative Committee.

(c) Authority under Plan. As long as a Participating Company’s designation as such remains in effect, such Participating Company shall be bound by, and subject to, all provisions of the Plan and the Trust. The exclusive authority to amend the Plan and the Trust shall be vested in the Administrative Committee and the Board, and no other Participating Company shall have any right to amend the Plan or the Trust. Any amendment to the Plan or the Trust adopted by the Administrative Committee and the Board shall be binding upon every Participating Company without further action by such Participating Company.

(d) Contributions to Plan. A Participating Company shall be required to make Contributions to the Plan at such times and in such amounts as specified in Articles III and VI. The Contributions made (or to be made) to the Plan by the Participating Companies shall be allocated between and among such companies in whatever equitable manner or amounts as the Administrative Committee shall determine.

(e) Withdrawal from Plan. The Administrative Committee may terminate the designation of a Participating Company, effective as of any date. A Participating Company may withdraw from participation in the Plan, with the approval of the Administrative Committee, by action of its board of directors; provided, such action is communicated in writing to the Administrative Committee. The withdrawal of a Participating Company shall be effective as of the last day of the Plan Year in which the notice of withdrawal is received by the Administrative Committee (unless the Controlling Company or Administrative Committee consents to a different effective date). Any such Participating Company which ceases to be a Participating Company shall be liable for all costs and liabilities (whether imposed under the terms of the Plan, the Code or ERISA) accrued, with respect to its Employees, through the effective date of its withdrawal or termination. The withdrawing or terminating Participating Company shall have no right to direct that assets of the Plan be transferred to a successor plan for its Employees unless such transfer is approved by the Controlling Company or Administrative Committee in its sole discretion.

13.4 Merger, Consolidation and Transfer of Assets or Liabilities.

In the event of any merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, any other plan, each Participant and Beneficiary shall have a plan benefit in the surviving or transferee plan (determined as if such plan were then terminated immediately after such merger, consolidation or transfer of assets or liabilities) that is equal to or greater than the benefit he would have been entitled to receive under the Plan immediately before such merger, consolidation or transfer of assets or liabilities, if the Plan had terminated at that time.

ARTICLE XIV

TOP-HEAVY PROVISIONS

14.1 Top-Heavy Plan Years.

The provisions set forth in this Article XIV shall become effective for any Plan Years with respect to which the Plan is determined to be a Top-Heavy Plan and shall supersede any other provisions of the Plan which are inconsistent with these provisions; provided, if the Plan is determined not to be a Top-Heavy Plan in any Plan Year subsequent to a Plan Year in which the Plan was a Top-Heavy Plan, the provisions of this Article XIV shall not apply with respect to such subsequent Plan Year; and, provided further, to the extent that any of the requirements of this Article XIV shall no longer be required under Code Section 416 or any other Section of the Code, such requirements shall be of no force or effect.

14.2 Determination of Top-Heavy Status.

(a) Application. The Plan will be considered a Top-Heavy Plan for a Plan Year if either:

(1) the Plan is not part of a Required Aggregation Group or a Permissive Aggregation Group and, as of the Determination Date of such Plan Year, the value of the Accounts of the Participants who are Key Employees under the Plan exceeds 60 percent of the value of the Accounts of all Participants; or

(2) the Plan is part of a Required Aggregation Group which, as of the Determination Date of such Plan Year, is a Top-Heavy Group;

provided, the Plan shall not be considered a Top-Heavy Plan for a Plan Year under subsection (a)(2) hereof if the Plan also is part of a Permissive Aggregation Group which is not a Top-Heavy Group for such Plan Year.

(b) Special Definitions.

(1) Determination Date. The term “Determination Date” shall mean (i) in the case of the Plan Year that includes the original effective date of the Plan, the last day of such Plan Year, and (ii) with respect to any other Plan Year of the Plan, the last day of the immediately preceding Plan Year and (iii) for any plan year of each other qualified plan maintained by a Participating Company or Affiliate which is part of a Required or Permissive Aggregation Group, the date determined under (i) or (ii) above as if the term “Plan Year” means the plan year for each such other qualified plan.

(2) Key Employee. The term “Key Employee” shall mean an Employee defined in Code Section 416(i) and the regulations promulgated thereunder. Generally, Key Employee shall mean an Employee, former Employee or deceased Employee (and the beneficiaries of any such Employee) who, at any time during the Plan Year or the 4 previous Plan Years, was either:

(A) an officer of an Affiliate having a combined annual Compensation from all Affiliates greater than 50 percent of the amount in effect under Code Section 415(b)(1)(A) for any such Plan Year; provided, no less than one nor more than fifty individuals shall be treated as officers of an Affiliate;

(B) one of the ten individuals owning [or considered as owning under Code Section 318, as modified by Code Section 416(i)(1)(B)(iii)] the largest percentage ownership interests in value in the Affiliates (as more fully described in Treasury Regulation Section 1.416-1, T-19 and T-20) and having a combined annual Compensation from all Affiliates of more than the limitation in effect under Code Section 415(c)(1)(A);

(C) a 5-percent owner [or constructive owner within the meaning of Code Section 318, as modified by Code Section 416(i)(1)(B)(iii)] of an Affiliate; or

(D) a 1-percent owner [or constructive owner within the meaning of Code Section 318, as modified by Code Section 416(i)(1)(B)(iii) and the regulations promulgated thereunder] of an Affiliate having a combined annual Compensation from all Affiliates of more than $150,000.

For purposes of subsection (B) hereof, if two individuals have the same percentage ownership interest in an Affiliate, the individual having greater combined annual Compensation from all Affiliates shall be treated as having the larger interest. In determining percentage ownership hereunder, employers that otherwise would be aggregated under Code Sections 414(b), (c) and (m) shall be treated as separate employers.

(3) Non-Key Employee. The term “Non-Key Employee” shall mean any Employee who is not a Key Employee. For purposes hereof, former Key Employees shall be treated as Non-Key Employees.

(4) Permissive Aggregation Group. The term “Permissive Aggregation Group” shall mean a Required Aggregation Group and any other qualified plan or plans maintained or contributed to by an Affiliate which, when considered with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

(5) Required Aggregation Group. The term “Required Aggregation Group” shall mean a group of plans of the Affiliates consisting of (i) each plan which, for such Plan Year or any of the 4 preceding Plan Years, qualifies under Code Section 401(a) and in which a Key Employee is a participant, and (ii) each other plan which, during this 5-year period, qualifies under Code Section 401(a) and which enables any plan described in clause (i) hereof to satisfy the requirements of Code Sections 401(a)(4) or 410.

(6) Top-Heavy Group. The term “Top-Heavy Group” shall mean a Required or Permissive Aggregation Group with respect to which the sum (determined as of a Determination Date) of (i) the present value of the cumulative accrued benefits for Key Employees under all Defined Benefit Plans included in such group, and (ii) the aggregate of the accounts of Key Employees under all Defined Contribution Plans included in such group, exceeds 60 percent of a similar sum determined for all Employees.

(c) Special Rules. The following rules shall apply in determining whether the Plan is a Top-Heavy Plan under subsection (a)(1) or (a)(2) above:

(1) The value of any account balance under any Defined Contribution Plan and the value of any accrued benefit under any Defined Benefit Plan shall be determined as of the most recent valuation date that falls within, or ends with, the 12-month period ending on the Determination Date or, if plans are aggregated, the Determination Dates that fall within the same calendar year;

(2) The value of the Accounts under the Plan or the accounts under any other Defined Contribution Plan included in a Required or Permissive Aggregation Group for any Determination Date, other than the Determination Date for the first plan year, shall include the amounts actually contributed and paid to the plan on or before the Determination Date, and shall exclude any amounts to be contributed with respect to such preceding plan year but not actually paid to the plan on or before the Determination Date. The value of the accounts under any Defined Contribution Plan for the Determination Date of the first plan year shall include all amounts contributed to the plan as of the Determination Date, regardless of whether such amounts shall have been actually paid or merely accrued as of the Determination Date;

(3) The value of any account balance under any Defined Contribution Plan and the present value of any accrued benefit under any Defined Benefit Plan as of any Determination Date shall be increased by the aggregate distributions made under the plan (including distributions under a terminated plan which, if it had not been terminated, would have been included in a Required Aggregation Group) during the 5-year period ending on the Determination Date;

(4) Accrued benefits and accounts of the following individuals shall not be taken into account for a Plan Year: (A) any Non-Key Employee who, in a prior Plan Year, was a Key Employee or (B) any Employee who had not performed any services for a Participating Company at any time during the 5-year period ending on the Determination Date for such Plan Year;

(5) The value of any account balance shall not include deductible employee contributions, as described in Code Section 72(o)(5)(A);

(6) The extent to which rollovers and plan to plan transfers are taken into account in determining the value of any account balance or accrued benefit shall be determined in accordance with Code Section 416 and the regulations promulgated thereunder; and

(7) Effective for plan years beginning after December 31, 1986, each Non-Key Employee’s accrued benefit under the Plan and any Defined Benefit Plans shall be determined (A) under the method, if any, that uniformly applies for accrual purposes under all Defined Benefit Plans, or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate set forth under Code Section 411(b)(1)(C).

14.3 Top-Heavy Minimum Contribution.

(a) Multiple Defined Contribution Plans. For any Plan Year in which the Plan is a Top-Heavy Plan, the aggregate company Contributions (when added to similar contributions made under other defined contribution plans) allocated to the Account of any Active Participant who is a Non-Key Employee shall not be less than the Defined Contribution Minimum. To the extent that the company Contributions are less than the Defined Contribution Minimum, additional company Contributions shall be provided under the Plan.

For purposes hereof, a Non-Key Employee shall not fail to receive a minimum contribution hereunder for a Plan Year because (i) such Non-Key Employee fails to complete 1,000 Hours of Service for such Plan Year or (ii) such Non-Key Employee is excluded from participation (or receives no allocation) merely because his Compensation is less than a stated amount or because he failed to make a Deferral Election for such Plan Year.

(b) Defined Contribution and Benefit Plans. In the event that Non-Key Employees are covered under both the Plan and one or more Defined Benefit Plans maintained by an Affiliate, the minimum contribution level set forth in subsection (a) hereof shall be satisfied if each such Non-Key Employee receives a benefit level under such Defined Contribution and Defined Benefit Plans which is not less than the Defined Benefit Minimum offset by any benefits provided under the Plan and any other Defined Contribution Plans maintained by any Affiliate.

(c) Defined Contribution Minimum. The term “Defined Contribution Minimum” means, with respect to the Plan, a minimum level of company Contributions allocated with respect to a Plan Year to the Account of each Active Participant who is a Non-Key Employee; such level being the lesser of:

(1) 3 percent of such Active Participant’s Compensation for such Plan Year; or

(2) if no Defined Benefit Plan of an Affiliate uses the Plan to satisfy the requirements of Code Sections 401(a)(4) or 410, the highest percentage of Compensation at which company Contributions are made, or are required to be made, under the Plan for such Plan Year for any Key Employee.

For purposes of this subsection, (i) qualified nonelective contributions made by the Controlling Company in order to satisfy the anti-discrimination tests of Code Section 401(k) or Section 401(m) (for example, Supplemental Contributions) may be treated as company Contributions, (ii) Before-Tax and Matching Contributions shall be taken into account as company Contributions for Key Employees, (iii) Matching Contributions may be treated as company Contributions and may be taken into account for satisfying the Minimum Contribution Requirement for Non-Key Employees, but only if such Matching Contributions are not treated as Matching Contributions for purposes of the ADP Tests or Code Section 401(m) and instead satisfy the requirements of Code Section 401(a)(4) as company Contributions, and (iv) Before-Tax Contributions shall not be taken into account for satisfying the Minimum Contribution Requirement for Non-Key Employees.

(d) Defined Benefit Minimum. The term “Defined Benefit Minimum” means, with respect to a Defined Benefit Plan, a minimum level of accrued benefit derived from employer contributions with respect to a plan year for each participant who is a Non-Key Employee; such level, when expressed as an annual retirement benefit, being not less than the product of (1) and (2), where:

(1) equals the Non-Key Employee’s average Compensation for the period of consecutive years (not exceeding 5) when such Non-Key Employee had the highest aggregate Compensation from all Affiliates; and

(2) equals the lesser of (A) 2 percent times such Non-Key Employee’s number of years of service or (B) 20 percent.

For purposes of determining the Defined Benefit Minimum, “years of service” shall not include any year of service if the plan was not a Top-Heavy Plan for the plan year ending during such year of service and shall not include any years of service completed in a plan year beginning before January 1, 1984. Compensation in years before January 1, 1984, and Compensation in years after the close of the last plan year in which the plan is a Top-Heavy Plan shall be disregarded. All accruals of employer-provided benefits, whether or not attributable to years for which the Plan is top heavy, may be used in determining whether the minimum contribution requirements set forth in this Section are satisfied.

14.4 Top-Heavy Minimum Vesting. The vesting schedule set forth in Section 8.1(b) satisfies the top-heavy minimum vesting requirements.

14.5 Construction of Limitations and Requirements.

The descriptions of the limitations and requirements set forth in this Article are intended to serve as statements of the minimum legal requirements necessary for the Plan to remain qualified under the applicable terms of the Code. The Participating Companies do not desire or intend, and the terms of this Article shall not be construed, to impose any more restrictions on the operation of the Plan than required by law. Therefore, the terms of this Article and any related terms and definitions in the Plan shall be interpreted and operated in a manner which imposes the least restrictions on the Plan. For example, if use of a more liberal definition of “Compensation” is permissible at any time under the law, then the more liberal provisions may be applied as if such provisions were included in the Plan.

ARTICLE XV

MISCELLANEOUS

15.1 Nonalienation of Benefits and Spendthrift Clause.

(a) General Nonalienation Requirements. Except to the extent permitted by law and as provided in subsection (b), (c) or (d) hereof, none of the Accounts, benefits, payments, proceeds or distributions under the Plan shall be subject to the claim of any creditor of a Participant or Beneficiary or to any legal process by any creditor of such Participant or Beneficiary; and neither such Participant nor Beneficiary shall have any right to alienate, commute, anticipate or assign any of the Accounts, benefits, payments, proceeds or distributions under the Plan except to the extent expressly provided herein.

(b) Exception for Qualified Domestic Relations Orders.

(1) The nonalienation requirements of subsection (a) hereof shall apply to the creation, assignment or recognition of a right to any benefit, payable with respect to a Participant pursuant to a domestic relations order, unless such order is (i) determined to be a qualified domestic relations order, as defined in Code Section 414(p), entered on or after January 1, 1985, or (ii) any domestic relations order, as defined in Code Section 414(p), entered before January 1, 1985, pursuant to which a transferor plan was paying benefits on January 1, 1985. The Administrative Committee shall establish reasonable written procedures to determine the qualified status of a domestic relations order. Further, to the extent provided under a qualified domestic relations order, a former spouse of a Participant shall be treated as the Spouse or Surviving Spouse for all purposes under the Plan.

(2) The Administrative Committee shall establish reasonable procedures to administer distributions under qualified domestic relations orders which are submitted to it. The Administrative Committee, to the extent provided in a qualified domestic relations order, shall direct the Trustee to pay, in a single-sum payment, the full amount of the benefit payable to any alternate payee under a qualified domestic relations order. Such cash-out payment shall be made as soon as practicable after the end of the month within which the Administrative Committee determines that a domestic relations order is a qualified domestic relations order, or if later, when the terms of the qualified domestic relations order permit such a distribution. (See also Section 9.5.) If the terms of a qualified domestic relations order do not permit an immediate cash-out payment, the benefits shall be paid to the alternate payee in accordance with the terms of such order and the applicable terms of the Plan.

(c) Exception for Loans from the Plan. All loans made by the Trustee to any Participant or Beneficiary shall be secured by a pledge of the borrower’s interest in the Plan.

(d) Exception for Crimes against the Plan. The nonalienation requirements of subsection (a) hereof shall not apply to any offset of a Participant’s Account, benefit, payments, proceeds or distributions under the Plan against an amount that the Participant is ordered or required to pay to the Plan if:

(1) the order or requirement to pay arises, on or after August 5, 1997, (i) under a judgment of conviction for a crime involving the Plan; (ii) under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of part 4 of subtitle B of title I of ERISA; or (iii) pursuant to a settlement agreement between the Secretary of Labor and the Participant, or a settlement agreement between the Pension Benefit Guaranty Corporation and the Participant, in connection with a violation (or alleged violation) of part 4 of such subtitle by a fiduciary or any other person; and

(2) the judgment, order, decree, or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant’s benefits provided under the Plan.

15.2 Headings.

The headings and subheadings in the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

15.3 Construction, Controlling Law.

In the construction of the Plan, the masculine shall include the feminine and the feminine the masculine, and the singular shall include the plural and the plural the singular, in all cases where such meanings would be appropriate. Unless otherwise specified, any reference to a Section shall be interpreted as a reference to a Section of the Plan. The Plan shall be construed in accordance with the laws of the State of Georgia and applicable federal laws.

15.4 No Contract of Employment.

Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving any Participant, Employee or any person whomsoever the right to be retained in the service of any Affiliate, and all Participants and other Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

15.5 Legally Incompetent.

The Administrative Committee may in its discretion direct that payment be made and the Trustee shall make payment on such direction, directly to an incompetent or disabled person, whether incompetent or disabled because of minority or mental or physical disability, or to the guardian of such person or to the person having legal custody of such person, without further liability with respect to or in the amount of such payment either on the part of any Participating Company, the Administrative Committee or the Trustee.

15.6 Heirs, Assigns and Personal Representatives.

The Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Participant and Beneficiary, present and future.

15.7 Title to Assets, Benefits Supported Only By Trust Fund.

No Participant or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund upon termination of his employment or otherwise, except as provided from time to time under the Plan, and then only to the extent of the benefits payable under the Plan to such Participant out of the assets of the Trust Fund. Any person having any claim under the Plan shall look solely to the assets of the Trust Fund for satisfaction. The foregoing sentence notwithstanding, each Participating Company shall indemnify and save any of its officers, members of its board of directors or agents, and each of them, harmless from any and all claims, loss, damages, expense and liability arising from their responsibilities in connection with the Plan and from acts, omissions and conduct in their official capacity, except to the extent that such effects and consequences shall result from their own willful misconduct or gross negligence.

15.8 Legal Action.

In any action or proceeding involving the assets held with respect to the Plan or Trust Fund or the administration thereof, the Participating Companies, the Administrative Committee and the Trustee shall be the only necessary parties and no Participants, Employees, or former Employees, their Beneficiaries or any other person having or claiming to have an interest in the Plan shall be entitled to any notice of process; provided, that such notice as is required by the Internal Revenue Service and the Department of Labor to be given in connection with Plan amendments, termination, curtailment or other activity shall be given in the manner and form and at the time so required. Any final judgment which is not appealed or appealable that may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto, the Administrative Committee and all persons having or claiming to have an interest in the Plan.

15.9 No Discrimination.

The Controlling Company, through the Administrative Committee, shall administer the Plan in a uniform and consistent manner with respect to all Participants and Beneficiaries and shall not permit impermissible discrimination in favor of Highly Compensated Employees.

15.10 Severability.

If any provisions of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

15.11 Exclusive Benefit; Refund of Contributions.

No part of the Trust Fund shall be used for or diverted to purposes other than the exclusive benefit of the Participants and Beneficiaries, subject, however, to the payment of all costs of maintaining and administering the Plan and Trust. Notwithstanding the foregoing,

Contributions to the Trust by a Participating Company may be refunded to the Participating Company under the following circumstances and subject to the following limitations:

(a) Permitted Refunds. If and to the extent permitted by the Code and other applicable laws and regulations promulgated thereunder, upon the Participating Company’s request, a Contribution which is (i) made by a mistake in fact, or (ii) conditioned upon the deductibility of the Contribution under Code Section 404, shall be returned to the Participating Company making the Contribution within 1 year after the payment of the Contribution or the disallowance of the deduction (to the extent disallowed), whichever is applicable.

(b) Payment of Refund. If any refund is paid to a Participating Company hereunder, such refund shall be made without interest or other investment gains, shall be reduced by any investment losses attributable to the refundable amount and shall be apportioned among the Accounts of the Participants as an investment loss, except to the extent that the amount of the refund can be attributed to one or more specific Participants (for example, as in the case of certain mistakes of fact), in which case the amount of the refund attributable to each such Participant’s Account shall be debited directly against such Account.

(c) Limitation on Refund. No refund shall be made to a Participating Company if such refund would cause the balance in a Participant’s Account to be less than the balance would have been had the refunded contribution not been made.

15.12 Predecessor Service.

In the event a Participating Company maintains the Plan as successor to a predecessor employer who maintained the Plan, service for the predecessor employer shall be treated as service for the Participating Company.

15.13 Plan Expenses.

As permitted under the Code and ERISA, expenses incurred with respect to administering the Plan and Trust shall be paid by the Trustee from the Trust Fund to the extent such costs are not paid by the Participating Companies or to the extent the Controlling Company requests that the Trustee reimburse it or any other Participating Company for its payment of such expenses. Upon request, the Trustee shall reimburse the Controlling Company for its salary and other labor costs related to the Plan to the extent that such costs constitute proper Plan expenses. The Administrative Committee may provide for any expenses specifically attributable to transactions involving an Account to be charged against such Account; provided, such expenses may not reduce a Participant’s Account to an amount less than the Account balance as of the date the Administrative Committee decides to charge such expenses against such Account.

15.14 Special Effective Dates.

(a) Intent of Plan. The Plan generally is effective as of the Effective Date and is intended to be in compliance with current laws and regulations, including the following laws:

(1) General Agreement on Tariffs and Trade as amended in 1994;

(2) Uniformed Services Employment and Reemployment Rights Act of 1994;

(3) Small Business Job Protection Act of 1996;

(4) Taxpayer Relief Act of 1997; and

(5) Internal Revenue Service Restructuring and Reform Act of 1998.

(b) Compliance. To the extent any of the changes and provisions described above have requisite effective dates other than the Effective Date, the Plan shall be deemed to be effective as of such requisite effective dates solely for the purpose of satisfying the applicable legal and regulatory requirements.

IN WITNESS WHEREOF, the Controlling Company has caused the Plan to be executed by a duly authorized officer on the date first written above.

PTEK HOLDINGS, INC.

By:	/s/ William E. Franklin
Title:	CFO

PTEK HOLDINGS, INC.

401(K) PLAN

SCHEDULE A

PARTICIPATING COMPANIES AND EFFECTIVE DATES

[see Plan Sections 1.32, 1.58 and 13.3]

Name	Effective Date
PTEK Holdings, Inc.	Effective Date
Premiere Communications, Inc.	Effective Date
Voice-Tel Enterprises, Inc.	Effective Date
American Teleconferencing Services, Ltd.	Effective Date
Xpedite Systems, Inc.	Effective Date

A-1

PTEK HOLDINGS, INC.

401(K) PLAN

SCHEDULE B

SERVICE WITH PREDECESSOR EMPLOYERS

[see Plan Sections 1.80 and 2.1(d)]

An Employee’s periods of employment with the following entities, prior to such entities becoming (or becoming part of such) Affiliates, shall be taken into account for eligibility and vesting purposes under the Plan:

Predecessor Employer	Date of Acquisition
Voice-Tel Enterprises, Inc.	1997

VoiceCom Systems, Inc.	1997

American Teleconferencing Services, Ltd.	1998

National Collegiate, Inc.	1998

Xpedite Systems, Inc.	1998

Intellivoice Communications, Inc.	1999

B-1

PTEK HOLDINGS, INC.

401(K) PLAN

SCHEDULE C

TRANSFER ACCOUNTS

[see Plan Sections 1.74 and 4.2]

Plan Name	Date of Plan Merger
VTE 401(k) Savings and Investment Plan & Trust	December 31, 1997

Cleveland Voice-Tel 401(k) Plan	December 31, 1997

Voice-Tel 401(k) Plan	July 9, 1999

Intellivoice Communications, Inc. Employee Savings Plan	December 1, 1999

Xpedite Systems, Inc. 401(k) Plan	December 1, 1999

ViTel International, Inc. 401(k) Profit Sharing Plan	December 1, 1999

Swift Global Communications, Inc. 401(k) Plan	December 1, 1999

C-1

PTEK HOLDINGS, INC.

401(K) PLAN

SCHEDULE D

VESTING SCHEDULES FOR PARTICIPANTS

WITH TRANSFER ACCOUNTS

[see Plan Section 8.1(c)]

1.	ViTel International, Inc. 401(k) Profit Sharing Plan. The employee and employer contributions (including earnings and losses attributable thereto) which are being held in a Transfer Account on behalf of Participants who were participants of the ViTel Plan shall be fully vested and nonforfeitable at all times.

2.	Swift Global Communications, Inc. 401(k) Plan. The employee and employer contributions (including earnings and losses attributable thereto) which are being held in a Transfer Account on behalf of Participants who were participants of the Swift Plan shall be fully vested and nonforfeitable at all times.

D-1

PTEK HOLDINGS, INC.

401(K) PLAN

SCHEDULE E

ANNUITY TRANSFER SUBACCOUNTS

[see Plan Section 1.11]

The following Merged Plans have Annuity Transfer Subaccounts:

Plan	Date of Merger
ViTel International, Inc. 401(k) Profit Sharing Plan	December 1, 1999

E-1

PTEK HOLDINGS, INC.

401(K) PLAN

SCHEDULE F

OPTIONAL FORMS OF DISTRIBUTION PRIOR TO SEPTEMBER 1, 2001

[see Plan Section 9.12]

This Schedule F shall only apply to distributions from Accounts (excluding Annuity Transfer Subaccounts) with annuity starting dates prior to September 1, 2001, or such later date as required by Section 1.411(d)-4(e)(1)(ii).

F-I. Benefits Payable For Reasons Other Than Death.

(a) General Rule Concerning Benefits Payable Upon Separation from Service. In accordance with the terms of subsection (b) hereof and subject to the restrictions set forth in subsections (c) and (d) hereof, if a Participant becomes Disabled or separates from service with all Affiliates for any reason other than death, he (or his Beneficiary, if he dies after such Disability or such separation from service) shall be entitled to receive or begin receiving a distribution of the vested amount credited to his Account, determined as of the Valuation Date on which such distribution is processed. For purposes of this Article, the “date on which such distribution is processed” refers to the date established for such purpose by administrative practice, even if actual payment and/or processing is made at a later date due to delays in the valuation, administrative or any other procedure.

(b) Timing of Distribution.

(1) Except as provided in subsections (b)(2), (b)(3), (d) and (e) hereof and Article F-V, benefits payable to a Participant under this Schedule F shall be distributed, or shall commence to be distributed, as soon as administratively feasible after such Participant becomes Disabled or separates from service with all Affiliates for any reason other than death.

(2) Notwithstanding the foregoing, in the event that (A) the value of the Participant’s Account exceeds (or, with regard to distributions made prior to October 17, 2000, exceeded at the time of any prior distribution) $5,000 (or, for distributions made prior to January 1, 1998, exceeded $3,500 at the time of such distribution or any prior distribution) and (B) the Participant’s Benefit Commencement Date occurs or is to occur prior to the Participant’s Normal Retirement Age, benefits shall not be distributed (or commence to be distributed) to such Participant at the time set forth in subsection (b)(1) hereof without the Participant’s written election (or an election through an electronic medium) in such manner as provided by the Administrative Committee. In order for such Participant’s election to be valid, he must actually become Disabled or separate from service on or before his selected Benefit Commencement Date, his election must be filed with the Administrative Committee within the 90-day period ending on such date, and the Administrative Committee (no later than 30 days and no earlier than 90 days before his Benefit Commencement Date) must have presented him with a notice describing the material features of the optional forms of benefit and informing him of his right to defer his distribution; provided, the Participant may elect to waive the minimum 30-day notice period and to receive (or commence) his distribution before the end of such period, as long as his distribution is not made (or does not commence) before the end of the 7-day period beginning on the date he receives such notice. If the Participant does not consent to the distribution (or commencement of his distribution) of his benefit at such time, his benefit shall be distributed (or commence to be distributed) as soon as practicable after the date he files an election with the Administrative Committee requesting such payment. The “Benefit Commencement Date” shall be, with respect to a Participant or Beneficiary, the first day of the first period for which payment of a benefit under the Plan is scheduled to commence, either as a result of a written election or by operation of the Plan. A payment shall be considered made on the Benefit Commencement Date if actual payment is reasonably delayed beyond such date for calculation and processing of the benefit, provided all payments are actually made. Any payments that do not actually begin on the Benefit Commencement Date shall be adjusted so that the first payment includes all amounts due through the date of such payment.

(3) Notwithstanding anything in the Plan to the contrary, once a Participant files a claim for benefits under the Plan, in no event shall payment of the Participant’s benefit commence (or be made), retroactive to such date, later than 60 days after the end of the Plan Year which includes the latest of (i) the date on which the Participant attained Normal Retirement Age, (ii) the date which is the 10th anniversary of the date he commenced participation in the Plan, or (iii) the date he actually separates from service with all Affiliates; provided, if the amount of the payment cannot be ascertained by the date as of which payments are scheduled to be made (or commenced) hereunder, payment shall be made (or commence) no later than 60 days after the earliest date on which such payment can be ascertained under the Plan.

(4) Notwithstanding anything in the Plan to the contrary, the Participant’s benefit payments shall be made (or commence) no later than the April 1 following the later of (i) the calendar year in which the Participant attains age 70 1/2, or (ii) the calendar year in which the Participant actually separates from service with all Affiliates [provided for Plan Years prior to January 1, 1997, the earlier of (i) and (ii)]; provided, if such Participant is a 5-percent owner (as defined in Code Section 416), benefit payments shall be made (or commence) no later than the April 1 following the calendar year in which the Participant attains age 70½. Unless a Participant, who is a 5-percent owner and whose minimum distributions begin while he is still employed, elects to take a distribution of his entire Account balance, his benefits, payable under this Schedule F commencing as of his required beginning date, shall be paid in the form of a qualified joint and survivor annuity with benefit payments adjusted annually thereafter to reflect any additional benefit accruals and distributions, withdrawals, etc., under the Plan. If the Participant’s Spouse is not the designated Beneficiary, the method of distribution selected must assure that at least 50 percent of the present value of the amount available for distribution is expected to be paid within the life expectancy of the Participant. All distributions will be made in accordance with Code Section 401(a)(9), the regulations promulgated under Code Section 401(a)(9), including Treasury Regulation Section 1.401(a)(9)-2 (relating to incidental benefit limitations) and any other provisions reflecting the requirements of Code Section 401(a)(9) and prescribed by the Internal Revenue Service; and the terms of the Plan reflecting the requirements of Code Section 401(a)(9) override the distribution options (if any) in the Plan which are inconsistent with those requirements. The Participant’s life expectancy shall only be calculated as of the Plan Year in which the Participant attains age 70 1/2, unless the Participant requests to have life expectancy recalculated annually.

(5) With respect to distributions under the Plan made on or after the Effective Date for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Internal Revenue Code in accordance with the regulations under Section 401(a)(9) that were proposed on January 17, 2001 (the 2001 Proposed Regulations), notwithstanding any provision of the Plan to the contrary. If the total amount of required minimum distributions made to a participant for 2001 prior to the Effective Date are equal to or greater than the amount of required minimum distributions determined under the 2001 Proposed Regulations, then no additional distributions are required for such participant for 2001 on or after such date. If the total amount of required minimum distributions made to a participant for 2001 prior to the Effective Date are less than the amount determined under the 2001 Proposed Regulations, then the amount of required minimum distributions for 2001 on or after such date will be determined so that the total amount of required minimum distributions for 2001 is the amount determined under the 2001 Proposed Regulations. This amendment shall continue in effect until the last calendar year beginning before the effective date of the final regulations under Section 401(a)(9) or such other date as may be published by the Internal Revenue Service.

(c) Restrictions on Distributions from Specific Accounts. Notwithstanding anything in the Plan to the contrary, (i) amounts in a Participant’s Before-Tax and Supplemental Accounts and (ii) amounts in a Participant’s Transfer Accounts credited with before-tax contributions and company contributions used to satisfy the Code Section 401(k) actual deferral percentage test and company contributions used to satisfy the Code Section 401(m) average contribution percentage test, shall not be distributable to such Participant earlier than the earliest of the following to occur:

(1) The Participant’s death, Disability or separation from service with all Affiliates;

(2) The termination of the Plan without the establishment or maintenance of a successor defined contribution plan [other than an employee stock ownership plan as defined in Code Section 4975(e)] at the time the Plan is terminated or within the period ending 12 months after the final distribution of all assets in all Before-Tax, Supplemental and Transfer Accounts described above in this subsection (c); provided, if fewer than 2 percent of the Employees who are or were eligible under the Plan at the time of its termination are or were eligible under another defined contribution plan at any time during the 24-month period beginning 12 months before the time of termination, such other plan shall not be a successor plan;

(3) The date of disposition by the Participating Company employing such Participant of substantially all of its assets [within the meaning of Code Section 409(d)(2)] that were used by such Participating Company in a trade or business; provided, such Participant continues employment with the corporation acquiring such assets. The sale of 85 percent of the assets used in a trade or business will be deemed a sale of “substantially all” of the assets used in such trade or business;

(4) The date of disposition by the Participating Company employing such Participant of its interest in a subsidiary [within the meaning of Code Section 409(d)(3)]; provided, such Participant continues employment with such subsidiary;

(5) The attainment by such Participant of age 59 1/2; or

(6) The Participant’s incurrence of a financial hardship as described in Section 10.2 (except for Supplemental Accounts);

provided, for an event described in subsections (c)(2), (c)(3) or (c)(4) hereof to constitute events permitting a distribution from the Participant’s Before-Tax, or Supplemental Accounts (or the affected Transfer Accounts), such distribution must be made on account of such event in the form of a lump sum distribution, as defined in Code Section 402(d)(4) (without regard to clauses (i), (ii), (iii) and (iv) of subparagraph (A), or subparagraphs (B) and (F) thereof); and provided, further, for the events described in subsections (c)(3) or (c)(4) hereof to constitute events permitting such a distribution, the Participating Company must maintain the Plan after the disposition.

(d) Delay Upon Reemployment. If a Participant becomes eligible to receive or begins receiving benefit payments in accordance with the terms of this Schedule F and subsequently is reemployed by an Affiliate prior to the time his Account has been distributed in full, all distributions to such Participant shall be delayed or cease until such Participant again becomes eligible to receive distributions from the Plan. Notwithstanding the foregoing, if a Participant’s benefit payments have commenced in the form of a life annuity, joint and survivor annuity, or installment payments, for which an annuity contract has been purchased, payments under such annuity contract shall not cease but shall continue during the period of his reemployment.

(e) Distribution Upon Sale of Business In addition to making distributions based on a Participant’s separation from service, distributions shall be made to a Participant, in accordance with the terms of Section 401(k)(10) as a result of a sale by a Participating Company to another corporation of (i) substantially all of the assets [within the meaning of Code Section 409(d)(2)] that were used by a Participating Company in a separate trade or business, or (ii) a Participating Company’s interest in a subsidiary [within the meaning of Code Section 409(d)(3)]. For a sale of “substantially all” of the assets used in a trade or business to have occurred, at least 85 percent of such assets must have been sold. For a sale to trigger a distribution as provided in this Section, such Participant must have continued employment with the purchaser of the assets or with the subsidiary, the distribution must have been made on account of such event in the form of a lump-sum distribution (as defined in Code Section 402(d)(4), without regard to subparagraphs (A)(i) through (iv), (B) and (F) thereof), and the Participating Company, and not the purchaser, must maintain the plan after the disposition. Distributions made pursuant to this Section shall be made as soon as practicable after the sale and after the Administrative Committee is able to determine that the disposition and distribution satisfy the requirements of this Section, subject to the valuation and consent rules set forth herein.

F-II. Election of Optional Payment Forms.

(a) Election. Except as provided in Article F-III hereof, the payment of any distribution to a Participant or Beneficiary from the Plan shall be made in the form selected by the Participant by written notice delivered to the Administrative Committee (or its designee), all in accordance with the terms of this Article F. The Participant may choose between (A) a single lump sum payment and (B) equal installments (adjusted for investment earnings and losses between payments), paid monthly, quarterly, semiannually, or annually, as he elects, over a term, as elected by the Participant or Beneficiary, not to exceed the joint life expectancy of the Participant and his designated Beneficiary. The election of any option may be revoked and a new option elected, but election of any option hereunder shall be duly filed prior the date benefits would otherwise be paid or commenced, and in no event shall an election be permitted after the initial distribution or commencement of payment of any benefit, subject to paragraph (c) hereof.

(b) Direct Rollover Distribution. If a Participant, Surviving Spouse or a spousal alternate payee under a qualified domestic relations order who is the recipient of any Eligible Rollover Distribution, elects to have such Eligible Rollover Distribution paid directly to an Eligible Retirement Plan and specifies (in such form and at such time as the Administrative Committee may prescribe) the Eligible Retirement Plan to which such distribution is to be paid, such distribution shall be made in the form of a direct trustee-to-trustee transfer to the specified Eligible Retirement Plan; provided, such transfer shall be made only to the extent that the Eligible Rollover Distribution would be included in gross income if not so transferred [determined without regard to Code Sections 402(c) and 403(a)(4)].

(c) Special Rules for Installments.

(1) If a Participant selects payment in the form of installments, the initial value of the obligation for the installment payments shall be equal to the amount of the Participant’s vested Account balance on the day payments are scheduled to commence. Notwithstanding anything herein to the contrary, distributions from the Plan must satisfy the requirements of Code Section 401(a)(9)(G). This means that the incidental benefit rules as described in Treasury Regulation Section 1.401(a)(9)-2 shall be satisfied.

(2) If installment payments of a Participant’s benefit from the Plan have begun, then at any time thereafter the Participant may elect to receive the remaining Account balance in the form of a single-sum payment.

(3) If a Participant dies after the distribution date described in Section F-I(b)(1) but before his entire benefit has been distributed, his Beneficiary may elect at any time thereafter to receive the remainder of the deceased Participant’s vested Account in the form of a single-sum payment or to continue to receive the same installment payments which would have been paid to the deceased Participant if he had survived.

(4) If a Beneficiary who has begun receiving installment payments pursuant to the terms of subsection (a)(4) hereof dies prior to the full payment thereof, the remaining vested amount of the Account balance shall be distributed to the designated beneficiary of such Beneficiary or, if no such beneficiary has been designated or survives, to the estate of such Beneficiary.

(5) If a distribution is to be made to a Participant and/or his Beneficiary in the form of installments payable over the life expectancy or joint life expectancy of such persons, the life expectancy or joint life expectancy, as applicable, of such persons shall be calculated at the time distributions commence and shall not thereafter be recalculated (except as provided in Section F-I(b)(4).

(6) If a Participant selects payment in the form of installments over a period certain, the maximum length thereof shall be the joint life expectancy of such Participant and his designated Beneficiary.

(7) If a Participant dies before payment of his benefits from the Plan is made or commenced and his Beneficiary elects payment in the form of installments over a period certain and the Beneficiary is an individual, the maximum length of the term certain shall be the life expectancy of such Beneficiary, and if the Beneficiary is not an individual (for example, an estate or trust), the maximum length of the period certain shall be 5 years.

(8) If a Participant designates more than one Beneficiary to receive payment of his benefit upon his death, the Participant [and his Beneficiaries] shall be deemed to have selected a single-sum payment as the form of benefit distribution.

F-III. Cash-Out Payment of Benefits.

Notwithstanding anything to the contrary in this Schedule F, in the event that the vested portion of the Account of any Participant who separates from the service of all Affiliates is less than or equal to (or, with regard to distributions made prior to October 17, 2000, was less than or equal to at the time of any prior distribution) $5,000 (or, for distributions made prior to January 1, 1998, was less than or equal to $3,500 at the time of such distribution or any prior distribution) the full vested amount of such benefit automatically shall be paid to such Participant in one single-sum, cash-out distribution as soon as practicable after the date the Participant separates from service, but in no event later than the end of the second Plan Year following the Plan Year in which such Participant’s separation occurs. In the event a Participant has no vested interest in his Account at the time of his separation from service, he shall be deemed to have received a cash-out distribution at the time of his separation from service, and the forfeiture provisions of Section 8.3 shall apply.

F-IV. Assets Distributed.

All benefits described in this Schedule F shall be distributed from a Participant’s Account in cash as described hereinbelow; provided, if a Participant or Beneficiary elects to receive payment in the form of a single sum distribution and the Participant’s Account is invested in Company Stock, the Participant or Beneficiary may elect to receive whole shares of Company Stock.

F-V. Qualified Domestic Relations Orders.

In the event the Administrative Committee receives a domestic relations order which it determines to be a qualified domestic relations order, the Plan shall pay such benefit to the prescribed alternate payee(s) at such time and in such form, as shall be described in the qualified domestic relations order and permitted under Section 15.1(b). If the qualified domestic relations order requires immediate payment, the specified benefit shall be paid to the alternate payee as soon as practicable following the end of the month within which the Administrative Committee determines that the order is qualified or, if later, after timing restrictions and requirements under the Code are satisfied. To the extent consistent with the qualified domestic relations order, the amount of the payment to an alternate payee shall include earnings, interest and other investment proceeds through (but not after) the Valuation Date as of which the Trustee processes the distribution. If a Participant’s Account is partially paid or payable to an alternate payee, the Participant’s remaining portion of his Account shall be reduced accordingly and shall be subject to the distribution provisions in this Schedule F.

F-VI. Unclaimed Benefits.

In the event a Participant or Beneficiary becomes entitled to benefits under this Schedule F and the Administrative Committee is unable to locate such Participant (after such diligent efforts as the Administrative Committee in its sole discretion deems appropriate) within 1 year from the date upon which he becomes so entitled, the full Account of the Participant shall be deemed abandoned and treated as a Forfeiture; provided, in the event such Participant or Beneficiary is located or makes a claim subsequent to the allocation of the abandoned Account, the amount of the abandoned Account (unadjusted for any investment gains or losses from the time of abandonment) shall be restored (from abandoned Accounts, Forfeitures, Trust earnings or Contributions made by the Participating Companies) to such Participant or Beneficiary, as appropriate; and, provided further, the Administrative Committee, in its sole discretion, may delay the deemed date of abandonment of any such Account for a period longer than the prescribed 1 year if it believes that it is in the best interest of the Plan to do so, and, provided further, if the distribution is payable upon termination of the Plan, the Administrative Committee shall not be required to wait until the end of such 1-year period.

F-VII. Claims.

(a) Procedure. Claims for benefits under the Plan may be filed with the Administrative Committee on forms supplied by the Administrative Committee. The Administrative Committee shall furnish to the claimant written notice of the disposition of a claim within 90 days after the application therefor is filed; provided, if special circumstances require an extension of time for processing the claim, the Administrative Committee shall furnish written notice of the extension to the claimant prior to the end of the initial 90-day period, and such extension shall not exceed one additional, consecutive 90-day period. In the event the claim is denied, the notice of the disposition of the claim shall provide the specific reasons for the denial, cites of the pertinent provisions of the Plan, and, where appropriate, an explanation as to how the claimant can perfect the claim and/or submit the claim for review.

(b) Review Procedure. Any Participant or Beneficiary who has been denied a benefit, or his duly authorized representative, shall be entitled, upon request to the Administrative Committee, to appeal the denial of his claim. To do so, the claimant must obtain a form from the Administrative Committee on which to request further consideration of his position. The claimant, or his duly authorized representative, may review pertinent documents related to the Plan and in the Administrative Committee’s possession in order to prepare the appeal. The form containing the request for review, together with a written statement of the claimant’s position, must be filed with the Administrative Committee no later than 60 days after receipt of the written notification of denial of a claim provided for in subsection (a) hereof. The Administrative Committee’s decision shall be made within 60 days following the filing of the request for review and shall be communicated in writing to the claimant; provided, if special circumstances require an extension of time for processing the appeal, the Administrative Committee shall furnish written notice to the claimant prior to the end of the initial 60-day period, and such an extension shall not exceed one additional 60-day period. If unfavorable, the notice of decision shall explain the reason or reasons for denial and indicate the provisions of the Plan or other documents used to arrive at the decision.

(c) Satisfaction of Claims. Any payment to a Participant or Beneficiary, or to his legal representative or heirs at law, all in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Trustee, the Administrative Committee and the Controlling Company, any of whom may require such Participant, Beneficiary, legal representative or heirs at law, as a condition to such payment, to execute a receipt and release therefor in such form as shall be determined by the Trustee, the Administrative Committee or the Controlling Company, as the case may be. If receipt and release shall be required but execution by such Participant, Beneficiary, legal representative or heirs at law shall not be accomplished so that the terms of Article F-I(b) (dealing with the timing of distributions) may be fulfilled, such benefits may be distributed or paid into any appropriate court or to such other place as such court shall direct, for disposition in accordance with the order of such court, and such distribution shall be deemed to comply with the requirements of Article F-I(b).

F-VIII. Explanation of Rollover Distributions.

Within a reasonable period of time [as defined for purposes of Code Section 402(f)] before making an Eligible Rollover Distribution from the Plan to a Participant or Beneficiary, the Administrative Committee shall provide such Participant or Beneficiary with a written explanation of (i) the provisions under which the distributee may have the distribution directly transferred to another Eligible Retirement Plan, (ii) the provisions which require the withholding of tax on the distribution if it is not directly transferred to another Eligible Retirement Plan, (iii) the provisions under which the distribution will not be subject to tax if transferred to an Eligible Retirement Plan within 60 days after the date on which the distributee receives the distribution, and (iv) such other terms and provisions as may be required under Code Section 402(f) and the regulations promulgated thereunder.

DEATH BENEFITS

F-IX. Death Benefits.

If a Participant dies before payment of his benefits from the Plan is made, the Beneficiary or Beneficiaries designated by such Participant in his latest beneficiary designation form filed with the Administrative Committee in accordance with the terms of Article F-XI hereof shall be entitled to receive a distribution of the total of (i) the entire vested amount credited to such Participant’s Account (excluding his Annuity Transfer Subaccount) determined as of the Valuation Date on which the distribution is processed, plus (ii) any Contributions made on such Participant’s behalf since such Valuation Date. Benefits shall be distributed to such Beneficiary or Beneficiaries as soon as administratively feasible (and, if practicable, within 90 days) after the date of the Participant’s death (or, if later, after timing restrictions and requirements under the Code are satisfied). As required by Code Section 401(a)(9), in no event shall any such distribution be made later than 6 years after the date of his death. The Administrative Committee may direct the Trustee to distribute a Participant’s Account to a Beneficiary without the written consent of such Beneficiary.

F-X. Cash-Out Payment of Survivor Benefits.

If the Participant’s vested Account balance is less than or equal to (or, with regard to distributions made prior to October 17, 2000, was less than or equal to at the time of any prior distribution) $5,000 (or, for distributions made prior to January 1, 1998 was less than or equal to $3,500 at the time of such distribution or any prior distribution), the full amount of such vested Account balance automatically shall be paid to his Beneficiary in one single-sum, cash-out distribution as soon as practicable after the Participant’s date of death.

F-XI. Beneficiary Designation.

(a) General. In accordance with the terms of this Section, Participants shall designate and from time to time may redesignate their Beneficiary or Beneficiaries of the benefits described in this Schedule F in such form and manner as the Administrative Committee may determine. A Participant shall be deemed to have named his Surviving Spouse, if any, as his sole Beneficiary unless his Spouse consents to the payment of all or a specified portion of the Participant’s death benefit to a Beneficiary other than or in addition to the Surviving Spouse in a manner satisfying the requirements of a Qualified Spousal Waiver and such other procedures as the Administrative Committee may establish. Notwithstanding the foregoing, a married Participant may designate a non-Spouse Beneficiary without a Qualified Spousal Waiver (unless otherwise required by a qualified domestic relations order) if the Participant establishes to the satisfaction of the Administrative Committee: (i) that he has no Spouse or that his Spouse cannot be located; (ii) that he is legally separated from his Spouse or that he has been abandoned by his Spouse (within the meaning of local law) and he has a court order to such effect; or (iii) that such other permissible circumstances exist as the Secretary of the Treasury may by regulations prescribe.

(b) No Designation or Designee Dead or Missing. In the event that:

(1) a Participant dies without designating a Beneficiary;

(2) the Beneficiary designated by a Participant is not surviving when a payment is to be made to such person under the Plan, and no contingent Beneficiary has been designated; or

(3) the Beneficiary designated by a Participant cannot be located by the Administrative Committee within 1 year after the date benefits are to commence to such person;

then, in any of such events, the Beneficiary of such Participant with respect to any benefits that remain payable under this Schedule F shall be the Participant’s Surviving Spouse, if any, and if not, then the estate of the Participant.

F-XII. Transition Rule.

For purposes of effectuating a change in the Plan’s recordkeeper, and notwithstanding anything contained in this Schedule F to the contrary, the Administrative Committee may designate a period during which no distributions shall be permitted.

PTEK HOLDINGS, INC.

401(K) PLAN

SCHEDULE G

OPTIONAL FORMS OF DISTRIBUTION FROM ANNUITY TRANSFER SUBACCOUNTS

PRIOR TO SEPTEMBER 1, 2001

[see Plan Section 9.12]

This Schedule G shall only apply to distributions from Annuity Transfer Subaccounts with annuity starting dates prior to September 1, 2001, or such later date as required by Section 1.411(d)-4(e)(1)(ii).

G-I. Benefits Payable For Reasons Other Than Death.

(a) General Rule Concerning Benefits Payable Upon Separation from Service. In accordance with the terms of subsection (b) hereof and subject to the restrictions set forth in subsections (c) and (d) hereof, if a Participant becomes Disabled or separates from service with all Affiliates for any reason other than death, he (or his Beneficiary, if he dies after such Disability or such separation from service) shall be entitled to receive or begin receiving a distribution of the vested amount credited to his Account, determined as of the Valuation Date on which such distribution is processed. For purposes of this Article, the “date on which such distribution is processed” refers to the date established for such purpose by administrative practice, even if actual payment and/or processing is made at a later date due to delays in the valuation, administrative or any other procedure.

(b) Timing of Distribution.

(1) Except as provided in subsections (b)(2), (b)(3), (d) and (e) hereof and Article G-V, benefits payable to a Participant under this Schedule G shall be distributed, or shall commence to be distributed, as soon as administratively feasible after such Participant becomes Disabled or separates from service with all Affiliates for any reason other than death.

(2) Notwithstanding the foregoing, in the event that (A) the value of the Participant’s Account exceeds (or, with regard to distributions made prior to October 17, 2000, exceeded at the time of any prior distribution) $5,000 (or, for distributions made prior to January 1, 1998, exceeded $3,500 at the time of such distribution or any prior distribution) and (B) the Participant’s Benefit Commencement Date occurs or is to occur prior to the Participant’s Normal Retirement Age, benefits shall not be distributed (or commence to be distributed) to such Participant at the time set forth in subsection (b)(1) hereof without the Participant’s written election (or an election through an electronic medium) in such manner as provided by the Administrative Committee. In order for such Participant’s election to be valid, he must actually become Disabled or separate from service on or before his selected Benefit Commencement Date, his election must be filed with the Administrative Committee within the 90-day period ending on such date, and the Administrative Committee (no later than 30 days and no earlier than 90 days before his Benefit Commencement Date) must have presented him with a notice describing the material features of the optional forms of benefit and informing him of his right to defer his distribution; provided, the Participant may elect to waive the minimum 30-day notice period and to receive (or commence) his distribution before the end of such period, as long as his distribution is not made (or does not commence) before the end of the 7-day period beginning on the date he receives such notice. If the Participant does not consent to the distribution (or commencement of his distribution) of his benefit at such time, his benefit shall be distributed (or commence to be distributed) as soon as practicable after the earlier of (i) the date he files an election with the Administrative Committee requesting such payment, or (ii) the date he attains age 65. The “Benefit Commencement Date” shall be, with respect to a Participant, Beneficiary, Joint Annuitant, the first day of the first period for which payment of a benefit under the Plan is scheduled to commence, either as a result of a written election or by operation of the Plan. A payment shall be considered made on the Benefit Commencement Date if actual payment is reasonably delayed beyond such date for calculation and processing of the benefit, provided all payments are actually made. Any payments that do not actually begin on the Benefit Commencement Date shall be adjusted so that the first payment includes all amounts due through the date of such payment.

(3) Notwithstanding anything in the Plan to the contrary, once a Participant files a claim for benefits under the Plan, in no event shall payment of the Participant’s benefit commence (or be made), retroactive to such date, later than 60 days after the end of the Plan Year which includes the latest of (i) the date on which the Participant attained Normal Retirement Age, (ii) the date which is the 10th anniversary of the date he commenced participation in the Plan, or (iii) the date he actually separates from service with all Affiliates; provided, if the amount of the payment cannot be ascertained by the date as of which payments are scheduled to be made (or commenced) hereunder, payment shall be made (or commence) no later than 60 days after the earliest date on which such payment can be ascertained under the Plan.

(4) Notwithstanding anything in the Plan to the contrary, the Participant’s benefit payments shall be made (or commence) no later than the April 1 following the later of (i) the calendar year in which the Participant attains age 70 1/2, or (ii) the calendar year in which the Participant actually separates from service with all Affiliates [provided for Plan Years prior to January 1, 1997, the earlier of (i) and (ii)]; provided, if such Participant is a 5-percent owner (as defined in Code Section 416), benefit payments shall be made (or commence) no later than the April 1 following the calendar year in which the Participant attains age 70 1/2. Unless a Participant, who is a 5-percent owner and whose minimum distributions begin while he is still employed, elects to take a distribution of his entire Account balance, his benefits, payable under this Schedule G commencing as of his required beginning date, shall be paid in the form of a qualified joint and survivor annuity with benefit payments adjusted annually thereafter to reflect any additional benefit accruals and distributions, withdrawals, etc., under the Plan. If the Participant’s Spouse is not the designated Beneficiary, the method of distribution selected must assure that at least 50 percent of the present value of the amount available for distribution is expected to be paid within the life expectancy of the Participant. All distributions will be made in accordance with Code Section 401(a)(9), the regulations promulgated under Code Section 401(a)(9), including Treasury Regulation Section 1.401(a)(9)-2 (relating to incidental benefit limitations) and any other provisions reflecting the requirements of Code Section 401(a)(9) and prescribed by the Internal Revenue Service; and the terms of the Plan reflecting the requirements of Code Section 401(a)(9) override the distribution options (if any) in the Plan which are inconsistent with those requirements. The Participant’s life expectancy shall only be calculated as of the Plan Year in which the Participant attains age 70½, unless the Participant requests to have life expectancy recalculated annually.

(5) With respect to distributions under the Plan made on or after the Effective Date for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Internal Revenue Code in accordance with the regulations under Section 401(a)(9) that were proposed on January 17, 2001 (the 2001 Proposed Regulations), notwithstanding any provision of the Plan to the contrary. If the total amount of required minimum distributions made to a participant for 2001 prior to the Effective Date are equal to or greater than the amount of required minimum distributions determined under the 2001 Proposed Regulations, then no additional distributions are required for such participant for 2001 on or after such date. If the total amount of required minimum distributions made to a participant for 2001 prior to the Effective Date are less than the amount determined under the 2001 Proposed Regulations, then the amount of required minimum distributions for 2001 on or after such date will be determined so that the total amount of required minimum distributions for 2001 is the amount determined under the 2001 Proposed Regulations. This amendment shall continue in effect until the last calendar year beginning before the effective date of the final regulations under Section 401(a)(9) or such other date as may be published by the Internal Revenue Service.

(c) Restrictions on Distributions from Specific Accounts. Notwithstanding anything in the Plan to the contrary, (i) amounts in a Participant’s Before-Tax and Supplemental Accounts and (ii) amounts in a Participant’s Transfer Accounts credited with before-tax contributions and company contributions used to satisfy the Code Section 401(k) actual deferral percentage test and company contributions used to satisfy the Code Section 401(m) average contribution percentage test, shall not be distributable to such Participant earlier than the earliest of the following to occur:

(1) The Participant’s death, Disability or separation from service with all Affiliates;

(2) The termination of the Plan without the establishment or maintenance of a successor defined contribution plan [other than an employee stock ownership plan as defined in Code Section 4975(e)] at the time the Plan is terminated or within the period ending 12 months after the final distribution of all assets in all Before-Tax, Supplemental and Transfer Accounts described above in this subsection (c);

provided, if fewer than 2 percent of the Employees who are or were eligible under the Plan at the time of its termination are or were eligible under another defined contribution plan at any time during the 24-month period beginning 12 months before the time of termination, such other plan shall not be a successor plan;

(3) The date of disposition by the Participating Company employing such Participant of substantially all of its assets [within the meaning of Code Section 409(d)(2)] that were used by such Participating Company in a trade or business; provided, such Participant continues employment with the corporation acquiring such assets. The sale of 85 percent of the assets used in a trade or business will be deemed a sale of “substantially all” of the assets used in such trade or business;

(4) The date of disposition by the Participating Company employing such Participant of its interest in a subsidiary [within the meaning of Code Section 409(d)(3)]; provided, such Participant continues employment with such subsidiary;

(5) The attainment by such Participant of age 59 1/2; or

(6) The Participant’s incurrence of a financial hardship as described in Section 10.2 (excluding Supplemental Accounts);

provided, for an event described in subsections (c)(2), (c)(3) or (c)(4) hereof to constitute events permitting a distribution from the Participant’s Before-Tax, or Supplemental Accounts (or the affected Transfer Accounts), such distribution must be made on account of such event in the form of a lump sum distribution, as defined in Code Section 402(d)(4) (without regard to clauses (i), (ii), (iii) and (iv) of subparagraph (A), or subparagraphs (B) and (F) thereof); and provided, further, for the events described in subsections (c)(3) or (c)(4) hereof to constitute events permitting such a distribution, the Participating Company must maintain the Plan after the disposition.

(d) Delay Upon Reemployment. If a Participant becomes eligible to receive or begins receiving benefit payments in accordance with the terms of this Schedule G and subsequently is reemployed by an Affiliate (or ceases to be Disabled, as applicable) prior to the time his Account has been distributed in full, all distributions to such Participant shall be delayed or cease until such Participant again becomes eligible to receive distributions from the Plan. Notwithstanding the foregoing, if a Participant’s benefit payments have commenced in the form of a life annuity, joint and survivor annuity, or installment payments, for which an annuity contract has been purchased, payments under such annuity contract shall not cease but shall continue during the period of his reemployment.

(e) Distribution Upon Sale of Business In addition to making distributions based on a Participant’s separation from service, distributions shall be made to a Participant, in accordance with the terms of Section 401(k)(10) as a result of a sale by a Participating Company to another corporation of (i) substantially all of the assets [within the meaning of Code Section 409(d)(2)] that were used by a Participating Company in a separate trade or business, or (ii) a Participating Company’s interest in a subsidiary [within the meaning of Code Section 409(d)(3)].

For a sale of “substantially all” of the assets used in a trade or business to have occurred, at least 85 percent of such assets must have been sold. For a sale to trigger a distribution as provided in this Section, such Participant must have continued employment with the purchaser of the assets or with the subsidiary, the distribution must have been made on account of such event in the form of a lump-sum distribution (as defined in Code Section 402(d)(4), without regard to subparagraphs (A)(i) through (iv), (B) and (F) thereof), and the Participating Company, and not the purchaser, must maintain the plan after the disposition. Distributions made pursuant to this Section shall be made as soon as practicable after the sale and after the Administrative Committee is able to determine that the disposition and distribution satisfy the requirements of this Section, subject to the valuation and consent rules set forth herein.

G-II. Normal Payment Forms.

Except as provided in Article G-V or Article G-VII or unless a Participant otherwise elects in accordance with Article G-III, a benefit described in this Schedule G shall be paid as follows:

(a) in the form of a single life annuity, if the Participant does not have a Spouse on his Benefit Commencement Date; or

(b) in the form of a joint and 50% survivor annuity payable to the Participant and his Spouse (as his Joint Annuitant), if the Participant has a Spouse on his Benefit Commencement Date.

G-III. Election of Optional Payment Forms.

(a) Election. After receiving the retirement notice described in Article G-IV, a Participant who is eligible for an annuity form of benefit under Article G-II may make a Qualified Retirement Election (as defined in Article G-XVIII(b)) at any time within the 90-day period ending on his Benefit Commencement Date to have his benefits paid in one of the alternative benefit payment forms described in subsection (b) hereof and/or to name a Joint Annuitant (including a non-Spouse Joint Annuitant for a married Participant) with respect to that form of benefit.

(b) Optional Payment Forms. The alternative benefit forms from which a Participant may elect pursuant to the terms of this Section shall be equivalent to the amount of the Participant’s vested Account balance as follows:

(1) Periodic Installments. Periodic installments made accordance with Article F-II of Schedule F;

(2) Single-Sum Payment. A single-sum payment of the Participant’s vested Account balance; or

(3) Other Forms. If the Plan accepts a transfer of assets and liabilities as part of a merger, consolidation or transfer from another qualified retirement plan and any optional forms of benefit not provided under the Plan are provided under the transferring plan, the Plan shall offer such optional forms of benefit with respect solely to the Transfer Accounts resulting from the merger, consolidation or transfer, and such optional forms shall be described in a schedule to the Plan; provided, all of the requirements relating to notices and elections, as required by the Code and ERISA, shall apply.

(c) Rate of Payments to Joint Annuitant or Beneficiary. Notwithstanding anything herein to the contrary, if a Participant dies after his benefit payments to him have begun under an annuity form of payment, the remaining portion of his distributable benefit shall be distributed to his Joint Annuitant or Beneficiary at least as rapidly as under the method of distribution in effect at the time of the Participant’s death, such that the requirements of Code Section 401(a)(9) shall be satisfied.

(d) Direct Rollover Distribution. If a Participant, Surviving Spouse or a spousal alternate payee under a qualified domestic relations order who is the recipient of any Eligible Rollover Distribution, elects to have such Eligible Rollover Distribution paid directly to an Eligible Retirement Plan and specifies (in such form and at such time as the Administrative Committee may prescribe) the Eligible Retirement Plan to which such distribution is to be paid, such distribution shall be made in the form of a direct trustee-to-trustee transfer to the specified Eligible Retirement Plan; provided, such transfer shall be made only to the extent that the Eligible Rollover Distribution would be included in gross income if not so transferred [determined without regard to Code Sections 402(c) and 403(a)(4)].

G-IV. Retirement Notice.

No less than 30 days (unless otherwise waived by the Participant) and no more than 90 days before each Participant’s Benefit Commencement Date, the Administrative Committee shall furnish each such Participant written notice of:

(a) the terms and conditions of the benefit payment forms described in Article G-III(b), the conditions under which they will be provided and the relative financial effect of selecting any alternative benefit form;

(b) the Participant’s right (subject to the written consent of such Participant’s Spouse, if any) to elect a benefit payment form other than the normal form payable to him under Article G-II and the effect, if any, of such election;

(c) the right of a married Participant’s Spouse to negate the Participant’s election of an optional benefit payment form through a failure to consent in writing before a notary public or a Plan representative to such election;

(d) the Administrative Committee’s right to rely on a Spouse’s properly executed and notarized consent to the payment of Plan benefits in one of the optional forms described in Article G-III(b), which consent shall be irrevocable with respect to such Spouse under the Plan;

(e) the Participant’s right to revoke an election that his benefit be paid in a form other than the normal form payable to him under Article G-II; and

(f) the Participant’s right, upon his written request delivered to the Administrative Committee, to receive more specific information regarding the financial effect of selecting an alternative benefit form (including the amount of payments under an annuity).

G-V. Cash-Out Payment of Benefits.

Notwithstanding anything to the contrary in this Schedule G, in the event that the vested portion of the Account of any Participant who separates from the service of all Affiliates is less than or equal to (or, with regard to distributions made prior to October 17, 2000, was less than or equal to at the time of any prior distribution) $5,000 (or, for distributions made prior to September 1, 1998 was less than or equal to $3,500 at the time of such distribution or any prior distribution) the full vested amount of such benefit automatically shall be paid to such Participant in one single-sum, cash-out distribution as soon as practicable after the date the Participant separates from service, but in no event later than the end of the second Plan Year following the Plan Year in which such Participant’s separation occurs. In the event a Participant has no vested interest in his Account at the time of his separation from service, he shall be deemed to have received a cash-out distribution at the time of his separation from service, and the forfeiture provisions of Section 8.3 shall apply.

G-VI. Assets Distributed.

Any distribution to a Participant, his Joint Annuitant or his Beneficiary shall be made in the form of cash; provided, if a Participant or his Beneficiary elects to receive payment in the form of a single sum distribution and the Participant’s Account is invested in Company Stock, the Participant or Beneficiary may elect to receive whole shares of Company Stock. Such distributions may be paid directly from the Trust Fund or through the purchase with Trust Fund assets of an annuity contract which is distributed to the Participant, Joint Annuitant or Beneficiary, as applicable, and pursuant to which an insurance company is obligated to make such cash distributions in accordance with the distribution provisions of the Plan; provided, any such distributed annuity contract will be nontransferable.

G-VII. Qualified Domestic Relations Orders.

In the event the Administrative Committee receives a domestic relations order which it determines to be a qualified domestic relations order, the Plan shall pay such benefit to the prescribed alternate payee(s) at such time and in such form, as shall be described in the qualified domestic relations order and permitted under Section 15.1(b). If the qualified domestic relations order requires immediate payment, the specified benefit shall be paid to the alternate payee as soon as practicable following the end of the month within which the Administrative Committee determines that the order is qualified or, if later, after timing restrictions and requirements under the Code are satisfied. To the extent consistent with the qualified domestic relations order, the amount of the payment to an alternate payee shall include earnings, interest and other investment proceeds through (but not after) the Valuation Date as of which the Trustee processes the distribution. If a Participant’s Account is partially paid or payable to an alternate payee, the Participant’s remaining portion of his Account shall be reduced accordingly and shall be subject to the distribution provisions in this Schedule G.

G-VIII. Unclaimed Benefits.

In the event a Participant, Joint Annuitant or Beneficiary becomes entitled to benefits under this Schedule G and the Administrative Committee is unable to locate such Participant (after such diligent efforts as the Administrative Committee in its sole discretion deems appropriate) within 1 year from the date upon which he becomes so entitled, the full Account of the Participant shall be deemed abandoned and treated as a Forfeiture; provided, in the event such Participant, Joint Annuitant or Beneficiary is located or makes a claim subsequent to the allocation of the abandoned Account, the amount of the abandoned Account (unadjusted for any investment gains or losses from the time of abandonment) shall be restored (from abandoned Accounts, Forfeitures, Trust earnings or Contributions made by the Participating Companies) to such Participant, Joint Annuitant or Beneficiary, as appropriate; and, provided further, the Administrative Committee, in its sole discretion, may delay the deemed date of abandonment of any such Account for a period longer than the prescribed 1 year if it believes that it is in the best interest of the Plan to do so, and, provided further, if the distribution is payable upon termination of the Plan, the Administrative Committee shall not be required to wait until the end of such 1-year period.

G-IX. Claims.

(a) Procedure. Claims for benefits under the Plan may be filed with the Administrative Committee on forms supplied by the Administrative Committee. The Administrative Committee shall furnish to the claimant written notice of the disposition of a claim within 90 days after the application therefor is filed; provided, if special circumstances require an extension of time for processing the claim, the Administrative Committee shall furnish written notice of the extension to the claimant prior to the end of the initial 90-day period, and such extension shall not exceed one additional, consecutive 90-day period. In the event the claim is denied, the notice of the disposition of the claim shall provide the specific reasons for the denial, cites of the pertinent provisions of the Plan, and, where appropriate, an explanation as to how the claimant can perfect the claim and/or submit the claim for review.

(b) Review Procedure. Any Participant, Joint Annuitant or Beneficiary who has been denied a benefit, or his duly authorized representative, shall be entitled, upon request to the Administrative Committee, to appeal the denial of his claim. To do so, the claimant must obtain a form from the Administrative Committee on which to request further consideration of his position. The claimant, or his duly authorized representative, may review pertinent documents related to the Plan and in the Administrative Committee’s possession in order to prepare the appeal. The form containing the request for review, together with a written statement of the claimant’s position, must be filed with the Administrative Committee no later than 60 days after receipt of the written notification of denial of a claim provided for in subsection (a) hereof. The Administrative Committee’s decision shall be made within 60 days following the filing of the request for review and shall be communicated in writing to the claimant; provided, if special circumstances require an extension of time for processing the appeal, the Administrative Committee shall furnish written notice to the claimant prior to the end of the initial 60-day period, and such an extension shall not exceed one additional 60-day period. If unfavorable, the notice of decision shall explain the reason or reasons for denial and indicate the provisions of the Plan or other documents used to arrive at the decision.

(c) Satisfaction of Claims. Any payment to a Participant, Joint Annuitant or Beneficiary, or to his legal representative or heirs at law, all in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Trustee, the Administrative Committee and the Controlling Company, any of whom may require such Participant, Joint Annuitant, Beneficiary, legal representative or heirs at law, as a condition to such payment, to execute a receipt and release therefor in such form as shall be determined by the Trustee, the Administrative Committee or the Controlling Company, as the case may be. If receipt and release shall be required but execution by such Participant, Joint Annuitant, Beneficiary, legal representative or heirs at law shall not be accomplished so that the terms of Article G-I(b) (dealing with the timing of distributions) may be fulfilled, such benefits may be distributed or paid into any appropriate court or to such other place as such court shall direct, for disposition in accordance with the order of such court, and such distribution shall be deemed to comply with the requirements of Article G-I(b).

G-X. Explanation of Rollover Distributions.

Within a reasonable period of time [as defined for purposes of Code Section 402(f)] before making an Eligible Rollover Distribution from the Plan to a Participant or Beneficiary, the Administrative Committee shall provide such Participant or Beneficiary with a written explanation of (i) the provisions under which the distributee may have the distribution directly transferred to another Eligible Retirement Plan, (ii) the provisions which require the withholding of tax on the distribution if it is not directly transferred to another Eligible Retirement Plan, (iii) the provisions under which the distribution will not be subject to tax if transferred to an Eligible Retirement Plan within 60 days after the date on which the distributee receives the distribution, and (iv) such other terms and provisions as may be required under Code Section 402(f) and the regulations promulgated thereunder.

DEATH BENEFITS

G-XI. Payment of Survivor Benefits.

(a) Non-Annuity Form of Distribution. If the Participant’s Beneficiary is not his Spouse and the Participant dies before his Benefit Commencement Date then any distribution to his Beneficiary or Beneficiaries shall be made as soon as practicable after the Participant’s date of death in the form of a single-sum payment in cash; provided, such single-sum payment may be divided among multiple Beneficiaries, as applicable.

(b) Survivor Annuity. If (i) the Participant has a vested interest in all or any portion of his Account and dies before his Benefit Commencement Date, and (ii) the Participant’s Spouse is his Beneficiary, then except as provided in Article G-XIII or unless a Participant or his Spouse otherwise elects in accordance with Article G-XII, a monthly survivor annuity shall be payable on his behalf to his Spouse. Such monthly survivor annuity shall be an annuity for the life of the Participant’s Spouse, the actuarial equivalent of which shall be equal to the Participant’s vested Account as of the Valuation Date on which such distribution is processed. Subject to Article G-XII, a Participant may make an election to have such survivor annuity paid in a single-sum payment. Any such election generally may be made at any time during the period beginning on or after the first day of the Plan Year in which the Participant attains age 35 and ending on the earlier of the Participant’s death or Benefit Commencement Date; provided, an election may be made prior to the date this period begins, but the effectiveness of any such election shall expire as of the date the Participant attains age 35. No spousal consent shall be required for any such election which changes the form of benefit (but see Article G-XV regarding spousal consent requirements for designation of a non-Spouse Beneficiary). In addition, after the death of the Participant, his Spouse may elect to receive a distribution in a single-sum payment of the Participant’s vested Account balance.

(c) Exclusion. No survivor benefit shall be payable under this Article G-XI to any person who is not living on the date as of which the payment is scheduled to commence under Article G-XII.

G-XII. Commencement of Survivor Benefits.

(a) Payments to Spouse. Except as provided in Article G-XIII, if the Participant’s Spouse is his Beneficiary and is eligible to receive a survivor benefit under Article G-XI(b), payment of such benefit shall commence as soon as practicable following the later of (i) the date on which the Participant would have attained his Normal Retirement Age (if he had survived) or (ii) the Participant’s date of death; provided, if the Participant dies before his Normal Retirement Age, his Spouse instead may elect (on a form provided for this purpose by the Administrative Committee and in a manner that satisfies the requirements of the Retirement Equity Act of 1984) for the payment of his survivor benefit to commence as soon as practicable following the Participant’s date of death.

(b) Payments to a Non-Spouse Beneficiary. Except as provided in Article G-XIII, if a Beneficiary who is not the Participant’s Spouse is eligible to receive a survivor benefit under Article G-XI(a), payment of such benefit shall commence as soon as practicable following the Participant’s date of death.

(c) Minimum Benefit Rules. All distributions will be made in accordance with Code Section 401(a)(9), the regulations promulgated under Code Section 401(a)(9), including Treasury Regulation Section 1.401(a)(9)-2 and any other provisions reflecting the requirements of Code Section 401(a)(9) and prescribed by the Internal Revenue Service, all of which are incorporated by reference; and the terms of the Plan reflecting the requirements of Code Section 401(a)(9) override the distribution options (if any) in the Plan which are inconsistent with those requirements.

G-XIII. Cash-Out Payment of Survivor Benefits.

If the Participant’s vested Account balance is less than or equal to (or, with regard to distributions made prior to October 17, 2000, was less than or equal to at the time of any prior distribution) $5,000 (or, for distributions made prior to January 1, 1998, was less than or equal to $3,500 at the time of such distribution or any prior distribution), the full amount of such vested Account balance automatically shall be paid to his Beneficiary in one single-sum, cash-out distribution as soon as practicable after the Participant’s date of death.

G-XIV. Death During Suspension of Benefits.

If a Participant separates from service for any reason (other than death), he begins receiving benefits as of his Benefit Commencement Date, he then becomes reemployed, his benefit payments are suspended [as provided in Article G-I(d)], and he dies before payment of his benefits recommence, his suspended benefits (if any) and any new benefits which are allocated to his Account during such period of reemployment shall be treated as a survivor benefit and shall be determined and paid pursuant to the terms of this Article.

G-XV. Beneficiary Designation.

(a) General. In accordance with the terms of this Section, Participants shall designate and from time to time may redesignate their Beneficiary or Beneficiaries in such form and manner as the Administrative Committee may determine. A Participant shall be deemed to have named his Surviving Spouse, if any, as his sole Beneficiary unless his Spouse consents to the payment of all or a specified portion of the Participant’s death benefit to a Beneficiary other than or in addition to the Surviving Spouse in a manner satisfying the requirements of a Qualified Spousal Waiver and such other procedures as the Administrative Committee may establish. A Qualified Spousal Waiver generally may be made at any time during the period beginning on or after the first day of the Plan Year in which the Participant attains age 35 and ending on the earlier of the Participant’s death or Benefit Commencement Date; provided, a Qualified Spousal Waiver may be made prior to the date this period begins, but any such election shall expire as of the date the Participant attains age 35. Notwithstanding the foregoing, a married Participant may designate a non-Spouse Beneficiary without a Qualified Spousal Waiver

(unless otherwise required by a qualified domestic relations order) if the Participant establishes to the satisfaction of the Administrative Committee: (i) that he has no Spouse or that his Spouse cannot be located; (ii) that he is legally separated from his Spouse or that he has been abandoned by his Spouse (within the meaning of local law) and he has a court order to such effect; or (iii) that such other permissible circumstances exist as the Secretary of the Treasury may by regulations prescribe.

(b) No Designation or Designee Dead or Missing. In the event that:

(1) a Participant dies without designating a Beneficiary;

(2) the Beneficiary designated by a Participant is not surviving when a payment is to be made to such person under the Plan, and no contingent Beneficiary has been designated; or

(3) the Beneficiary designated by a Participant cannot be located by the Administrative Committee within 1 year after the date benefits are to commence to such person;

then, in any of such events, the Beneficiary of such Participant with respect to any benefits that remain payable under this Schedule G shall be the Participant’s Surviving Spouse, if any, and if not, then the estate of the Participant.

G-XVI. Survivor Benefit Notice.

The Administrative Committee shall furnish each Participant (other than a Participant who has separated from service and who has no vested Account) with a written notice which explains the terms and conditions related to the survivor benefit provided hereunder and which is comparable in content and substance to the retirement notice described in Article G-IV. The Administrative Committee shall furnish such survivor benefit notice within whichever of the following periods ends last:

(1) the period beginning on the 1st day of the Plan Year in which the Participant attains age 32 and ending on the last day of the Plan Year preceding the Plan Year in which the Participant attains age 35;

(2) the period which begins 1 year before and ends on the day before the 1-year anniversary of the date on which an Employee becomes a Participant; or

(3) with respect to a Participant whose employment with all Affiliates ends before he attains age 35, the period which begins 1 year before and ends 1 year after the date on which he separates from service.

G-XVII. Transition Rule. For purposes of effectuating a change in the Plan’s recordkeeper, and notwithstanding anything contained in this Schedule G to the contrary, the Administrative Committee may designate a period during which no distributions shall be permitted.

G-XVIII. Definitions.

(a) Joint Annuitant shall mean the person(s) designated as such by a Participant (or deemed designated as such under the terms of the Plan) in accordance with this Schedule G to receive any retirement or termination benefits that may be payable from his Annuity Transfer Subaccount upon the death of the Participant on or after his Benefit Commencement Date. See Schedule E hereto for a list of Merged Plans which have Annuity Transfer Subaccounts.

(b) Qualified Retirement Election shall mean an election which relates to retirement and termination benefits described in Schedule G which satisfies the criteria of this Section and pursuant to which (i) an unmarried Participant designates a Joint Annuitant and/or waives the annuity form of benefit by selecting an alternative form of benefit payable to him and/or his Joint Annuitant, or (ii) a married Participant designates a non-Spouse Joint Annuitant and/or waives the annuity form of benefit by selecting an alternative form of benefit payable to him and/or his Joint Annuitant. Such election must be in writing and, if the Participant is married, must be consented to by the Participant’s Spouse. The Spouse’s consent to such election must acknowledge the effect of such election and must be witnessed by a notary public or a plan representative. Notwithstanding this spousal consent requirement, if the Participant establishes to the satisfaction of the Administrative Committee that such written consent may not be obtained because he has no Spouse, his Spouse cannot be located or such other permissible circumstances exist as the Secretary of the Treasury may by regulations prescribe, such election signed only by the Participant may be deemed a Qualified Retirement Election. Any consent necessary under this provision will be valid only with respect to the Spouse who signs the consent or, in the event of a deemed Qualified Retirement Election, the designated Spouse. A revocation of a prior election may be made by a Participant, without the consent of his Spouse, if any, at any time before the Participant’s Benefit Commencement Date; the number of revocations shall not be limited. Besides a revocation, a married Participant may not change the designated nonspousal Joint Annuitant and/or form of benefit without spousal consent (which acknowledges his right to limit his consent to one Joint Annuitant or benefit form), unless the consent of his Spouse expressly permits designations by the Participant without additional consent by his Spouse.